Exhibit 10.51

Limited Liability Company ‘‘Promyshlenno-finansovaya kompania’’
(LESSOR)

and

MOSCOW REPRESENTATIVE OFFICE OF CTC MEDIA, INC.
(LESSEE)

PRELIMINARY CONTRACT ON CONCLUSION OF AGREEMENTS

November 10, 2006
City of Moscow

TABLE OF CONTENTS

1.	Terms and Definitions	3
2.	Subject-Matter of Contract and Term of Contract	3
3.	The Lessor’s Obligations	4
4.	The Lessee’s Obligations	6
5.	Coordination Procedure for the Working Project and Conduction of the Lessee’s Works	7
6.	Insurance	8
7.	Execution of the Lease Agreement and the Parking Agreement	9
8.	Security Deposit	12
9.	VAT	12
10.	Refusal of Contract Execution. Liability of the Parties	12
11.	Procedure of Dispute Resolution	15
12.	Confidential Information	15
13.	Notices	16
14.	Other Provisions	16
15.	Legal Addresses, Bank Requisites and Signatures of the Parties	17

Schedule No. 1	DEFINITIONS	18
Schedule No. 2	FLOOR PLANS OF THE PREMISES	20
Schedule No. 3	DESCRIPTION OF THE PREMISES AND OF THE BUILDING AT THE MOMENT WHEN THE PREMISES ARE ‘‘READY FOR FINISHING’’	22
Schedule No. 4	REQUIREMENTS TO THE BUILDING AND THE PREMISES ON THE BUILDING START-UP DATE IN ACCORDANCE WITH PARAGRAPH 3.7 HEREOF	24
Schedule No. 5	FORM OF THE ACT OF ACCESS	35
Schedule No. 6	LIST OF SERVICES NECESSARY FOR CONDUCTION OF THE LESSEE’S WORKS IN THE PREMISES	36
Schedule No. 7	LEASE AGREEMENT DRAFT	38
Schedule No. 8	COMPOSITION OF THE WORKING PROJECT	91

PRELIMINARY CONTRACT ON CONCLUSION OF AGREEMENTS

THE PRESENT PRELIMINARY CONTRACT ON CONCLUSION OF AGREEMENTS (hereinafter referred to as the ‘‘Contract’’) is executed in Moscow, Russian Federation on November 10, 2006 between:

Limited Liability Company ‘‘Promyshlenno-finansovaya kompania’’ (hereinafter referred to as the ‘‘Lessor’’), a legal entity organized and existing under the laws of the Russian Federation, certificate Series 77 No. 000662507 of state registration under No. 1027731004861, issued on October 15, 2002 by the Ministry on taxes and levies of the Russian Federation, located at 23, Osenny Boulevard, Moscow, represented by the General Director, Mr. Rasskazov Nikolay Nikolaevitch, acting on the basis of the Charter, on the one hand, and

Moscow Representative Office of CTC Media, Inc. (hereinafter referred to as the ‘‘Lessee’’), Certificate of registration in the unified state register No. 14167 issued on October 4, 2004 by the State Registration Chamber at the Ministry of Justice of the Russian Federation, Authorization No. 10172 issued on October 4, 2004 by the State Registration Chamber at the Ministry of Justice of the Russian Federation, located at 12, 3rd Khoroshevskaya Ul., Moscow, acting in the interests of CTC Media, Inc. (a legal entity organized and existing under the laws of Delaware, USA, with its registered office at 2711, Centerville Road, Suite 400, Wilmington, Delaware 19808, USA) represented by the Head of Representative Office, Mr. Gikalo Stanislav Aleksandrovitch, acting on the basis of the power of attorney dated March 23, 2005, on the other hand, (hereinafter the Lessor and the Lessee can be separately referred to as the ‘‘Party’’ and jointly — as the ‘‘Parties’’).

Hereby the Parties have agreed as follows:

1.	Terms and Definitions

Definitions of the terms used in the present Contract are contained in Schedule 1 hereto or in the texts of the Lease Agreement and Parking Agreement.

Unless otherwise provided in the text hereof, in the present Contract:

references to numbers of articles, sections, paragraphs and schedules shall mean references to the corresponding articles, sections, paragraphs and schedules hereof;

an obligation of a Party not to commit an action or not to omit an action shall include the obligation to prevent any third parties from such actions or omission of such actions;

numeration, titles of the articles, sections, paragraphs and schedules hereof are used exclusively for convenience and do not affect interpretation of such articles, sections, paragraphs and schedules;

unless otherwise is provided for in the present Contract, a ‘‘day’’ shall mean a calendar day.

2.	Subject-Matter of Contract and Term of Contract

The Parties have concluded the present Contract relying on the following:

The Lessor is the investor of construction of the Building according to the Investment Contract with OOO ‘‘Rybstroyinvest’’ (hereinafter — the ‘‘Developer’’).

The Developer constructs the Building on the basis of the Resolution of the Government of Moscow No. 372-ПП ‘‘On projection and construction of a multifunctional complex with an office part and parking at Krylatskye Holmy in front of vladenie 1-3 (western administrative district)’’ dated May 20, 2003, the Agreement on Lease of the Land Plot and the Construction Authorization.

ZAO ‘‘MonolitKapitalStroy’’ is the General Contractor of the construction of the Building.

In accordance with the provisions of the Investment Contract, the Building shall be put into service not later than December 30, 2007 and after this date the ownership right to the Building and all its premises, including the Premises, shall be registered in the Lessor’s name.

Upon termination of construction, the Building shall serve as a high-class business center.

Subject to terms and conditions agreed by the Parties and specified in Article 7, the Lessor and the Lessee shall conclude the Lease Agreement according to which the Lessor will grant the Lessee, subject to payment, for temporary holding and use, and the Lessee will accept for such use non-residential premises located partly on the 20th and 26th floors and marked with green color on the floor plans contained in Schedule 2 hereto (hereinafter — the ‘‘Premises’’). The Parties confirm that the above information on the Premises allows to determine with certainty the property to be transferred to the Lessee as the lease object under the Lease Agreement.

Total construction area of the Premises shall constitute approximately 589.74 (five hundred eighty nine point seventy four) square meters. Upon termination of the construction of the Building the area of the Premises will be adjusted in accordance with the data of BTI *, and on the basis of these data the Leased Area of the Premises, Rent, Payments for Utility and Maintenance Services shall be calculated for the purposes of the Lease Agreement. Simultaneously with signing of the Lease Agreement the Parties shall conclude the Parking Agreement. The Parties shall agree on provisions of the Parking Agreement after execution hereof and shall execute it as an additional agreement hereto not later than February 1, 2007. For this purpose the Parties shall cooperate. The maximum number of parking places to be provided by the Lessor to the Lessee under the Parking Agreement shall be 8 (eight) places (hereinafter — the ‘‘Maximum Number of Places’’), which shall constitute an essential term of the Parking Agreement.

The exact price of the Lessor’s services under the Parking Agreement shall be determined after the Lessee has decided on the exact number of parking places consisting of fixed and non-fixed parking places, whereby:

the Lessee may use not more than 3 (three) places, for use of which 250 (two hundred fifty) Conventional Units per month for each fixed place of the Lessee on the 2nd floor of the Building will be charged;

the Lessee may use not more than 5 (five) places, for use of which 225 (two hundred twenty five) Conventional Units per month for each non-fixed place of the Lessee on the 3rd and 4th floors of the underground parking of the Building will be charged, provided that for each unused place on the 2nd floor of the Building the Lessee shall have the right to use one additional place on the 3rd and 4th floors.

The Parties also agree to fulfill with respect to each other certain additional obligations expressly provided for in the present Contract.

The present Contract shall come into force upon its execution by the Parties and shall continue in force till July 1, 2010 (hereinafter — the ‘‘Term of the Contract’’). The present Contract may be terminated before expiration of the Term of the Contract on the grounds provided for in the present Contract or by the effective laws. Hereby the Parties agree that execution of the Lease Agreement and the Parking Agreement by the Parties shall mean due performance thereof by the Parties with respect to fulfillment of the obligations specified in paragraphs 2.2., 2.3. and 7.3. of the Contract and shall result in termination thereof with respect to such obligations, whereby certain separate obligations of the Parties expressly provided for in the present Contract may continue to exist after execution of the Lease Agreement and Parking Agreement by the Parties.

3.	The Lessor’s Obligations

The Lessor shall be obliged to:

comply with all obligations of the investor under the Investment Contract. The Lessor shall promptly notify the Lessee of all cases of breaches of the Investment Contract by any of its parties, if in the Lessor’s reasonable opinion such breach may impede due termination of construction of the Building, putting of the Building in service, registration of the Lessor’s ownership right to the Building or to the Premises or fulfillment of the Lessor’s obligation hereunder. The Lessor shall promptly notify the

*	BTI — Technical Inventory Bureau (translator’s note)

Lessee of termination of the Investment Contract before putting the Building in service and of all amendments, additions and modifications of the Investment Contract. The Lessor shall provide the Lessee with the effective edition of the Investment Contract at any time throughout the Term of the Contract within 24 hours after receipt of the corresponding written request from the Lessor.

the Lessor shall promptly notify the Lessee of all other events which in the Lessor’s reasonable opinion may impede due termination of construction of the Building, putting of the Building in service, registration of the Lessor’s ownership right to the Building or to the Premises or fulfillment of the Lessor’s obligation under the Contract. In particular, such events include: suspension or annulment of the Construction Authorization; annulment of the positive decision of the state commission of experts with respect to the construction project of the Building entirely or in any part thereof; suspension or annulment (withdrawal) of the license of the Developer, general contractor of construction of the Building; early termination of the Agreement on the Lease of the Land Plot on which the Building is to be constructed.

provide all authorizations for conduction of corresponding works in accordance with the effective laws permitting construction of the Building without any interruptions throughout the period of time starting on the day of execution hereof and ending on the date of the document permitting putting of the Building in service in accordance with the requirements of the effective laws.

not later than June 30, 2007 notify the Lessee in writing of the exact date of provision to the Lessee of access to the Premises in condition ‘‘ready for finishing’’ for conduction of the Lessee’s Works.

not later than December 31, 2007 provide the Lessee with access to the Premises in condition ‘‘ready for finishing’’ for beginning of conduction of the Lessee’s works. Detailed requirements to condition of the Premises and the Building at the moment of readiness of the Premises ‘‘for finishing’’ are contained in Schedule 3 hereto. Hereby the Parties agree that at the moment of provision to the Lessee of the access to the Premises they shall correspond to the description contained in Schedule 3 hereto, except for paragraphs 3, 5.1.2 and 5.7 (hereinafter — the ‘‘Requirements on the Access Date’’). The Lessor’s fulfillment of the obligation to provide the Premises in condition corresponding to the Requirements on the Access Date shall be confirmed by signing by the Parties of an Act of Access which shall contain (1) description of the actual condition of the Premises at the moment of provision of the right of access to the Lessee; (2) all defects of the Building and the Premises discovered during inspection and the agreed terms of their elimination by the Lessor, and (3) requirements to condition of the Building and the Premises which are not included into the Requirements at the Access Date, but are contained in Schedule 3 and the terms for compliance with such requirements by the Lessor. The Lessor shall eliminate all defects of the Building and the Premises discovered during such inspection in terms agreed by the Parties and specified in the Act of Access and comply with all requirements to the Building and the Premises not included in the Requirements on the Access Date and contained in Schedule 3. Upon execution of the Act of Access by the Parties the Lessor shall provide the Lessee’s authorized representatives with access to the Premises for conduction of the Lessee’s Works 24 hours a day and 7 days a week throughout the period of time necessary for conduction of the Lessee’s Works.

not later than January 31, 2008 notify the Lessee in writing of an approximate date of putting of the Building into service upon termination of its construction.

in any case not later than June 30, 2008 ensure putting of the Building into service upon termination of its construction in accordance with all requirements of the effective laws. Hereby the Parties agree that at the moment of putting of the Building into service the Building and the Premises shall comply with all requirements contained in Schedule 4 hereto. If for purposes of putting the Building into service is necessary to change the Lessee’s Works already executed in conformity with the Working Project approved by the Lessor in accordance with the provisions of Article 5 hereof, the Lessor shall conduct all necessary works at its own cost with engagement of the contractor approved by the Lessee.

not later than October 31, 2008 provide registration of the Lessor’s ownership right to the Building including the Premises and deliver a notice of it together with a copy of the Ownership Certificate to the Lessor.

not to enter in any transaction with any third parties with respect to the Premises, including not to dispose of, assign or encumber in any other way its rights to the Building entirely or in any part arising from the Investment Contract, except for conclusion of agreements similar to the present Contract with respect to premises in the Building other than the Premises and pledge of the rights from the Investment Contract and/or mortgage of the Building, and subject to a prompt written notice of all such transactions to the Lessee; not to change or amend the Investment Contract without first obtaining a written consent of the Lessee if such changes or amendments of the Investment Contract may result in any breach of the Lessor’ obligations hereunder. In case of pledge of the rights from the Investment Contract and/or mortgage of the Building, the Lessor shall obtain a written consent of the mortgagee to enter into the Lease Agreement on terms, specified in Schedule 7 hereto, before signing the corresponding mortgage or pledge agreement and provide the Lessee with a notarized copy of such mortgagee’s consent to the terms of the Lease Agreement.

promptly notify the Lessor in writing of the following changes in composition of the Lessor’s shareholders: change in composition of the direct shareholders of the Lessor existing on the date of execution of the present Contract provided that such change of shareholders results in redistribution of 30% (thirty percent) or more of the shareholdings in the charter capital of the Lessor, and redistribution of the shareholdings in the charter capital of the Lessor among its shareholders provided that such redistribution regards 30% (thirty percent) or more of the shareholdings in the Lessor’s charter capital, and change of beneficial owners of legal entities who are shareholders of the Lessor on the date of execution of the present Contract regardless of whether such changes took place as result of one or more transactions, — throughout the Term of the present Contract.

submit in writing for the Lessee’s approval all changes in the construction project of the Building which may result in modification of constructional characteristics of the Building and the Premises agreed by the Parties and contained in Schedule 4 hereto.

4.	The Lessee’s Obligations

The Lessee shall be obliged to:

not later than December 31, 2007 provide the Lessee with a certified copy of the contractor’s agreement concluded by the Lessee for conduction of the Lessee’s Works.

within 6 calendar month after signing the Act of Access ensure at its own cost completion of all the Lessee’s Works in the Premises in accordance with the Working Project. All expenses of the Lessee for drafting and approval of the Working Project and conduction of the Lessee’s Works shall be accounted for by the Lessee; the Lessee shall have the ownership right to all results of the Lessee’s Works until those results of the Lessee’s Works which are considered Inseparable Improvements in accordance with provisions of the present Contract or the Lease Agreement are transferred to the Lessor.

Upon termination of the Lessee’ Works in the Premises by the Lessee and putting of the Building into service in accordance with provisions of paragraph 3.7 hereof the Parties may sign a Report on Advance Payments from the date of which the Lessee shall be obliged to make monthly advance payments on account of the Rent, due in accordance with the Lease Agreement for the first year of the Lease Term, and Payments for Utility and Maintenance Services as follows:

Advance monthly payments of the Rent for the first year of the Lease Term shall be made in Rubles in amount equal to 1/12 (one twelfth) of the product of 617.76 (six hundred seventeen point seventy six) Conventional Units for the area of the Premises in square meters determined on the basis of the Lessee’s Working Project;

Advance monthly payments of the Payments for Utility and Maintenance Services shall be in amount equal to 1/12 (one twelfth) of the product of 2,754 (two thousand seven hundred fifty four) Rubles for the area of the Premises in square meters determined on the basis of the Lessee’s Working Project.

Advance payments provided for in paragraphs 4.3.1 and 4.3.2 shall be made in equal advance monthly payments not later than the 5th day of the paid calendar month, and such monthly payments shall be increased for the rate of the applied VAT, unless otherwise is provided for by the effective laws of the Russian Federation. For calculation of payments for a period less than one calendar month, it shall be deemed that any month is equal to 30 (thirty) days. Such payment shall be made throughout the term beginning on the date of execution of the Report on Advance Payments and ending on the date of execution of the Lease Term and Transfer Act. If the Parties sign such Report on Advance Payments, the Parties agree that Schedule 7 hereto containing the terms of the Lease Agreement agreed by the Parties shall be amended so that the Rent and the Payments for Utility and Maintenance Services for the first year of the Lease Term shall be recalculated under consideration of the corresponding advance payments adjusted in accordance with the Leased Area and paid by the Lessee in accordance with this paragraph 4.3, and such advance payments shall be set off in equal amounts with the Lessee’s obligation to pay the Rent and for Utility and Maintenance Services during the first year of the Lease Term.

From the date of the Report on Advance Payments till the date of the Transfer Act the Lessee shall be also obliged to compensate to the Lessor on a monthly basis the charges for electricity actually consummated in the Premises, and such electricity charges shall be calculated on the basis of the actual reading of the meters installed by and at the Lessor’s cost in the place agreed by the Parties after submission of the Working Project by the Lessee to the Lessor, and on the basis of the rates of the Moscow Utility Service being the electricity supplier for the Building (hereinafter — ‘‘Compensation of Electricity Charges’’). The Lessee shall pay the Compensation of Electricity Charges on a monthly basis in accordance with the actual costs for the past month within 10 (ten) Business Days after receipt of a duly executed invoice from the Lessor. The Lessee shall have the right to demand from the Lessor presentation of documents relating to calculation of the Compensation of Electricity Charges indicated in the invoice received by the Lessor from the Moscow Utility Service being the electricity supplier for the Building and the document confirming the payment of such invoice by the Lessor.

If the Parties decide not to execute a Report on Advance Payments, the Lessee shall not be obliged to make any payments upon termination of the Lessee’s Works in the Premises.

5.	Coordination Procedure for the Working Project and Conduction of the Lessee’s Works

Not later than February 1, 2007 the Lessee shall submit to the Lessor a final project for conduction of the Lessee’s Works in the Premises together with other documents specified in Schedule 8 hereto (hereinafter — the ‘‘Working Project’’), and the Parties agree that the Lessee shall have the right to change insignificantly the Working Project during the period beginning on February 1, 2007 and ending on June 15, 2007. For purposes of this paragraph 5.1 ‘‘insignificant changes’’ shall mean such changes which (a) do not involve any changes of the construction project of the Building, and (b) do not involve any additional approvals of the State Authorities with respect to the construction project of the Building. After June 15, 2007 no changes of the Working Project shall be allowed and the Lessor shall not take them into consideration. The Lessor shall at its own cost and by its own means make all necessary changes in the construction project of the Building and receive all necessary approval and authorizations from the State Authorities, so that the Lessee could begin the Lessee’s Works not later than the date of signing by the Parties of the Act of Access and could conduct the Lessee’s Works in accordance with the Working Project.

For purposes of preparation of the Working Project the Parties shall cooperate with each other in bona fide, duly provide each other with all required information and documents relating to construction of the Building and its supply systems. If the Lessee provides the Lessor not later than December 30, 2006 with a requirements specification on introducing changes to the construction project and project of re-equipment of the emergency power-supply system of the Building based on the Lessee’s necessities, the Parties shall execute an additional agreement hereto where they will determine the rights and obligations of the Parties with respect to execution by the Lessor of such changes of the construction project and project of re-equipment of the emergency power-supply system of the Building and compensation by the Lessee all document supported expenses of the Lessor.

Not later than March 1, 2007 the Lessor shall notify the Lessee in writing of the Lessor’s approval of the Working Project and the changes of the construction project of the Building corresponding to the

Working Project, so that the Lessee could have the possibility to begin the Lessee’s Works not later than the date of signing by the Parties of the Act of Access. If the Lessee fulfills the obligation provided for above in paragraph 5.1 after February 1, 2007, the date of fulfillment by the Lessor of the obligation provided for in this paragraph 5.3 shall be postponed for the period of the Lessee’s delay in fulfilling the obligation provided for in paragraph 5.1.

Within 6 (six) calendar months beginning from the date of signing of the Act of Access till termination by the Lessee of the Lessee’s Works, the Lessor shall provide the Services to the Premises, so that the Lessee could conduct the Lessee’s Works, and provisions of such Services in the Premises shall comply with the terms contained in Schedule 6 hereto.

The Lessee shall compensate the Lessor expenses incurred by the Lessor in connection with fulfillment of its obligations provided for in paragraph 5.4 on the amount of 1 275 (one thousand two hundred seventy five) Rubles for 1 (one) square meter of the area of the Premises, established on the basis of the Lessee’s Working Project, per annum. The Lessee shall compensate the Lessor’s expenses in accordance with this paragraph by equal monthly advance payments not later than the 5th day of the paid month on the basis of the invoices duly issued by the Lessor and delivered to the Lessee not later than the 1st day of the paid month, and monthly payments for a complete month shall be equal to 1/12 (one twelfth) of product of 1 275 (one thousand two hundred seventy five) Rubles and the area of the Premises established on the basis of the Lessee’s Working Project; payments for a period which is not a complete calendar month shall be effectuated on the basis of the number of days in the paid month.

6.	Insurance

The Lessee shall ensure that the contractor conducting the Lessee’s Works has a contract on insurance of its civil liability against damages caused to life and/or property of third parties within limits of full recovery costs of the damaged property.

The Lessee shall insure at its own cost its civil liability in cases of any damage caused to life and/or health with the liability limit not less than 1 000 000 (one million) US dollars and any damage caused to property of third parties with the liability limit not less than 200 000 (two hundred thousand) US dollars which may arise as result of the Lessee’s possession of the results of the Lessee’s Works including all Separable and Inseparable Improvements as defined in the Lease Agreement, upon termination of the Lessee’s Works and signing by the Parties of the Report on Advance Payments.

Upon termination of the Lessee’s Works the Lessee shall insure the Lessee’s finishing in the Premises including all effectuated Separable and Inseparable Improvements from all kinds of risks of damage or destruction.

Hereby the Parties agree that insurance agreements provided for in paragraphs 6.2 and 6.3 of this Article 6 (hereinafter — the ‘‘Insurance Agreements’’) shall cover ‘‘all risks’’ usually insured with respect to similar objects. At the Lessor’s first written request the Lessee shall provide the Lessor with a notarized copy of the insurance contract (insurance police) concluded with an insurance company and confirming the Lessee’s compliance with its obligation specified in paragraphs 6.2 and 6.3 within 15 (fifteen) business days upon receipt of the Lessor’s request, but not earlier than the beginning of the Lessee’s Works. The Lessee shall not act or fail to act, so that any of the Insurance Agreements specified in this paragraph (insurance polices) will become invalid or that insurance premiums will be increased. The Lessee shall comply in all material aspects with the provisions of the Insurance Agreements and with all reasonable requirements of the insurance companies including requirements to pay any increase of the insurance contribution, and the Lessee shall inform the Lessor of occurrence of any insurance event covered by the Insurance Agreement and of any other events of which insurance companies shall be notified.

Insurance compensation paid to the Lessee shall be immediately used by the Lessee to restore the finishing of the Premises or in corresponding cases to compensate damages caused to the Lessor or to the third parties as result of occurrence of an insurance event.

The Lessor shall ensure that all contractors conducting construction of the Building and/or internal finishing works in its separate premises and parts have insured their civil liability for damage caused to life and/or health and/or property of third parties within limits of full recovery costs of the damaged property, and shall include such requirement in all agreements according to which third parties by their own means and by using the contractors have the right to conduct any construction or finishing works in the Building.

The Lessor shall provide at its own cost immediately after putting the Building into service as it is provided in paragraph 3.7 hereof and maintain throughout the Term of the present Contract insurance for damages to the Building for the full recovery cost of the Building and insurance of the Lessor’s civil liability to the Lessee and third parties with the limit of civil liability for damages caused to life and/or health not less than 1 000 000 (one million) US dollar and with the limit of civil liability for damages caused to the third parties property not less than 200 000 (two hundred thousand) US dollars. The Parties agree that insurance agreements provided for in this paragraph shall cover ‘‘all risks’’ usually insured with respect to similar objects.

At the Lessee’s first written request, the Lessor shall provide the Lessee a notarized copy of the insurance agreement (insurance police) with the insurance company confirming the Lessor’s compliance with the provisions of paragraph 6.7 not later than 15 (fifteen) business days after receipt of the corresponding request. The Lessor shall not act or fail to act, so that any of the insurance agreements specified in this paragraph (insurance polices) will become invalid or that insurance premiums will be increased. The Lessor shall comply in all material aspects with the provisions of such insurance agreements and with all reasonable requirements of the insurance companies.

If the Building or any part of the Building is damaged or destructed as result of the events against which the Lessor is obliged to conclude insurance agreements in accordance with paragraph 6.7 hereof, the Lessor shall restore those parts of the Building which were damaged or destructed within a reasonable time.

With reference to insurance provided for in paragraphs 6.2, 6.3 and 6.7 the Parties agree to conclude insurance agreements provided for in this Article 6 with an insurance company chosen by the Lessee or, if the Lessor does not agree to conclude an insurance contract with the insurance company chosen by the Lessee, the Parties agree that insurance agreements provided for in paragraphs 6.2, 6.3 and 6.7 hereof shall be concluded by the Parties with the condition that the insurance companies waive their rights to take recourse actions against the wrongdoers.

7.	Execution of the Lease Agreement and the Parking Agreement

The wording of the Lease Agreement agreed by the Parties and attached hereto shall constitute an integral part hereof. The wording of the Lease Agreement may be changed only by a written agreement of the Parties. Whereby the Parties agree that:

prior to signing of the Lease Agreement by the Parties, the following amendments, additions and corrections shall be made, and this list of amendments, additions and corrections shall be comprehensive:

i.	on the title-page it shall be necessary to indicate the number of the Agreement on Lease of Premises and the exact address of the Building in which the Premises are leased;

ii.	on page 1 in the first line it shall be necessary to indicate the number of the Lease Agreement and the execution date of the Lease Agreement;

iii.	on page 1 in paragraph (1) it shall be necessary to indicate the number of the certificate of state registration of a legal entity issued to the Lessor, the date of issue, the Lessor’s actual address, name and surname of the signatory of the Lease Agreement in the name of the Lessor and the details of the document on the basis of which this person acts;

iv.	on page 1 in paragraph (2) it shall be necessary to indicate the Lessee’s address, the number of the certificate of state registration, the date of its issue, name and surname of the signatory of the Lease Agreement in the name of the Lessee and the details of the document on the basis of which this person acts;

v.	in paragraph (A) of the introduction it shall be necessary to indicate the exact address of the Building and its area according to the Ownership Certificate;

vi.	in paragraph 1.1 it shall be necessary to fill in the table cells in correspondence with the column titles according to the BTI documents of the Premises and specify the Leased Area of the Premises;

vii.	in paragraph 1.4 it shall be necessary to indicate details of the Ownership Certificate;

viii.	in paragraph 1.5 it shall be necessary to indicate details of the mortgage agreement and information about the Mortgagee if the Building is mortgaged under the terms of the present Contract and the Lease Agreement;

ix.	in paragraph 4.4 it shall be necessary to indicate the amount of the First Lease Payment in Conventional Units calculated in accordance with the provisions of Part I of Schedule 4 to the Lease Agreement and subject to the provisions of paragraph 4.6 of the Lease Agreement;

x.	in paragraph 4.17 it shall be necessary to indicate the place of installation of electricity supply meters to calculate the electricity consummated in the Premises;

xi.	in paragraph 5.2 it shall be necessary to indicate the execution date hereof;

xii.	in paragraph 20.1 it shall be necessary to indicate the Lessor’s and the Lessee’s the contact information;

xiii.	in paragraph 22 it shall be necessary to indicate the details of the Parties and of their signatories;

xiv.	in paragraph 1 of Schedule 2 it shall be necessary to indicate the date in the definition of the ‘‘Date of Lease Beginning’’;

xv.	in paragraph 1 of Schedule 2 it shall be necessary to indicate the address and the area of the Building in the definition of the ‘‘Building’’;

xvi.	in paragraph 1 of Schedule 2 it shall be necessary to indicate the address of the land plot in the definition of the ‘‘Territory’’;

xvii.	in Part I of Schedule 4 it shall be necessary to indicate in numbers and words the Leased Area of the Premises in the definition of ‘‘S’’ used in formulas;

xviii.	in Part II of Schedule 4 it shall be necessary to indicate in numbers and words the Leased Area of the Premises in the definition of ‘‘S’’ used in formulas;

xix.	in Schedule 6 to the Contract it shall be necessary to indicate the Contract number and its execution date;

xx.	in paragraph (1) of Schedule 6 of the Lease Agreement it shall be necessary to indicate the number of the certificate of state registration of a legal entity issued to the Lessor, the date of its issue, the Lessor’s actual address, name and surname of the signatory of the Transfer Act in the name of the Lessor and the details of the document on the basis of which this person acts;

xxi.	in paragraph (2) of Schedule 6 to the Lease Agreement it shall be necessary to indicate the Lessee’s address, the number of the certificate of state registration, the date of its issue, name and surname of the signatory of the Lease Agreement in the name of the Lessee and the details of the document on the basis of which this person acts;

xxii.	in paragraph 1 of Schedule 6 to the Lease Agreement it shall be necessary to fill in the table cells in correspondence to the column titles according to the BTI documents of the Premises and specify in numbers and in words the Leased Area of the Premises;

xxiii.	in paragraph 3 of Schedule 6 to the Lease Agreement it shall be necessary to indicated the execution date of the Act of Access and the execution date hereof;

from the date of the Lease beginning under the Lease Agreement and till termination of the Lease Term the Parties’ relationships shall be governed by the Lease Agreement.

Within 7 (seven) days after state registration of the Lessor’s ownership right to the Building the Lessor shall notify the Lessee thereof in writing and attach to such notice a copy of the Ownership

Certificate and the text of the Lease Agreement, executed in accordance with paragraph 7.1, and the Parking Agreement. The Parties agree that the Ownership Certificate shall comply with the following requirements:

(1)	the line ‘‘Rightholder’’ shall contain the Lessor’s full name;

(2)	the line ‘‘Object of Right’’ shall contain information on a non-residential building, the short description of which shall correspond to the description of the Building contained in Schedule 4 hereto in extent provided for by the effective laws;

(3)	the line ‘‘Existing Restrictions (Encumbrances) of the Right’’ shall not contain any entry of registered encumbrances other than those on which the Lessee was duly notified in accordance with paragraph 3.10 hereof.

The Parties shall execute the Lease Agreement and the amendments, modifications and corrections provided for in paragraph 7.1. and the Parking Agreement within 3 business days after receipt by the Lessee of the Lessor’s written notice (the ‘‘Date of Commencement of the Obligation to sign the Lease Agreement’’) given in accordance with the provisions of paragraph 7.2 hereof, for purposes of which the authorized representatives of the Parties shall meet in the place and at time which shall be agreed on by the Parties additionally. The Date of Commencement of the Obligation to sign the Lease Agreement shall be deemed to have not begun only if the Lessee notifies the Lessor in writing of incompliance of the Ownership Certificate, the Lease Agreement or the Parking Agreement with the conditions hereof. In such case the Date of Commencement of the Obligation to sign the Lease Agreement shall be deemed to have occurred after correction by the Lessor of all defects of the Ownership Certificate and the Lease Agreement and the Parking Agreement so that they shall comply with the provisions hereof, and any Party may give the other Party a corresponding notice thereof.

If one of the Parties does not send its authorized representative in accordance with provisions of this Article 7 hereof or such authorized representative does not arrive in the place and in time agreed by the Parties for signing of the Lease Agreement and the Parking Agreement, it shall be deemed a breach of the Party’s obligation to sign the Lease Agreement and the Parking Agreement.

The Lessee shall have the right to notify the Lessor in writing of the state registration of the Lessor’s ownership right to the Building subject to attaching to such notice of a copy of an extract from EGRP* and the text of the Lease Agreement, executed in accordance with paragraph 7.1, and the Parking Agreement, except for such information which the Lessee does not possess and requirements to the Lessor to specify in the text of the Lease Agreement such information which the Lessee does not possess or provide the Lessor with documents necessary for specification of such information in the text of the Lease Agreement. The Parties agree, that the extract from EGRP shall comply with the following requirements:

(1)	the line ‘‘Rightholder’’ shall contain the Lessor’s exact full name;

(2)	the line ‘‘Object of Right’’ shall contain information on a non-residential building, the short description of which in extent provided for by the effective laws shall correspond to the description of the Building contained in Schedule 4 hereto;

(3)	the line ‘‘Existing Restrictions (Encumbrances) of the Right’’ shall not contain any entrance on registered encumbrances other than those on which the Lessee was duly notified in accordance with paragraph 3.10 hereof.

In case of the Lessee’s notice indicated in this paragraph, the Parties agree to comply with provisions of paragraphs 7.3 and 7.4 correspondingly.

Within 7 (seven) business days after receipt of the Lessor’s written request the Lessee shall provide the Lessor with the Lessee’s documents and information necessary to apply for state registration of the Lease Agreement. The Lessor shall be responsible for submission of documents to Rosregistration and for all other actions necessary for state registration of the Lease Agreement. The Lessee shall compensate the Lessor 50% of the Lessor’s document supported expenses in connection with the state registration.

*	EGRP — Unified State Register of Rights (translator’s note)

8.	Security Deposit

The Parties agree that ‘‘Security Deposit’’ shall mean for the purposes hereof an amount of money to be paid by the Lessee to the Lessor exclusively to secure the Lessee’s obligation to sign the Lease Agreement and the Parking Agreement and compensate any possible damage of the Lessor which may arise in case of the Lessee’s failure to sign the Lease Agreement and the Parking Agreement. Upon signing by the Parties of the Lease Agreement and the Parking Agreement, the entire amount of the Security Deposit shall be set off for fulfillment of the Lessee’s obligation to pay the Deposit under the Lease Agreement. The Security Deposit shall no constitute an advance payment made under the present Contract and the Lease Agreement to pay the Basic Rent and/or other payments. The Security Deposit shall not be adjusted in case of adjustment of the area of the Premises on the basis of BTI documents. The Parties agree that the amount of the Security Deposit shall constitute an amount in Rubles equal to 58,706.00 (fifty eight thousand seven hundred six) Conventional Units.

The Lessee shall transfer to the Lessor the Security Amount together with the charged VAT within 14 (fourteen) business days upon execution hereof by the Parties.

No interest shall be accrued on the amount of the Security Deposit in the Lessor’s legal possession and no compensation for use of such amount in money shall be paid. The Parties agree that in cases provided for in the present Contract the amount in Russian Rubles equal to the amount of the Security Deposit expressed in Conventional Units shall be returned. If the Lessor fails to return the Security Deposit to the Lessee in time provided for hereby, the Lessee shall be entitled to charge the Lessor an interest (penalty) in the amount of 0.15% (zero point fifteen per cent) of the due amount for each day of the Lessor’s delay to fulfill its obligation.

All payments hereunder shall be made in Russian Rubles on the Parties’ bank accounts specified in the present Contract; if an amount in the present Contract is expressed in Conventional Units, the payment shall be made in Rubles in the amount equal to the amount expressed in Conventional Units at the official exchange rate of the Central Bank of the Russian Federation (hereinafter — the ‘‘CB of the RF’’) on the payment date which for purposes hereof shall be the date of writing-off of the amount from the banc account of the paying Party. A payment obligation hereunder shall be deemed fulfilled at the moment when the corresponding amount is written off from the correspondent account of the bank of the paying Party.

Any Party may change its bank account by giving a notice thereof to the other Party at least 20 (twenty) days before the corresponding amount is to be paid. The paying Party shall pay all bank charges and commissions due to the bank in connection with the payments hereunder, except for charges and commissions of the bank of the receiving Party.

9.	VAT

In addition to the amounts paid by the Parties hereunder, the Party making a payment shall also pay VAT if such VAT is applied in accordance with the effective laws. If in accordance with the effective Russian laws the Lessee is exempted from the obligation to pay VAT, the Lessee shall provide the Lessor copies of the documents confirming the Lessee’s tax status in a reasonable time after receipt of the Lessor’s written request.

10.	Refusal of Contract Execution. Liability of the Parties

The Lessee shall be entitled to refuse unilaterally execution of the present Contract without any ground and to terminate it by giving a written notice thereof to the Lessor at least 5 (five) days prior to such termination. If the Lessee exercises this right, (1) the entire amount of the Security Deposit shall remain by the Lessor and shall not be returned to the Lessee; (2) in case of any debts with respect to any payments hereunder, the Lessee shall pay such amounts within 30 (thirty) days after the date of such termination; (3) the Lessee shall compensate the Lessor’s document supported expenses on modification of the construction project with respect to bearing structures of the Building in connection with the Lessee’s Working Project. The Lessee shall not be liable to the Lessor for refusal of execution hereof in any other way.

The Lessee shall be entitled to refuse unilaterally execution of the present Contract by giving a written notice thereof to the Lessor at least 5 days prior to such termination in case of the Lessor’s failure to fulfill its obligations provided for in paragraphs 2.2, 3.7, 3.8, 3.9, 3.11 and 7.3 hereof, after the Lessee has given the Lessor a written notice of such default and an additional time of 30 business days to cure such default. If the Lessee refuses to execute the present Contract on the grounds provided for in this paragraph 10.2, (1) the Lessor shall return to the Lessee the Security Deposit in double amount and compensate to the full extent the Lessee’s document supported expenses in connection with the Lessee’s Works in the amount not exceeding the amount in Rubles equal to the product of 170 (one hundred seventy) Conventional Units for 1 sq. m. of the finished area of the Premises determined on the basis of the Lessee’s Working Project, within 30 days after such early termination hereof; (2) in case of any debts with respect to any payments hereunder, the Lessee shall pay such amounts within 30 (thirty) days after the date of such termination.

The Lessee shall be entitled to refuse unilaterally execution of the present Contract by giving a written notice thereof to the Lessor at least 30 (thirty) days prior to such termination in the following cases:

a)	termination of the Investment Contract prior to putting of the Building into service regardless of the reasons;

b)	if the Lessee becomes aware of the circumstances which in the Lessee’s reasonable opinion may impede the due termination of construction of the Building, putting of the Building into service, registration of the Lessor’s ownership right to the Building or to the Premises or fulfillment of the Lessor’s obligations hereunder (in particular, such circumstances include: suspension or annulment of the Construction Authorization; annulment of the positive decision of the state commission of experts on the construction project of the Building entirely or in any part; suspension or cancellation (withdrawal) of the Developer’s or the general contractor’s license, early termination of the Agreement on Lease of the Land Plot on which the Building is being constructed);

c)	if at any time during the Term of the present Contract any authorization for conduction of any works in the Building, which the Developer or its contractors are responsible for, is suspended or withdrawn;

d)	change in composition of the direct shareholders of the Lessor existing on the date of execution of the present Contract provided that such change of shareholders results in redistribution of 30% (thirty percent) or more of the shareholdings in the charter capital of the Lessor, and redistribution of the shareholdings in the charter capital of the Lessor among its shareholders provided that such redistribution regards 30% (thirty percent) or more of the shareholdings in the Lessor’s charter capital, and change of beneficial owners of legal entities who are shareholders of the Lessor on the date of execution of the present Contract regardless of whether such changes took place as result of one or more transactions;

subject to the Lessee’s written notice to the Lessor of occurrence of such grounds for early termination hereof and provision to the Lessor of a reasonable time to eliminate such grounds and to cure a corresponding default hereunder. In case of the Lessee’s refusal to execute the present Contract on the grounds provided for in this paragraph 10.3, (1) the Lessor shall return to the Lessee the Security Deposit in double amount and compensate to the full extent the Lessee’s document supported expenses in connection with the Lessee’s Works in the amount not exceeding the amount in Rubles equal to the product of 170 (one hundred seventy) Conventional Units for 1 sq. m. of the finished area of the Premises determined on the basis of the Lessee’s Working Project, within 30 days after such early termination hereof; (2) in case of any debts with respect to any payments hereunder, the Lessee shall pay such amounts within 30 (thirty) days after the date of such termination.

The Lessor shall be entitled to refuse unilaterally execution hereof by giving a written notice thereof to the Lessee at least 5 days prior to such termination in case of the Lessee’s failure to fulfill its obligations provided for in paragraphs 2.2, 7.3 and 8.2 hereof, after the Lessor has given the Lessee a written notice of such default and an additional time of 5 business days to cure such default. If the Lessor exercises its right provided for in this paragraph 10.4 in connection with the Lessee’s failure to fulfill obligations specified in paragraphs 2.2 and 7.3, (1) the entire amount of the Security Deposit shall remain by the Lessor and shall not be returned to the Lessee, and the expenses on the Lessee’s Works and other expenses incurred by the Lessee in connection with execution hereof shall not be returned or compensated to the Lessee; (2) the Lessee shall compensate the Lessor’s document supported expenses on modification of the construction project with respect to bearing structures of the Building in connection with the Lessee’s Working Project; (3) in case of any debts with respect to any payments hereunder, the Lessee shall pay such amounts within 30 (thirty) days after the date of such termination.

In case of the Lessor’s delay in fulfilling its obligation stipulated in paragraph 3.5 hereof or breach of the obligation stipulated in paragraph 3.5 hereof, the Lessee shall be entitled to reduction of the Rent for the first year of the Lease Term for the amount equal to the amount of the daily Rent (calculated on the basis of the rate of 617,76 (six hundred seventeen point seventy six) Conventional Units for 1 square meter of the Premises per annum without VAT, whereby the area of the Premises shall be equal to the Leased Area) for each day of such delay, provided that the total period of delay shall not exceed 90 (ninety) days, and the Parties agree that such reduction of the Rent for the first year of the Lease Term in accordance with this paragraph shall not be applied to the entire period of the Lessee’s breach of its obligations stipulated in paragraph 5.1 hereof, provided that such breach of the Lessee’s obligations has caused the Lessor’s breach of its obligation stipulated in paragraph 3.5 hereof.

In case of the Lessor’s delay in fulfilling its obligation stipulated in paragraph 3.7 hereof or breach of the obligation stipulated in paragraph 3.7 hereof, the Lessee shall be entitled to reduction of the Rent for the first year of the Lease Term for the amount equal: (a) to the amount of the daily Rent (calculated on the basis of the rate of 617,76 (six hundred seventeen point seventy six) Conventional Units for 1 square meter of the Premises per annum without VAT, whereby the area of the Premises shall be equal to the are of the Premises in accordance with BTI information) for each day of such delay, provided that the total period of delay shall not exceed 90 (ninety) days, and (b) to the double amount of the daily Rent (calculated on the basis of the rent of 617,76 (six hundred seventeen point seventy six) Conventional Units for 1 square meter of the Premises per annum without VAT, whereby the area of the Premises shall be equal to the Leased Area) for each day of delay upon expiration of 90 (ninety) days of the delay provided for in paragraph 10.5, but not more than 45 (forty five) days, and the Parties agree that such reduction of the Rent for the first year of the Lease Term in accordance with this paragraph shall not be applied to the entire period of the Lessee’s breach of its obligations stipulated in paragraph 5.1 hereof, provided that such breach of the Lessee’s obligations has caused the Lessor’s breach of its obligation stipulated in paragraph 3.7 hereof.

When applying the consequences of the Lessor’s breach of its obligations specified in paragraphs 10.5 and 10.6, the Parties agree that the Lessor’s fulfillment of its obligations stipulated in paragraphs 3.5 and 3.7 hereof shall be postponed for the period (a) equal to the period of the Lessee’s delay in fulfilling its obligation provided for in paragraph 5.1 hereof, provided that the total period of such delay does not exceed 90 (ninety) days, and (b) equal to the double period of the Lessee’s delay in fulfilling its obligation provided for in paragraph 5.1 hereof after expiration of 90 (ninety) days of delay if the total period of such Lessee’s delay has exceeded 90 (ninety) days, but not more than for 45 (forty five) days.

The Lessor shall be entitled to refuse unilaterally execution of the present Contract by giving a written notice thereof to the Lessee at least 5 (five) days prior to such termination in case of the Lessee’s failure to fulfill its obligation stipulated in paragraph 5.1 hereof within 90 (ninety) days after the term provided for in paragraph 5.1 and after the Lessor’s written notice to the Lessee of the default and provision of an additional term of 30 business days to the Lessee to cure such default. In case of the Lessor’s refusal to execute the present Contract on the grounds provided for on this paragraph 10.8, (1) the Lessor shall return to the Lessee 50 (fifty) per cent of the amount of the Security Deposit, (2) the cost of the Lessee’s Works and other expenses incurred by the Lessee in connection with execution hereof shall not be returned or compensated to the Lessee.

The Lessee shall be entitled to refuse unilaterally execution of the present Contract by giving a written notice thereof to the Lessor at least 5 days prior to such termination if the Preliminary Contract with ZAO ‘‘CTC’’ will be terminated on the grounds provided for in paragraphs 10.2 and 10.3 of the

Preliminary Contract with ZAO ‘‘CTC’’. If the Lessee refuses to execute the present Contract on the grounds provided for in this paragraph 10.9, (1) the Lessor shall return to the Lessee the Security Deposit in double amount and compensate to the full extent the Lessee’s document supported expenses in connection with the Lessee’s Works in the amount not exceeding the amount in Rubles equal to the product of 170 (one hundred seventy) Conventional Units for 1 sq. m. of the finished area of the Premises determined on the basis of the Lessee’s Working Project, within 30 days after such early termination hereof; (2) in case of any debts with respect to any payments hereunder, the Lessee shall pay such amounts within 30 (thirty) days after the date of such termination.

The Lessee shall be entitled to refuse unilaterally execution of the present Contract by giving a written notice thereof to the Lessor at least 5 days prior to such termination if the Preliminary Contract with ZAO ‘‘CTC’’ will be terminated on the grounds provided for in paragraph 10.4 of the Preliminary Contract with ZAO ‘‘CTC’’. If the Lessee refuses to execute the present Contract on the grounds provided for in this paragraph 10.10, (1) the entire amount of the Security Deposit shall remain by the Lessor and shall not be returned to the Lessee, and the cost of the Lessee’s Works and other expenses incurred by the Lessee in connection with execution hereof shall not be returned or compensated to the Lessee; (2) the Lessee shall compensate the Lessor’s document supported expenses on modification of the construction project with respect to bearing structures of the Building in connection with the Lessee’s Working Project; (3) in case of any debts with respect to any payments hereunder, the Lessee shall pay such amounts within 30 (thirty) days after the date of such termination.

The Lessee shall be entitled to refuse unilaterally execution of the present Contract by giving a written notice thereof to the Lessor at least 5 days prior to such termination if the Preliminary Contract with ZAO ‘‘CTC’’ will be terminated on the grounds provided for in paragraph 10.8 of the Preliminary Contract with ZAO ‘‘CTC’’. If the Lessee refuses to execute the present Contract on the grounds provided for in this paragraph 10.11, (1) the Lessor shall return to the Lessee 50 (fifty) per cent of the amount of the Security Deposit, (2) the cost of the Lessee’s Works and other expenses incurred by the Lessee in connection with execution hereof shall not be returned or compensated to the Lessee.

If any Party exercises its right of unilateral refusal of execution hereof granted to it under this Article 10, the present Contract shall be deemed terminated from the date indicated in the corresponding notice which, unless the Parties agree otherwise, shall not be earlier than 5 (five) Business Days after the date of delivery to the other Party of the notice of the Party’s refusal to execute the present Agreement in accordance with the provisions of this Article 10.

11.	Procedure of Dispute Resolution

All disputes which may arise between the Parties with respect to the present Contract shall be resolved by the Arbitration Court of Moscow in accordance with the procedure stipulated by the effective procedural laws of the Russian Federation.

The present Contract shall be governed by the laws of the Russian Federation.

12.	Confidential Information

The Parties agree that information provided by them to each other in connection with the present Contract shall be deemed confidential and shall constitute commercial secret of the Parties within the limits provided for by the effective laws. The Parties shall not in any way disclose any information in connection with execution of the present Contract to any third parties, unless:

•	such disclosure is required under the effective laws of the Russian Federation and/or any other state, and/or under the regulations on disclosure by the stock market participants of any state, and/or required by any State Authorities;

•	such information becomes public through other sources, except when such information was illegally disclosed to such source by the Party received such information in connection with the present Contract;

•	the Party providing such information hereunder has consented to disclosure of such information; or

•	such information was disclosed to the Party’s professional consultants.

13.	Notices

All notices, information, communications and requests which the Parties may or must give or make hereunder shall be executed in writing in Russian and delivered to the Parties’ addresses indicated below:

For the Lessor:
OOO ‘‘Promyshlenno-finansovaya kompania’’
(ООО «Промышленно-финансовая компания»)

23, Osenny boulevard, 121609 Moscow, Russia
(Россия, 121609, г. Москва, Осенний бульвар, д. 23)
Attention: Mr. Rasskazov Nikolay Nikolayevitch (Рассказов Николай Николаевич)

For the Lessee:
Moscow Representative Office of CTC Media, Inc.

15A, ul. Pravdy, Moscow, 125124, Russia
(Россия, 125124, г. Москва, ул. Правды, д. 15А)
Attention: Mr. Lee Sprague (Ли Спрейг)

All invoices, notices, information, correspondence, requests and other documents of the Parties hereunder shall be given or made in the manner determined in this Article and shall be deemed to have been duly sent and delivered to the Party to which they are addressed:

13.1.1.	at the moment of the delivery on receipt in case of personal delivery or delivery by a courier;

13.1.2.	at the moment of delivery of the letter to the addressee indicated in the delivery notice in case of delivery by an insured mail with the list of enclosures or by a registered mail.

The Parties shall notify each other in writing of any changes of the requisites specified in paragraph 14.1 of the present Contract in case of such changes. Such changes shall come into force after receipt by the other Party of the notice on such change. All risks arising from an undue notification shall be on the Party failed to execute its obligations under this Article hereof.

14.	Other Provisions

The present Contract contains:

provisions having force of a preliminary contract according to Article 429 of the Civil Code of the Russian Federation and stipulating the Parties’ obligation to conclude the Lease Agreement and the Parking Agreement on terms provided for hereby and by the attached text of the Lease Agreement and schedules thereto, and other obligations of the Parties coming into force upon execution hereof. The present Contract together with the Schedules hereto shall constitute the entire agreement of the Parties as to its subject and shall supersede all prior correspondence, written agreements and negotiations of the Parties.

Obligations hereunder relating to execution of the Lease Agreement and the Parking Agreement shall be valid till execution of the Lease Agreement and the Parking Agreement. Obligations hereunder not relating to execution of the Lease Agreement and the Parking Agreement shall remain in force till their complete fulfillment. In case of any discrepancies between provisions hereof and of the Lease Agreement, the provisions of the Lease Agreement shall prevail.

The present Contract shall be binding for the corresponding successors of the Parties.

The Lessee shall have the right to assign its rights and obligations hereunder to its affiliates without first obtaining the Lessor’s consent of such assignment subject to a written notice to the Lessor of the assignment that has taken place.

If any provision (or its part) hereof becomes invalid at any time in accordance with a court decision or in any other way, it shall not affect the validity of other provisions hereof. If any provision (or its part) hereof is considered invalid, the Lessor and the Lessee shall take all necessary and reasonable measures to introduce such amendments and additions into the present Contract that correspond the most to the intentions contained in the invalid provision, subject to compliance with all requirements of the laws of the Russian Federation.

The present Contract is executed in two counterparts of equal legal force in Russian, one for each Party.

The present Contract contains the following Schedules which shall constitute its integral part:

Schedule No. 1 — Definitions;

Schedule No. 2 — Floor Plans of the Premises;

Schedule No.	3 — Description of the Premises and of the Building at the moment when the Premises are ‘‘ready for finishing’’;

Schedule No.	4 — Description of the Premises and of the Building on the Building Start-up Date in accordance with parapgraph 3.7. hereof;

Schedule No. 5 — Form of the Act of Access;

Schedule No.	6 — List of Services necessary for conduction of the Lessee’s Works in the Premises;

Schedule No. 7 —	Approved Text of the Lease Agreement;

Schedule No. 8 —	Composition of the Working Project.

15.	Legal Addresses, Bank Requisites and Signatures of the Parties

The Lessor: OOO ‘‘Promyshlenno-finansovaya kompania’’ Legal Address: 23, Osenny boulevard, 121609 Moscow, Russia INN 7731262460 KPP 773101001	The Lessee: Moscow Representative Office of CTC Media, Inc. Legal Address: 12, 3rd Horoshevskaya Ul., Moscow, 123298, Russia INN 9909135763 KPP 773851001
Requisites for payments in Rubles:	Requisites for payments in Rubles:
Settlement Account No. 40702810138260105245 in OCB Kievskoye No. 5278 of Sberbank of Russia, Moscow Correspondent Account No. 30101810400000000225 BIK 044525225	Settlement Account No. 40807810738040000137 in OCB Tverskoye No. 7982/0741 of Sberbank of Russia, Moscow Correspondent Account No. 30101810400000000225 BIK 044525225
Signatures of the Parties: On behalf of the Lessor: [Signed]	On behalf of the Lessee: [Signed]
Name: Rasskazov Nikolay Nikolayevitch Position: General Director SS [Stamp]	Name: Gikalo Stanislav Aleksandrovitch Position: Head of Representative Office SS [Stamp]

Schedule No. 1

DEFINITIONS

‘‘Act of Access’’ shall mean and act under the form stipulated in Schedule # 5 hereto confirming the transfer of the Premises to the Lessee in ‘‘for finishing’’ condition.

‘‘BTI’’ shall mean the corresponding department of Moscow branch of the Federal state unitary enterprise ‘‘The Russian state center for inventory and accounting of the real estate objects’’ (or its successor) at the place of location of the Building.

‘‘State Authority’’ shall mean any state body authorized pursuant to the effective legislation to issue acts binding for all the participants of business activities, as well as officers of any such authority acting within their powers.

‘‘State acceptance commission’’ shall mean a temporary collective body appointed by the respective State authority and exercising the acceptance of the real estate object finished with construction into operation, authorized to adopt decision on compliance of the real estate object to the project documents and the requirements and norms stipulated by the legislation.

‘‘Lease Agreement’’ shall mean the Lease Agreement on the Premises, the approved text of which is contained in Schedule NO.7 hereto. ‘‘Agreement on Lease of the Land Plot’’ shall mean Contract on granting of the land plot for use on the lease terms (land lease agreement) # M-07-025219 dated November 24, 2003 between Moscow land committee and the Developer, and registered on January 9, 2004 by the Institution of justice on the state registration of the rights regarding the real estate and transactions therewith in the territory of the City of Moscow under No. 77-01/05-119/2003-536 together with the additional agreement dated December 8, 2003.

‘‘Parking Agreement’’ shall mean the contract, which provisions shall be agreed by the Parties upon execution hereof in accordance with paragraph 2.3 hereof.

‘‘EGRP’’ shall mean the Unified state register of the rights to the real estate and transactions therewith.

‘‘Building’’ shall mean 26-floor multi-functional building with an office part and parking with the construction address: in front of vladenie 1-3, ul. Krylatskye Kholmy, Moscow (Western Administrative district, rayon Krylatskoe).

‘‘Investment contract’’ shall mean Investment contract # 1-04 dated September 12, 2003 concluded between the Developer and the Lessor.

‘‘VAT’’ shall mean value added tax.

‘‘Preliminary contract with ZAO “CTC’’ shall mean the Preliminary contract on concluding contracts signed by the Lessor with Closed joint-stock company ‘‘CTC Network’’ (Закрытое акционерное общество «Сеть телевизионных станций») simultaneously upon signing hereof regarding other premises in the Building, the construction area of which constitutes approximately 11,568 (eleven thousand five hundred and sixty-eight) square meters.

‘‘Construction Authorization’’ shall mean Construction authorization of the object of city-planning activity # P-0114/98 registered with the City-planning cadastre on February 2005 under No. 77-ГГК/3.7.1.000129.

‘‘The Lessee’s Works’’ shall mean construction and assembly, engineer and other works in the Premises executed pursuant hereto and the Working project of the Lessee.

‘‘Rosregistration’’ shall mean the Head Department of the Federal Registration Service for Moscow, (GU FRS for Moscow) or any other authorized body exercising the state registration of real estate lease agreements.

‘‘Ownership Certificate’’ shall mean the Certificate on the state registration of the Lessor’s right of ownership to the Building.

‘‘Conventional Units (C.U.)’’ shall mean a unit agreed by the Parties for measuring Rent rate, which is equal to the sum of USD half and EURO half, i.e. 1 C.U. = ½ USD + ½ EURO.

Lessor:	Lessee:

[Signed]	[Signed]
Name: Rasskazov Nikolay Nikolayevitch Position: General Director SS [Stamp]	Name: Gikalo Stanislav Aleksandrovitch Position: Head of Representative Office SS [Stamp]

Schedule No. 2

FLOOR PLANS OF THE PREMISES

Plan of Floor 20 (20 этаж)

Appendix #

To Contract #

Dated                        , 2006

The area of the premises subject to lease = 268.34 sq.m.

Leased premises (explanation of the sign in the lower part of the picture — translator’s note)

Representative Office of CTC Media, Inc. Head of Representative Office [Signed] S.A. Gikalo [Stamp]	General Director LLC ‘‘Promyshlenno-finansovaya kompania’’ [Signed] N.N. Rasskazov [Stamp]

Plan of Floor 26 (26 этаж)

Appendix #

To Contract #

Dated                      , 2006

The area of the premises subject to lease = 321.4 sq.m.

Leased premises (explanation of the sign in the lower part of the picture — translator’s note)

Representative Office of CTC Media, Inc. Head of Representative Office [Signed] S.A. Gikalo [Stamp]	General Director LLC ‘‘Promyshlenno-finansovaya kompania’’ [Signed] N.N. Rasskazov [Stamp]

Schedule No. 3

DESCRIPTION OF THE PREMISES AND OF THE BUILDING AT THE MOMENT WHEN THE PREMISES ARE ‘‘READY FOR FINISHING’’

1.	General specifications

Office premises assigned for allocation of lessees shall be leased in the form of open area (not finished, with the executed preparatory works for final finishing of the premises).

Baffles are made dividing public space and office premises, as well as vertical services well walls.

2.	Premises condition

2.1.	Windows, leaded panes

*	one-chamber glass package with thermo-isolation

*	slopes — painted aluminum

2.2.	Outside walls of the Building

*	Façade panels (modules) covered with one-layer drywall with setting the shrinkage-expansion joints (for the finishing an additional fixing with drywall with decorated cover is necessary)

*	Heating devices are installed according to the project

2.3.	Ceilings* Monolith reinforced concrete plates of the floors

Ceiling height from floor to floor: floors 14-23 — 3.9 m, floors 24-25 — in part 7.8 m, in part — 3.9 m, floor 26 — 6.3 m.

2.4.	Floors

*	Black floors made of two-layer GVL plates on 5-fraction expanded clay, total thickness up to 100 mm.

3.	Finishing of Public places (entrance group, corridor, staircase and elevator halls):

*	according to architectural plan (presented upon demand)

4.	Elevators

*	putting into operation of elevators is exercised only after finishing works are done according to the construction schedule

*	cargo lift or elevating machine is presented for the time of finishing works to the Lessee’s Premises.

5.	Engineering systems

5.1.	Ventilation and air conditioning:

5.1.1.	The System is executed to the extent of central air-exchange standpipes without end devices and layout in the floor.

5.1.2.	Ventilation system of elevator halls is executed in full.

5.1.3.	Sanitary block ventilation system is delivered without end devices.

5.1.4.	VRV-3 conditioning system shall assume exit of freon pipes from the standpipe to the floor without user layout and installation of the internal blocks.

5.2.	Heating system in full with heating radiators according to the project.

5.3.	Water supply and sewerage networks are assigned for ensuring sanitary-hygienic norms.

Executed in the volumes of to sanitary blocks.

5.4.	Lighting system, general and computer electrical network is executed without layout to distributing switchboard.

Separate capacity for the Premise — 686 Kwa (set capacity). On the basis of the following calculation: 50 Kwa (of the set capacity) for 1,000 sq.m. Two supplied high-voltage feeders.

Existence of reserve power supply sources projected on the basis of the technical task issued by the Lessee (provided execution by the latter of obligations on financing of the project creation and erection of the said schemes).

5.5.	Sprinkler and water fire-extinguishing system as well as automatics of fire-fighting systems is executed to the extent necessary for protection of the Building. The system is accumulated upon occurrence of floor planning decisions according to the project and at the account of the Lessee.

5.6.	Notification and people’s evacuation management system under fire is executed to the extent necessary for protection of the Building. The system is accumulated upon occurrence of floor planning decisions according to the project and at the account of the Lessee.

5.7.	Dispatcher system of the building is assigned for managing of engineering systems of the building, is combined of the equipment of the leading engineering companies. It is executed in full.

5.8.	Access control and video control systems are executed to the extent of the Building perimeter control, entrances from staircases and elevator halls.

5.9.	Low-voltage sewerage system, low-voltage and computer networks, radio-, telephone-set up are executed to the extent of central floor standpipes.

5.10.	Television and radio networks are executed to the extent of leading-out to the floor.

Lessor:	Lessee:

[Signed]	[Signed]
Name: Rasskazov Nikolay Nikolayevitch Position: General Director SS [Stamp]	Name: Gikalo Stanislav Aleksandrovitch Position: Head of Representative Office SS [Stamp]

Schedule No. 4

REQUIREMENTS TO THE BUILDING AND THE PREMISES AT THE BUILDING START-UP DATE IN ACCORDANCE WITH PARAGRAPH 3.7 HEREOF

1.	Location

‘‘Profico’’ office business center is located at the following address: in front of vladenie 1-3, ul. Krylatskie Kholmy, at the nearest distance to underground stations ‘‘Molodezhanya’’ and ‘‘Krylatskoe’’.

The construction site has a triangular shape and stretches out from north-east to south-west. In south-est it is limited by s aside slop leading to Krylatskaya uliza. The north border and boundary line adjoins a specially guarded natural territory. From the western side the construction site is limited by uliza Krylatskie Kholmy.

Depending on the traffic density, approach to the two main city street-roads from ‘‘Profico’’ business center takes: to Rublevskoe shosse — 2-5 minutes, to Krasnopresnensky prospect (under construction) 10-20 minutes, to Moscow ring-road (МКАД) 15 minutes.

2.	Architecture solutions

The outside of the Building combines the elements of modern architecture and modern design solutions in the shape of a rectangular. The Building is located on the land plot of 0.67 hectare.

The number of the Building floors corresponds to the number of floors as it is determined in the Building construction project, and according thereto the permission to construction was given and is valid as of the date of execution hereof.

In the Building socle floors (-2,-3,-4,-5) a 4-level underground parking for 400 vehicles is situated. Beside the Building a ground level guest parking for 35 vehicles is stipulated.

On floor — 1 there will be a dining-room, a café, a car washer and technical rooms. On the first floor a conference hall and a bank branch will be placed.

3.	Design and structure of the Building

The Building was erected as a monolith reinforced concrete frame with an attached module facade. On the roof of the Building there is a platform for baskets reserved for people’s evacuation.

3.1.	Main structural parameters of the Building

Construction material	monolith reinforced concrete
Column net spacing	8100x8100 m, except axes E-D*4050*8100
Floor height	2-24 floors – 3.9 m, 24-25 floors – 7.8 m, floor 26 – 6.3 m
Building total area	About 50,000 square meters
Office space total area	About 30,000 square meters (29,723.80)
Hall	General height 7.8 m, two lights
Floor length	From window to core from 8.1 m to 12.3 m, the core of the Building has a rectangular shape of the size 25 m*11 m
Maximum permissible load	450 kg per 1 square meter
Intermediate floors

4.	Outside finishing and dressing of the Building

In the outside finishing and dressing of the Building mostly panorama glazing is used, which provided an optimal use of the sun light. The module façade technology is developed by SCHUCO (Germany).

4.1.	Elements of the façade dressing

4.2.

Transparent glazing elements	One chamber tinted glass package and StopRay Safir energy saving glass of ‘‘Giaverbel’’ (Belgium).
Non-transparent glazing elements	Glass package, outside hardened glass, inside glass-stemalit
Non-transparent façade modules	Composite plates
Socle floor façade	Natural stone- granite

5.	General areas

5.1.	Inside finishing of the rooms

The Building is offered for rent with general areas of quality finishing, office premises are offered for rent without any inside finishing.

Hall of the first floor	High quality design, natural stone flooring. Walls are finished with natural stone or other modern materials
Flooring of elevator halls	Natural stone — granite
Flooring of staircases	Granite ceramics tiles
Walls of elevator halls	Walls of elevator halls are lined exclusively with natural stone — granite or marble
Walls of staircases and technical premises	Plaster and high quality dispersion paints
Hall	General height 7.8 m, two lights
Ceilings	In all premises and area of public use hanging ceilings are mounted according to the Armstrong type standards. Behind them the main engineering communications are placed.

6.	Roof

The roof is operational, inversable with hydro-isolation cover, above which the warming layer is laid out, extrusion polystyrene, geotextile, crushed stone, plates.

7.	Elevators

13 elevators are to be installed in the Building to provide a convenient and comfortable transportation to all Building floors. Finishing of all elevator cabins was executed in ‘‘lux option’’.

l. Schindler ID (PLl-PL8)	8 ps for 26 stops, loading lifting capacity 1,350 kg
2. Schindler ID (PL9)	1 ps for 28 stops, loading lifting capacity 1,000 kg
3. Schindler ID (L1O, L11)	2 ps for 6 stops (for fire brigade transportation), loading lifting capacity 1,000 kg
4. Thyssen (L I2)	1 ps for 3 stops, loading lifting capacity 630 kg
5. Monitor (L13)	1 ps for 2 stops, loading lifting capacity 100 kg

8.    Main engineering systems of the Building

Ventilation	Forced and exhaust ventilation, smoke removal system. The Building ventilation system provides inflow of 60 m3 air per a person per hour (calculated 10 m2 per person)
Conditioning	DAIKIN (Japan) central conditioning with independent regulation of climate in each room.
Heating	Central heating from the main city nets.
Main power supply	Input with double reservation from the Mosenergo city nets with independent transformer substation.
Reserve power supply	Two FG Wilson diesel generators for constant keeping in the operating conditions of the main maintenance and safety systems in the Building
Water supply	From Mosvodokanal city nets
Safety of the Building	Integrated systems of fire alarming, warning and evacuation, security systems and video control
Access control	Modern systems of access control and regulation based on non-contact plastic cards

9.    HVC (Heating, ventilation and air conditioning)

9.1.    Ventilation, air conditioning, cold supply

Ambient air temperature in the rooms with air conditioning is 20-22ºC. Acoustic noise level in these rooms does not exceed 36 dB.

Autonomous conditioning systems with 50% reserve capacity are installed to keep constant temperature round the year in server and commutation rooms.

Cold consumption for inflow installations

Qx inflow = 840 kilowatt

Heat amount to be assimilated by inflow air

Q = 236000x0.288x6x1.16=473000Bt=473kilowatt

Cold consumption for cooling machines

ΣQ = 2280+30+13+27+840-470=2720x1.1=3000 kilowatt

To provide rated meteorological conditions and air purity in the rooms according to GOST (State standard) 12.1.005-88 standards, inflow-exhaust ventilation with mechanical impulse is stipulated in all rooms of the complex.

Air exchange and its regulation for different groups of rooms are as follows:

Parking — due to the terms of dissolving of noxious substances to the permissible concentration in the air of operating zones. Inflow air is pumped into the upper room zone along the driving way and exhaust air is pumped out in equal parts from the upper and lower zones.

Ramps — due to the terms of dissolving of noxious substances to the permissible concentration;

Offices — due to the term of supplying of the minimum consumption of outside air, 60 m/hour per person.

The amount of inflow and exhaust systems is determined by the functional purpose of the rooms to be services and by the space design solutions.

Ventilation and conditioning systems equipment producers

Equipment	Potential producer
Cooling machines	DAIKIN
Main inflow-exhaust installations	AIRSETTROGES
Additional inflow-exhaust installations	SYSTEMAIR
Exhaust ventilators	SYSTEMAIR, TROGES
Diffusers	IMP KLIMAT
Air regulating valves	IMP KLIMAT
Pumps	WILD, GRUNDFOSS
Regulating-closing valves	DANFOSS
Thermo-isolation	THERMAFLEX, WIRED MAT

9.2.    Heating and heating supply systems

For the higher sections of the Building two independent heating systems were designed. System # 1 services office premises in floors 1-13, system # 2 services office premises in floors 14-26. Systems # 1 and # 2 are double piped with horizontal blind lines on every floor. The vertical standpipes are laid in the communication shaft. The floor horizontal pipelines are laid in the flooring construction.

For dining rooms, the restaurant, shopping zones, the bank and car washer independent horizontal double-piped heating systems were designed. Heating system # 3 services dining-rooms and their premises (-1 floor), heating system # 4 services the restaurant (1 floor), heating system # 5 services shopping zones (1 floor), heating system # 6 services the bank, heating system # 7 services car washer chambers.

The main horizontal pipelines of the systems ## 3-6 are laid in the flooring construction of the premises to be serviced. In the car washer chambers the main pipelines are laid at the flooring. All heating systems have separate independent heat control records.

During business hours air heating is designed in the parkings. The air heating is combined with inflow ventilation. Air heating units operate in the car washer chambers under decrease of the inside air temperature during idle hours.

Accepted temperature of the inside heated air:

For parking — 5ºC

For car washer — 18ºC

For office premises — 20ºC

For technical premises — 12ºC

For café premises — depending on their purposes.

The heating system keeps the air temperature at about 10-12ºC during idle hours in the office premises, the air temperature goes up to 20ºC to the beginning of the business day. The heating system keeps air temperature at 20ºC round the clock 7 days a week, 365 days a year in the rented or leased premises. Vertical standpipes of the heating system and pipelines of the heat supply system in the inflow units are made of steel water-gas-pipes according to GOST 3262-75, pipe diameter up to 57 mm, and of steel electro-welded pipes according to GOST 10704-91, pipe diameter above 57 mm.

The main horizontal pipelines on the floors to be laid in the flooring construction are maid of metal-layer pipes.

Kermi radiators with lower connection are accepted as heating units. Smooth pipe registers are installed in the car washer.

To provide heat comfort in the premises and to endure heat saving, the heating units are equipped with separate independent thermo-regulators of the leading European companies and isolated with pipe isolation material.

Main pipelines, vertical standpipes of the heating system and heat supply pipelines are isolated with pipe isolation material.

The air from the heating system is removed through air valves installed in the upper plug of the heating unit and through automatic air outlet ports.

The air removal from the heat supply system is carried out through air collectors and automatic air outlet ports.

Some branch pipelines of the heating system and the heat supply system are provided with closing-regulating (balancing) valves with connections for measuring device.

Drainage lines were designed for draining the heating system, that go to into the IHP (ИТП) drainage pit. Installation of drainage valves with hose composition is stipulated in the heat supply system. Closing-regulating valves of the leading producers are used for both systems.

Installation of water-air heat screens is planned at the entrances into garage-parking and the Building.

The complete net of the pipelines with connections to the heating units, necessary closing-regulating valves and heating units will be presented at the disposal of a lessee.

Central heating system is a horizontal two-pipe system with pumped circulation and passing movement of the heat carrier. The heating system ois connected to the outside heating nets through plate heat exchangers according to the independent connection scheme. Heat carrier parameters in the heating system — 95-70.

Preparation of the heat carrier is executed in the individual heat point (IHP) located in the technical zone on floor — 1. The heat control unit is installed in the heat point.

Separate branch pipelines are stipulated for perimeter heating of each group of premises divided according to their functional purposes.

Each branch pipeline will have closing-regulating valves and a discharge outlet valve.

Heating system equipment

Equipment	Potential producers
Convectors	Kermi
Under-flooring convectors	Kermi
Closing-regulating valves and accessories	Danfoss, Oventrop

10.    Fire-fighting system

Fire preventing treatment of the ventilation and heating systems is stipulated according to SNIP (СНИП — set of norms and rules (translator’s note)) 2.04.05-91*, SNIP 21-02-99, MGSN (МГСН) 5.01.54, MGSN4.04-94.

The principle solutions and calculations were made by the specialists of FGU VNIIPO of the Ministry for extraordinary situations of Russia (ФГУ ВНИИПО МЧС России).

Antismoke ventilation was designed for people’s evacuation from the Building premises at the first stage of fire.

The smoke removal is stipulated from:

–	parking

–	isolated ramps space

–	main entrance hall

–	corridors of floors — 1 and 1 without natural lighting

–	dining hall, without natural lighting

–	corridors of the office sections of the Building (floors 2-26)

A separate smoke removal system is stipulated for each fire section.

Gases and smoke removal after fire from the premises protected by gas fire fighting units is also stipulated. Fire setback valves with refractoriness limit of not less than 0.5 hours are installed in the crossing points of air ducts and premises railing.

Inflow antismoke ventilation is stipulated. Outside air supply is designed:

–	to air locks separating parking from technical premises not belonging to the parking;

–	to elevator shafts;

–	to air locks in front of elevators in the basement floors;

–	to smoke-proof staircases;

–	to ari screens above fire gates of the 1st type at the entrance to the parking (according to .2.26 of MGSN 5.01-01.

Ventilators of the leading producers are installed in the smoke removal systems. Their working capacity under temperature of 600ºC is not less than 1 hour and under the temperature of 400ºC is not less than 2 hours. Smoke exhaust into the atmosphere is stipulated for 2 m from the roof or from the ground.

Air ducts of the smoke removal system in the parking and ramps are made of sheet steel, thickness 1.2 mm, by welding, with fire protection coating that ensures refractoriness limit of EI 60 (1 hour) within the parking space and EI 150 (2.5 hours) in the Building constructions beyond the service floor. The smoke removal shafts servicing the corridors are made of building constructions that ensure refractoriness limit of EI 45 (0.75 hour) within the fire section and EП 50 (2.5 hours) beyond the fire section. Air ducts of the smoke removal system in the dining hall have refractoriness limit of EI 60 (1 hour). Air ducts of the systems removing gas after the fire have refractoriness limit of EI 15 (0.25 hour). Air ducts of the inflow antismoke ventilation are made of zinc coated steel, grade ‘‘П’’, with fire protection coating that ensures refractoriness limit of EI 30 (0.5 hour).

KDM-2 smoke valves installed in the smoke protection systems have refractoriness limit of EI 60 (1 hour).

Smoke ventilation system starting occurs automatically, by remote control and by pushing buttons manually on the evacuation path.

Automatic switch off of inflow and exhaust systems is also stipulated, if the fire comes up.

All ventilation equipment is grounded.

Electrically driven fire setback valves with rated refractoriness limit are installed in the crossing points of air ducts and fire protection blocks.

Each fire section has independent inflow and exhaust ventilation systems.

Space for ventilation equipment is located according to para. 4.102 of SNIP 2.04.05-91.

The gaps where air ducts and pipelines go through floors and partitions are closed by fire-proof materials.

11.    Power supply system

Power supply to fire0fighting systems, security systems and elevators is provided in category I. The Building maintenance systems belong to a special electroreceiver group of category I.

The system of steady power supply (3rd independent power supply source) on the basis of 2 diesel generators is anticipated in the Building.

The load of the first category consumers is 799kWA.

To the Building maintenance systems belong:

Electrical motors of the pumps for fire fighting;

Water pipelines in the Building;

Equipment for the systems of automatic fire extinguishing in the Building;

Elevators equipment;

Electro-equipment for smoke ventilation;

Equipment for fire alarm warning;

Equipment for the Building safety systems;

Equipment for dispatching systems;

Emergency lighting of the Building;

Fire setback valves;

Bank equipment;

Smoke removal valves.

Video access control sources of continuous feeding are installed for steady reliable power supply to such equipment as automatic fire alarm warning and signaling.

Power supply to the complex of other electro-receivers in the Building will be provided on category II.

11.1.    Main distributing switchboards of the Building

four main distributing switchboards are stipulated in the Building. Automatic devices for reserve switch on are stipulated too ensure reliable power supply of the first category.

11.2.    Energy metering

Metering boxes are stipulated in the premises of MDS (main distributing switchboards), where energy meters are installed. Electronic counters of active and reactive energy with digital outputs are installed on the inputs of MDS.

Separate energy metering is stipulated for all water distributing units.

11.3.    Protective grounding and zero-wire

TN-C-S grounding system is designed in the Building.

The main grounding bars (MGB) must be installed for each MDS. MGBVs must be installed separately in the switchboard areas and connected to each other by the conductors of the potential equalizing system. The conductor cross-section must be equal to the smaller bar cross-section from the two paired bars (Technical instructions # 6/2004 of ‘‘ROSELECTROMONTAZH’’ («РОСЭЛЕКТРОМОНТАЖ»).

11.4.    Information grounding

Functional grounding for the equipment of information technologies is planned.

11.5.    Lighting

There are the following kinds of lighting in the Building: ordinary working lighting and extraordinary lighting consisting of emergency lighting and evacuation lighting. Maintenance lighting through transformer feeder sockets of 220/36 V is stipulated in switchboards, ventilation chambers and pump houses.

For emergency lighting lams with built-in batteries (autonomous time — 1 hour) are used.

The control of lighting in the public zones is centralized and being executed from the dispatcher post. The lighting control for technical and office premises is local through switches. The feeding of emergency lighting is independent of ordinary working lighting and carried out from different sections of the main distributing switchboard.

The calculation of the required capacity for lighting switchboards is exercised taking into account ensuring of the following illumination levels in the premises:

The following minimal levels of illumination intensity are stipulated:

Offices and conference halls 500 lux on the working surface (0.8 m from the floor)

Information and computation units 500 lux on the working surface

Corridors in the office section 200 lux on the floor

Technical premises with mechanical equipment 200 lux on the floor

Switchboards 300 lux on the floor

Service corridors 150 lux on the floor

Tilets 150-250 lux on the floor

Cloak-rooms 150 lux on the floor

In the office (administrative) premises it is supposed to use luminescent lamps (600x600) with a mirror screening grid of category 2, fixed into the hanging ceiling.

In the floor corridors the lighting is provided with fixed luminescent compact lamps 2x18 Watt.

Lamps for technical and storage premises, service corridors and other services sections are supposed to be of ceiling type with prismatic or opalescent diffuser. Linear luminescent lamps and glow lamps can be used.

Illumination in the remaining premises corresponds to standards СП 31-110-2003 and MGSN 2.06-99.

Power for outside lighting of the Building is stipulated in the Project.

11.6.    Equipment producers

Equipment	Potential producers
Distribution switchboards	Schneider Electric
Switching equipment	Schneider Electric
Lighting device	Sonlux (Germany)
UPS	Schneider Electric
Cable conduits	VVGng LS (ВВГнг LS)

Redesign of this section is possible to transfer some of the energy consumers (floors) into category I with installation of the 5th main distributing switchboard in case of receiving of the Technical task (T3) from the Lessee and financing of certain project, construction-erection works.

12.	Security technical system

Complex technical system of security is used in the Building. It consists of guard signaling system (COC = GSS) and video access control system (СКУД =VACS) combined in the joint-program-instrument complex.

GSS is designed to detect a break through into the premises of the object or an attempt thereof and transfer of the warring signal to the round the clock guard post with further translation to the centralized control panel.

Video system is designed to control the situation on the object and along the perimeter thereof and to keep the coming information on the digital record unit.

VACS allows controlling the moving of employees and visitors through the guarded territory and to restrict the access to the premises of higher security.

The following is installed at the guard room: guard panel, VACS computer, equipment for video control and record, telephone.

At the reception desk the following is installed: GSS emergency button, warming system microphone panel, telephone.

12.1.    Main principles of protection of the Building from the unauthorized access:

•	during daytime the unauthorized access into the Building is permitted till tourniquets on the first floor;

•	for a single access to lessees’ premises a visitor can get a guest card upon request of the inviting party;

•	access into office and service premises is impossible;

•	during the night the unauthorized access into the Building is impossible;

•	all access paths into the Building are controlled with video cameras.

12.2.    Guard signaling system

•	Guard signaling system consists of the following elements:

•	Detections means;

•	Warning buttons;

•	Guard signaling panel with control unit.

The following is equipped with the guard signaling system:

•	Entrances into the Building;

•	The Building first floor perimeter;

•	Exits to the roof;

•	Technical premises;

•	Entrance doors of the office premises from the elevator halls are equipped with the video access control system.

Doors to the fire non-operated staircases and from the staircases outside are provided with ‘‘anti-panic’’ locks ensuring free exit of the staff outside in any emergency situation.

Alarm warning buttons are installed into reception desk and in the guard desks.

Server room is a space of higher security and protected by a magnetocontact indicator.

Guard indicators are combines to the guard panel integrated with other engineering systems through the interface line.

The main guard signaling panel is located in the guard room and connected to the system of the guard video control in such a way that the picture from the nearest video camera goes to a monitor in the guard room simultaneously through indicator impulse.

12.3.    Video access control system

The following is equipped with the video access control system:

•	Elevator hall and the first floor (either control system or access managing system is installed);

•	Server room;

•	Dispatcher room;

•	Guard room;

•	Main premises with technological units and equipment for the Building maintenance (main distributing switchboards, transformer substation, UPS room, diesel generator, pump houses ventilation chambers, central heating desk, etc.).

One-level VACS is designed in the Building, identification is exercised upon one feature — electronic key-card.

Car entrances into the Building are equipped with lifting gates or barriers and contactless card readers.

Both entrance and exit is controlled in the elevators.

12.4.    Guard television system

The following is equipped with the guard television system:

•	Perimeter of the Building;

•	Entrances into the Building;

•	Car entrances into the Building;

•	Elevator halls;

Guard television system ensures round the clock control over key desks and recording of video information to magnetic carriers from all video cameras. If necessary, any camera can be shown to the guard monitor without recording breaking. Control monitors and recording units are located in the guard room. The cameras of main entrances into the Building are shown in the guard monitors for permanent control.

13.    Communication system

The Building is provided with the modern telecommunication facilities. The main feeder consists of two independent opto-fiber cables. Telecommunication services in the Building are provided by three operators.

13.1.    Structured cable system

Laying out of the structured cable system (СКС = SCS) is planned for providing the whole complex with the general telecommunication system including telephone communication, data transfer system (local computer net, connection to Internet). User net is executed as SCS.

Central communication room is set for installation of active and passive equipment.

13.3.    Access to Internet

Structural cable system of the Building is used for distribution of access to Internet. Active equipment of the commutation center is installed in the central commutation room.

13.4.    Telephone communication system

Telephone communication system includes the following elements:

•	Local telephones;

•	City telephones;

•	Short-distance and long-distance telephone communication.

14.    Air TV receiving system

MW and DMW (МВ и ДМВ) antennas are installed to provide receiving of air TV programs.

15.    Authomatization and dispatcher system of the Building

Authomatization and dispatcher system of the Building is based on the programmed logic controllers. Operation of the Building engineering systems and regulation of the technological processes is managed by means of controllers.

The system ensures control, regulation, management, blocking and protection from emergency regimes of the following technical equipment in the Building:

•	Heat supply system;

•	Cold supply system;

•	Inflow-exhaust ventilation and air conditioning;

•	Power supply and lighting;

•	Water supply.

Automatic systems operate independently, in case one of them breaks down.

16.    Water supply and sewerage lines

16.1.    Industrial and drinking water supply

Water supply source is the city water pipeline. There is a separate system of industrial and drinking water pipeline and that of fire-fighting water pipeline. Branch pipelines to automatic fire fighting are stipulated from the water pipeline inlet to the water gage unit.

16.2.    Waste sewerage line

Standpipes and main pipelines for waste water drainage from the planned sanitary zones for lessees are installed in the Building. Sanitary blocks and allocation of sanitary equipment therein ensures connection of sewerage line over the floor.

The net is a self-flowing system with outlets for the connection to the outside nets.

16.3.    Rain sewerage line

To the system of rain sewerage line belong:

•	Rain and thawed waters from the roof through heated drain cone-shaped pipe heads;

•	Drainage waters from ventilation chambers and pump-houses with installation of drainage pumps in the pit-wells.

16.4.    Drainage sewerage line in the parking

The system is designed for collection and drainage of water from the floor of the 4-level underground parking by switching on of the automatic fire fighting system.

Lessor:	Lessee:

[Signed] Name: Rasskazov Nikolay Nikolayevitch Position: General Director SS [Stamp]	[Signed] Name: Gikalo Stanislav Aleksandrovitch Position: Head of Representative Office SS [Stamp]

Schedule No. 5

FORM OF THE ACT OF ACCESS

, 2006	City of Moscow

                                                                                                                                                        , (‘‘Lessor’’) and                                                                                                                      (‘‘Lessee’’) hereby confirm that the authorized representatives of the Lessee were granted access to the Premises for conduction of the Lessee’s Works on the basis of the Preliminary Contract on concluding agreements #              dated                                 , 2006 as of the date of signing of the present Act by the Lessor and the Lessee.

The Premises are transferred in the conditions described in Appendix 1 hereto.

The Parties agree on the following Defects, that the Lessor is obliged to recover.

[Defects]    [to be filled upon signing]

Lessor:	Lessor:

Name: Position: SS [Stamp] [Signed] N.N. Rasskazov	[Signed] Name: Position: SS [Stamp]

I agree with the above stated in the Act of Access.
General Contractor
[ ]
Name: Position: Date:

Schedule No. 6

LIST OF SERVICES NECESSARY FOR CONDUCTION OF THE LESSEE’S
WORKS IN THE PREMISES

1.	Utility Services

1.1.	Power supply:

–	power sypply system on temporary scheme;

–	lighting system on temporary scheme.

1.2.	Water sypply:

–	cold water supply system.

1.3.	Sewerage and waterpipe in full.

1.4.	Heating in full.

2.	Maintenance services:

2.1.	Elevator/elevating machine servicing.

2.2.	Removal of containers with construction waste from the territory adjourning the building.

2.3.	Security of the building for the construction period, direct ensuring of control-passing and inner-object regime is imposed to the security division exercising the following tasks:

–	to accept under control in the idle time the construction site with the existing material values and property,

–	to control the entrance and exit of persons, bringing-in and bringing-out of the material values and property to and from the construction site territory;

–	to control the entrance and exit of vehicles, bringing-in and bringing-out of the material values and property to and from the construction site territory.

Official rights and duties of the security division employees regarding the building and the territory protection shall be determined by the job instructions approved by the management of the security agency and agreed upon by the Profico business-center management. Responsibility for organization and quality of conducting service at the object shall be imposed to the security chief, to whom the division personnel is reporting.

2.4.	Control-passing regime during construction and conduction of finishing works shall be the integral part of the genreal security and is introduced with the aim to:

–	ensure sanctioned passage of construction companies’ employees, bringing-in (bringing-out) of the material values and property, systematic operation of the organization;

–	prevent the uncontrolled passage of strangers and outside vehicles to the protected territory and to the building;

–	duly reveal of threats to the organizations’ interests, as well as of potentially dangerous consitions facilitating material or moral damage;

–	establish good guarantees of maintening the organizational stability if outer and inner relations of the organization, practice of the operational reaction mechanism to the threats and negative trends;

–	suppresion of infringements to the legal interests of the organizations.

Lessor:	Lessee:

[Signed] Name: Rasskazov Nikolay Nikolayevitch Position: General Director SS [Stamp]	[Signed] Name: Gikalo Stanislav Aleksandrovitch Position: Head of Representative Office SS [Stamp]

Schedule No. 7
Lease Agreement Draft

Limited Liability Company ‘‘Promyshlenno-finansovaya kompania’’

And

Moscow Representative Office of
CTC MEDIA, INC.

AGREEMENT ON LEASE OF PREMISES
No [•]

in the building located in
[•]
Moscow, Russia

Exhibit 10.51

TABLE OF CONTENTS

1.	Subject-Matter of the Agreement	40
2.	Use of Premises	41
3.	Lease Term; Transfer of Premises and Return of Premises	45
4.	Rent, Payments for Utility and Maintenance Services	47
5.	Deposit	49
6.	Payments	50
7.	Provision of Parking Places to the Lessee	51
8.	Maintenance and Repair of the Premises	51
9.	Other Rights of the Lessor	55
10.	Insurance	55
11.	Rules of the Building	56
12.	Registration of the Agreement	57
13.	Termination and Annulment of the Agreement	57
14.	Language	59
15.	Force-Majeure	59
16.	Restriction of Liability of the Parties under the present Agreement	59
17.	Applicable Law and Dispute Resolution	59
18.	Confidential Information	60
19.	Term of Agreement	60
20.	Notices	60
21.	Miscellaneous	61
22.	Requisites and Signatures of the Parties	61

The present Agreement No. [•] (hereinafter referred to as the ‘‘Agreement’’) is executed in Moscow, Russian Federation on [•][•] 20[•] (hereinafter referred to as the ‘‘Execution Date’’) between:

(1)	the Limited Liability Company ‘‘Promyshlenno-finansovaya kompania’’ (Общество с ограниченной ответственностью ‘‘Промышленно-финансовая компания’’), a legal entity organized and existing under the laws of the Russian Federation, state registration certificate No. [•] issued on [•][•] 20[•] by the Ministry on taxes and levies of the Russian Federation, located at [•][•], Moscow, represented by [•] acting on the basis of [•] (hereinafter referred to as the ‘‘Lessor’’), on the one hand, and

(2)	Moscow Representative Office of CTC Media, Inc., Certificate of registration in the Unified State Register [•] dated [•][•] 20[•], located at [•], Moscow, represented by [•] acting on the basis of [•] (hereinafter referred to as the ‘‘Lessee’’), on the other hand, hereinafter jointly referred to as the ‘‘Parties’’ and separately referred to as the ‘‘Party’’.

Terms and Definitions used herein are contained in Schedule 2. Some terms for purposes of convenience are also defined in the body text of the present Agreement.

INTRODUCTION:

(A)	The Lessor owns the Building located at [•], Moscow, Russian Federation of [•] ([•]) sq.m. (the ‘‘Building’’),

(B)	The Lessee wishes to rent the non-residential premises located partly on the 20th and 26th floors.

NOW THEREFORE the Parties have agreed as follows:

1.	Subject-Matter of the Agreement

The Lessor shall lease to the Lessee the Premises consisting of the rooms as indicated below in the schedule:

Floor	Premise Number	Room Number	Purpose of Premises (Rooms)	Area (sq. m.)
[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]

of [•] ([•]) sq.m. (hereinafter referred to as the ‘‘Leased Area’’) located partly on the 20th and 26th floors, and the Lessee shall lease the Premises from the Lessor, pay the Rent in due time and perform all other obligations provided hereby.

For purposes of identification the description and the borders of the Premises are marked in green color on the copies of the floor plans prepared by BTI (Technical Inventory Bureau) and contained in Schedule 3.

As agreed by the Parties the Rent, Payments for Utility and Maintenance Services and other payments hereunder shall be calculated on the basis of the Leased Area and the Leased Area of the Premises shall not be changed for purposes of settlement throughout the Lease Term.

Registration of the Lessor’s ownership right to the Building including the Premises is confirmed by [•].

The Lessor represents and warrants that at the moment of execution of the present Agreement the Premises are not disposed of, are not subject of any litigation, are not under arrest or restriction, are not in trust ownership or in lease or encumbered in favor of any third party other than the Lessee. The Lessor warrants that on the Date of Agreement Registration the Premises shall not be disposed of, be subject of any litigation, be under arrest or restriction, be in trust ownership or in rent or encumbered in favor of any third party other than the Lessee and Mortgagee under the Mortgage Agreement [•] entered on [•] between the Lessor and [•] (hereinafter referred to as the ‘‘Mortgagee’’), and the Lessee has received the corresponding notice of such Mortgage Agreement. The Mortgagee’s notice of consent for execution hereof shall be attached as Schedule 11. Entering into the present Agreement the Lessee relies on the Lessor’s warrant contained in this paragraph 1.5.

Agreement in Case of Change of the Owner of the Building or Premises.

In case of change of:

1.6.1.	the Lessor hereunder;

1.6.2.	the Owner of the Premises and/or the Building; or

1.6.3.	composition of the direct shareholders of the Lessor existing on the date of execution of the Agreement provided that such change of shareholders leads to redistribution of 30% (thirty percent) or more of the shareholdings in the charter capital of the Lessor, and redistribution of the shareholdings in the charter capital of the Lessor among its shareholders provided that such redistribution regards 30% (thirty percent) or more of the shareholdings in the Lessor’s charter capital, and change of beneficial owners of legal entities who are shareholders of the Lessor on the date of execution of the Agreement regardless of whether such changes took place as result of one or more transactions, the Lessor shall give the Lessee a written notice at least 30 (thirty) Business Days before such changes take place. Hereby the Parties confirm that occurrence of the events stated in this paragraph shall not entitle the Lessor, the owner of the Premises or of the Building, direct shareholders or beneficial owners of the Lessor’s company or other parties to amend or terminate the present Agreement, however, the Lessee shall have the right to disagree with the proposed changes by giving a written notice stating the reason of disagreement not later than 10 (ten) Business Days after receipt of the Lessor’s notice of the proposed changes. If despite of the Lessee’s notice of disagreement such changes take place the Lessee shall have the right to an early unilateral refusal of execution and termination hereof by giving a written notice to the Lessor. The Agreement shall be deemed terminated on the date indicated in the notice given by the Lessee.

The Lessor shall stipulate in every agreement in accordance with the provisions of paragraph 1.6 hereof a provision that any new owner of the Premises has to notify the Lessee about state registration of its rights to the Premises.

Transfer of title to the Building (including the Premises) or to the Premises to any Person, exercise by any mortgagee of its right to satisfaction of the obligations unfulfilled by the Lessor shall not constitute grounds for modification of terms or termination hereof unless otherwise provided in the present Agreement. The Lessee shall fulfill its obligations hereunder in favour of OOO ‘‘Promyshlenno-finansovaya kompania’’ as the Lessor, until the Lessee receives the proofs of the rights of the new recipient of the Rent, Payments for Utility and Maintenance Services or other payments hereunder or the proofs of the new owner of the Premises.

Agreement on Outside Advertising

The Lessee shall have the right to place outside advertising in form of signboards or installations on the roof of the Building (hereinafter — the ‘‘Outside Advertising’’). The Lessee shall submit the dimensions and design of such Outside Advertising for approval of the authors of the Building Project, the Developer and the competent authorities of the city of Moscow. The Lessee shall manufacture, install such signboard and receive all necessary Approvals at its own cost. Maintenance, registration and payment for electricity for functioning of the Outside Advertising shall be at the Lessee’s cost. Additional lease payments for placement of the Outside Advertising shall not be charged.

2.	Use of Premises

Authorized Use

The Premises are granted to the Lessee for office use and for conduction of principal production activity of the companies of CTC Media Group including broadcast television complexes. Use of Premises in accordance with the provisions of this paragraph shall be referred hereinafter as the ‘‘Authorized Use’’.

The Lessee shall be obliged from the Date of Lease Beginning and till the date of return of the Premises to the Lessor:

to use the Premises only within the limits of the Authorized Use; not to change the Authorized Use without the Lessor’s prior written consent;

to meet all requirements of the legislative acts of the competent state authorities and court decisions regarding the Premises.

The Lessee shall comply with all legal standards and rules in connection with the use of the Premises for the Authorized Use including safety regulations and preventive fire-fighting regulations (including rules of personal security for employees and visitors), sanitary, hygienic and ecological standards and rules of public order.

The Lessee shall comply with the Rules of the Building which (a) shall be previously approved by the Lessee; (b) shall be brought to the Lessee’s notice in writing and signed by the Lessee; (c) shall be binding for all lessees in the Building; and (d) shall be applied by the Lessor to all lessees in the Building. In case of any contradiction or inconsistency between the provisions contained in the Rules of the Building and the provisions hereof, the provisions hereof shall prevail.

The Lessee shall have the right to use Places of Common Use together with the Lessor and other lessees of the Building in accordance with their purposes and the Rules of the Building. On a pay basis in accordance with a separate agreement with the Lessor, the Lessee shall have the right to use the hall on the ground floor of the Building, which constitutes a part of the Places of Common Use, and the Territory for business purposes including for advertising and information purposes.

The Lessee shall have the right together with the Lessor and other persons to whom the Lessor granted the same right to connect to Engineering Networks, utility infrastructure and Equipment installed in the Premises and serving them, and to use Engineering Networks, utility infrastructure and Equipment installed in the Premises and serving them. However, the Lessee shall not have the right of access to the areas outside the Premises for these purposes unless it is authorized by the Lessor. The Lessee shall treat carefully Places of Common Use, Engineering Networks and Equipment. The Lessee shall not use Engineering Networks and Equipment for purposes for which they are not intended or exceeding their construction (project) capacity.

Assignment and Sublease

The Lessee shall be entitled (a) to assign its rights and obligations hereunder (all or in part) to the Lessee’s affiliated companies, and (b) to sublease the Premises (all or in part) to the Lessee’s affiliated companies without first obtaining the Lessor’s consent, and the Lessee shall give the Lessor a written notice of any such assignment or sublease within 14 (fourteen) business days from the execution date of a sublease and/or assignment agreement and provide the Lessor with certified copies of the agreements and charter documents of the sub-lessees. In case of sublease and/or assignment the Premises shall be used in accordance with the Authorized Use. If a written confirmation of the Lessor’s consent is needed for purposes of state registration of such sublease or assignment agreements, the Lessor shall be obliged to provide a written confirmation of its consent provided for in this paragraph at the Lessee’s first request.

Engineering Networks

Throughout the Lease Term the Lessor shall maintain Engineering Networks and/or Equipment in the Building in working condition within the limits set forth in the Acts of Balance Liability Division, and for this purpose the Lessor shall have the right to control compliance by the Lessee with the rules and conditions for their use provided for in the present Agreement and in other acts.

The Lessor’s Access to the Premises

Upon receipt of the Lessor’s prior written request the Lessee shall grant the Lessor the access to the Premises in presence of the Lessee’s representatives (the ‘‘Right of Access’’). In the written request the Lessor shall indicate the date, time and terms of the required access to the Premises which shall be approved by the Lessee, and subject to such approval, such time may be any reasonable time within 5 Business Days from the date of receipt of the written request by the Lessee. The Lessee’s approval of the Lessor’s access shall not be unreasonably delayed or refused. The Parties agree that the Lessor shall exercise its Right of Access in such a manner as not to disturb the Lessee and to ensure the Undisturbed Use of the Premises.

Subject to the above provisions, the Lessor shall have the right of access to the Premises in accordance with the provisions below. The Lessor’s Right of Access shall mean:

2.10.1.	the Right of Access to the Premises of the Lessor’s representatives and employees, employees and contractors of the Operating Organization or representatives of the Moscow utility services;

2.10.2.	the Right of Access to the Premises of the Lessor’s contractors/subcontractors for technical maintenance of Engineering Networks and/or Equipment in the Premises, conduction of repair works in the Premises and/or in the Building if an access to the Premises is necessary for conduction of such works;

2.10.3.	the Right of Access to the Premises of the Lessor’s representatives for demonstration of the Premises to potential buyers of the Building or of the part of the Building including the Premises if the lessee under the Lease Agreement with ZAO ‘‘CTC’’ has refused to acquire the Building or the Premises and has not confirmed its interest to such transaction with the affiliated person of such lessee as it is provided for in paragraph 1.6. of the Lease Agreement with ZAO ‘‘CTC’’; and

2.10.4.	the Right of Access to the Premises of the Lessor’s representatives for demonstration of the Premises to potential lessees during last 6 (six) months of the Lease Term, except when the Parties have agreed on extension of the Agreement for a new term in accordance with Article 3 hereof.

General check-outs, technical maintenance and repairs.

2.11.1.	The Lessor shall have the Right of Access to the Premises in order to control their condition, conduction of maintenance and engineering works necessary to maintain the Building, Places of Common Use and Premises in working condition or to eliminate any defect in the Building or in any part of it, in Places of Common Use and/or Premises and to fulfill any other obligations of the Lessor in respect of maintenance of the Building, Places of Common Use and Premises. Exercising the Right of Access to the Premises in accordance with this paragraph, the Lessor shall have the right to take the following measures:

(i)	inspection of the Premises;

(ii)	examination of documents regarding the Lessee’s Works conducted by the Lessee in the Premises;

2.11.2.	In any of these cases the Right of Access to the Premises shall be granted only after agreement between the Lessor and the Lessee on the date, time and terms of the requested access contained in the Lessor’s request which the Lessee shall receive at least 3 (three) Business Days before the proposed date of access, unless otherwise is agreed in writing by the Parties.

Check-out of condition and repair of Engineering Networks and Equipment.

2.12.1.	The Lessor shall have the Right of Access to the Premises to control the condition of Engineering Networks and Equipment installed in the Premises, to control compliance with safety standards and rules and, if necessary, to repair them.

2.12.2.	Check-outs and/or repair shall be duly carried out by the Lessor’s authorized representatives.

2.12.3.	In any of these cases the Right of Access to the Premises shall be granted only after agreement between the Lessor and the Lessee on the necessary check-outs or repairs in the Premises and on the date, time and terms of the their conduction contained in the Lessor’s request which the Lessee shall receive at least 3 (three) Business Days before the proposed beginning date of the check-out or repair, unless otherwise is agreed in writing by the Parties.

Access in case of Emergency Events.

2.13.1.	In case of Emergency Events requiring immediate exercise of the Right of Access, the Lessor shall be entitled to use the Right of Access to the Premises, subject to a prompt notice of such actions to the Lessee.

2.13.2.	The Lessee shall provide the Lessor in advance with contact telephone numbers and names of the employees to be contacted by the Lessor for purposes of notification of Emergency Events before entering the Premises. Lack of technical possibility of the Lessor to contact promptly such employees of the Lessee shall not constitute the ground for termination or any restriction of any right of the Lessor provided for in sub-paragraph 2.13.1. hereof.

Other lessees of the Premises.

2.14.1.	If the Lessee does not exercise the right to prolong the present Agreement in accordance with Article 3 hereof, the Lessor shall have the Right of Access to the Premises during the last 6 (six) months of the Lease Term to demonstrate the Premises to potential lessees.

2.14.2.	In this case the Right of Access to the Premises shall be granted only after agreement between the Lessor and the Lessee on the date, time and terms of the requested access contained in the Lessor’s request which the Lessee shall receive at least 3 (three) Business Days before the proposed date of access, unless otherwise is agreed in writing by the Parties.

Throughout the Lease Term the Lessor shall have the Right of Access to the Premises for purposes of:

2.15.1.	demonstration of the Premises to potential buyers in case of the Lessee’s refusal to acquire the Building or the Premises provided for in paragraph 1.6;

2.15.2.	In this case the Right of Access to the Premises shall be granted only after agreement between the Lessor and the Lessee on the date, time and terms of the requested access contained in the Lessor’s request which the Lessee shall receive at least 3 (three) Business Days before the proposed date of access, unless otherwise is agreed in writing by the Parties.

Undisturbed Use

The Lessee shall have the right to use the Premises unimpeded and uninterrupted during the Lease Term without any unreasonable interference in its activity, demands to leave the Premises or other demands of the Lessor not provided for in the present Agreement.

Information Indicator in the Hall on the Ground Floor of the Building

The Lessee shall have the right to include its company name as agreed with the Lessor into the information indicator, common for all lessees of the Building and situated in the central hall of the Building, by the Lessor and at the Lessor’s cost.

Operating Organization

The Lessor shall be obliged to render all services specified in Schedule 5 by itself or through the Operating Organization throughout the Agreement Term.

The Lessor shall be entitled to change the Operating Organization at any time, however, provided that the quality of the Maintenance Services of the new Operating Organization will not be worse and the range of rendered Maintenance Services will not be reduced in comparison to the list of services contained in Schedule 5 hereto. In case of any change of the Operating Organization the amount of the Maintenance Costs specified in the present Agreement shall not be modified.

Using the services of any Operating Organization the Lessor shall remain responsible for provision of Maintenance Services to the Lessee.

3.	Lease Term; Transfer of Premises and Return of Premises

Lease Term

The present Agreement is concluded for a term starting on the Execution Date of the present Agreement and of the Transfer Act (the ‘‘Date of Lease Beginning’’) and ending upon expiration of 10 (ten) years from the Date of Lease Beginning (the ‘‘Date of Lease End’’). Period of time between the Date of Lease Beginning and the Date of Lease End shall be hereinafter referred to as the Lease Term or the Term.

Transfer of Premises

The Lessor shall transfer the Premises to the Lessee for lease purposes on the basis of the Transfer Act signed by the Parties simultaneously with signing of the Lease Agreement in the form specified in Schedule 6.

Return of Premises

Upon expiration of the term of the present Agreement (including the Lease Term, early termination, unilateral refusal of performance hereof) the Lessee shall return the Premises to the Lessor in good condition subject to normal wear, free from any Equipment of the Lessee, Separable Improvements and/or other property of the Lessee and/or third Persons and without any material damage resulting from such removal.

Return of the Premises shall be based on an act of return of Premises executed in accordance with the form specified in Schedule 8 hereto (‘‘Act of Return’’) which the Parties shall sign on the last day of the Lease Term or in any case of early termination hereof, unilateral refuse of performance hereof not later than:

3.4.1.	the day when the present Agreement was terminated by an agreement of the Parties or by a unilateral request of one of the Parties in accordance with Article 13 hereof; or

3.4.2.	10 (ten) Business Days from the date of effectiveness of the court decision on annulment of the present Agreement.

If the Lessee returns the Premises in condition not corresponding to the provisions of paragraph 3.3 hereof, the Lessor shall prepare an estimate of expenditure on works necessary to eliminate the defects in the Premises and/or to keep the Lessee’s property left in the Premises and shall present such estimate to the Lessee, and the Lessee shall compensate the amount agreed by the Parties within 7 (seven) Business Days from the date of return of the Premises to the Lessor.

If the Lessee does not return the Premises to the Lessor in the manner established by the law and provisions hereof on the last day of the Lease Term, or if the Lessee continues to occupy all Premises or any part of them after termination of the present Agreement, but subject to provisions of paragraph 3.10.1 hereof, the Lessee shall pay the Lessor for the whole period of delay in leaving the Premises a penalty in the amount equal to the amount of the Lease Payment paid hereunder at the moment of termination of the present Agreement for the period of delay in returning the Premises or any part of the Premises in proportion to the area of the Premises or any part thereof which was not returned to the Lessor. Payment of such penalty shall not be deemed as prolongation of the Lease Agreement, shall not grant any prolongation rights to the Lessee and shall not be considered as extension of the Lease Term or as beginning of the Extension Period.

Extension of the Lease Term

Subject to a written notice to the Lessor at least 6 (six) months prior to the expiry of the Lease Term and subject to the provisions of paragraph 3.8, the Lessor shall be entitled to extension of the Lease Term hereunder for 10 (ten) years (hereinafter — the ‘‘Extension Period’’) on the same conditions of the present Agreement except for (1) the Basic Lease Rate which shall correspond to the market level of the lease rates for comparable premises and shall be established in the manner specified in paragraph 3.8 hereof (hereinafter — the ‘‘New Lease Rate’’); (2) provisions on the amount of the Rent for the first year of the Lease Term and (3) the Payment for Utility and Maintenance Services which shall be equal to the payment for such services charged in accordance with the agreements on lease of premises in the Building concluded in that period of time.

The New Basic Lease Rate shall mean an annual sum of money for 1 sq.m. of the Leased Area of the Premises which shall be applied in accordance with the terms of the lease agreements concluded in respect of premises in other comparable with the Building business centers in Moscow, provided that the principal terms of the compared lease agreements are comparable with the principal terms of this Lease Agreement including proportion of the area of the leased premises in the area of the building. Not later than 1 (one) year before expiration of the Lease Term the Lessor shall notify the Lessee in writing on the proposed New Basic Lease Rate. Within 3 (three) months upon receipt by the Lessee the Lessor’s notice, the Parties shall agree by way of negotiations on the New Basic Lease Rate. If the Parties fail to agree on the New Basic Lease Rate within three months after receipt of the Lessor’s written notice by the Lessee, the Parties shall take necessary measures and bear in equal parts the costs in this connection to determine the New Basic Lease Rate not later than 7 months after termination of the Lease Term with the help of independent experts of international level in the sphere of commercial real estate. The New Basic Lease Rate with the help of such independent experts shall be determined as follows:

3.8.1.	each Party appoints at its own discretion one of the companies considered among experts of international level in the field of commercial real estate in Moscow;

3.8.2.	the companies appointed by the Parties in accordance with paragraph 3.8.1. choose together a third company corresponding to the definition of an expert of international level in the field of commercial real estate in Moscow;

3.8.3.	each of three companies appointed in accordance with paragraphs 3.8.1 and 3.8.2. shall give its own estimate of the lease rate for the Extension Period on terms stipulated in paragraph 3.7;

3.8.4.	the New Basic Lease Rate shall be calculated as an arithmetic average of three lease rates determined in accordance with paragraph 3.8.3.

If the Lessee agrees to prolong the Agreement on the terms of the New Basic Lease Rate, the Parties shall sign a corresponding additional agreement hereto or a new lease agreement in the shortest possible time, but in any case not later than three months before expiration of the Lease Term.

If the Lessee does not agree to prolong the present Agreement for the Extension Period on the terms of the New Basic Lease Rate:

3.10.1.	the Lessee shall have the right to use the Premises during a period up to 6 (six) months after expiration of the Lease Term. Such use of the Premises shall be deemed as a unilateral prolongation of the present Agreement on the same terms regarding the Lease Payments and other payments hereunder existing at the moment of the Lessee’s decision not to prolong the present Agreement for the Extension Period.

3.10.2.	the Lessor shall be entitled at its own discretion to transfer the premises to any third person, subject to the right granted to the Lessee in accordance with paragraph 3.10.1.

If the Lessee has not notified the Lessor of its intention to prolong the present Agreement for the Extension Period in time specified in paragraph 3.7 hereof, the Lessor shall be entitled to enter into agreements of lease of the Premises with the third parties for the term beginning after expiration of the Lease Term of the Premises, subject to the right granted to the Lessee in accordance with paragraph 3.10.1 hereof.

Particular Case of Early Termination

The Lessee shall have the right to terminate the present Agreement unilaterally without judicial recourse in respect to all Premises or any part thereof at any time upon expiry of the first 5 (five) years of the Lease Term, provided a written notice was given to the Lessor at least 12 (twelve) months before such termination date. The Lessee may use the right of termination in respect of separate parts of the Premises provided for in this paragraph an unlimited number of times.

4.	Rent, Payment for Utility and Maintenance Services

Rent

The Basic Lease Rate shall be 617.76 (six hundred seventeen point seventy six) Conventional Units for one square meter of the Leased Area per annum (plus VAT, if VAT is applied under the Russian laws). The Basic Lease Rate shall not be modified throughout the Lease Term.

The Rent shall be calculated during the Lease Term in accordance with Schedule 4 hereto. The Rent shall be charged on a monthly basis starting from the Date of Lease Beginning and ending on the Date of Lease End.

The Lease Payment to be paid by the Lessee every month throughout the Lease Term for every full month of the Lease Term shall be the sum equal to 1/12 (one twelfth) of the annual Rent and shall be calculated in accordance with Part I of Schedule 4 hereto.

The First Lease Payment in amount equal to [•] ([•]) Conventional Units for the period from the Date of Lease Beginning till the end of the calendar month in which the Date of Lease Beginning occurred shall be paid within 5 (five) Business Days from the Date of Lease Beginning.

Later on the Lessee shall pay the rent in advance on a monthly basis in the amount of the corresponding Lease Payment determined in accordance with paragraph 6 hereof.

The Lease Payment for every incomplete month shall be calculated in proportion to the actual number of days during which the Premises were used.

The Rent shall include payments for use of the Premises on terms of the present Agreement and shall not include:

Payments for Utility and Maintenance Services;

Compensation of Electricity Charges;

Payment for Parking.

The Lessee shall not be liable for payment by the Lessor of income tax, tax on property or land relating to the Building or to the piece of land where the Building is located and of any other similar taxes or duties to be paid by the Lessor under the Russian laws, and the Lessor may not demand any modification of the Basic Lease Rate in connection with modification of the above indicated or any other taxes or duties or with introduction of any new taxes or duties.

Payments for Utility and Maintenance Services

Payments for Utility and Maintenance Services shall constitute payment for rendering by the Lessor in favour of the Lessee throughout the Lease Term of Maintenance Services specified in Schedule 5 hereto and compensation of the costs of Utility Services specified in Schedule 5 hereto, except for charges for electricity actually consummated by the Lessee, which will be compensated in accordance with the provisions of paragraphs 4.17 — 4.20 hereof.

In accordance with the provisions of Art. 313 of the Civil Code of the Russian Federation the Lessor shall be entitled to entrust an Operating Organization with performance of its obligation to render Maintenance Services to the Lessee, however, the Lessor shall be liable for any default or undue performance by the Operating Organization of the above obligations.

The amount of Payments for Utility and Maintenance Services to be paid by the Lessee during the first year of the Lease Term shall be 2,754 (two thousand seven hundred fifty four) Rubles per 1 (one) sq.m. of the Leased Areas of the Premises per annum. The amount of Payments for Utility and Maintenance Services to be paid by the Lessee during the rest of the Lease Term shall be calculated in accordance with Part II of Schedule 4.

The Lessee shall pay for Utility and Maintenance Services in advance on a quarterly basis in equal amounts in accordance with the provisions of Article 6 hereof.

The first payment for the Utility and Maintenance Services for the period starting from the Date of Lease Beginning till the end of the calendar quarter, during which the Date of Lease Beginning occurred, shall be maid by the Lessee in advance not later than 5 (five) Business Days from the Date of Lease Beginning.

The Lessee shall pay for Utility and Maintenance Services from the Date of Lease Beginning till the date of the actual return of the Premises to the Lessor in accordance with the Act of Return.

General Conditions of Rent Payment and Payments for Utility and Maintenance Services

The Lessee shall pay the Rent and for Utility and Maintenance Services as follows: (1) the Rent shall be paid monthly in advance not later than the 5th (fifth) day of the paid calendar month (the ‘‘Payment Date’’) on the basis of the corresponding invoice received from the Lessor at least 10 (ten) Business Days before the Payment Date; (2) the Lessee shall pay for Utility and Maintenance Services in advance every three calendar month not later than the 5th (fifth) day of the first month of the paid calendar quarter on the basis of the corresponding invoice received from the Lessor at least 10 (ten) Business Days before the 5th (fifth) day of the first month of the paid calendar quarter. Unless otherwise provided by law, the present Agreement or other additional agreements of the Parties, the payments shall be made in full amount without any deductions, off-sets, including relating to withholding of existing or future taxes, duties, fees and other charges.

Monetary amounts to be paid as the Rent and for Utility and the Maintenance Services shall be charged off from the correspondent account of the Lessee’s bank not later than the corresponding Settlement Date.

Compensation of Charges for Electricity Actually Consummated by the Lessee in the Premises

The Lessee shall compensate to the Lessor on a monthly basis charges for electricity actually consummated in the Premises, and such electricity charges shall be calculated on the basis of the actual reading of the meters installed by and at the Lessor’s cost in [•] and on the basis of the rates of the Moscow Utility Service being the electricity supplier for the Building (hereinafter — ‘‘Compensation of Electricity Charges’’).

The Lessee shall pay the Compensation of Electricity Charges on a monthly basis in accordance with the actual costs for the past month within 10 (ten) Business Days after receipt of the duly executed invoice from the Lessor. The Lessee shall have the right to request from the Lessor the documents relating to calculation of the Compensation of Electricity Charges within the invoice received by the Lessor from the Moscow Utility Service being the electricity supplier for the Building and the document confirming the payment of such invoice by the Lessor, and the Lessee shall be entitled not to pay until receipt of such documents.

In case of any change of the electricity rates the Lessor shall inform the Lessee on such changes within 5 (five) Business Days after the Lessor became aware of such changes.

The Compensation of Electricity Charges shall be charged and paid by the Lessee starting from the Date of Lease Beginning till the date of actual return of the Premises to the Lessor in accordance with the Act of Return.

Impossibility of Access to the Premises

If (a) the Lessor is deprived of the access to the Building and/or Premises or (b) the significant part of the Premises becomes unsuitable for use by the Lessee in accordance with the Authorized Use as result of (i) repeating and/or continuing interruptions (with duration over 24 (twenty four) consecutive hours) in the electricity, heating, ventilation, water supply and/or canalization systems which disturb the Lessee’s use of the Premises during the Working Hours of the Lessee, or (ii) any other events or actions resulting from any action or failure to act of the Lessee, its employees, representatives, agents or (sub−)

contractors, the Lessee shall be entitled to a proportional reduction of the Rent and the Payments for Utility and Maintenance Services, until the Premises are not completely suitable for use. Reduction of the Lessee’s payments in accordance with this paragraph shall be in proportion to the part of the Premises to which the Lessee is deprived of access or which is unsuitable for use by the Lessee in accordance with the Authorized Use. If the events resulting in the Lessee’s deprivation of access to the Premises or to any part thereof last for more than 7 (seven) consecutive Calendar Days, the Lessee shall be entitled (1) to a proportional reduction of the Rent and Payments for Utility and Maintenance Services for the whole period of time during which it can not use the Premises in accordance with the provisions hereof, or (2) to refuse unilaterally the performance of the present Agreement by giving a written notice to the Lessor if such events continue for more than 30 Calendar Days.

Destruction

If the Premises and/or the Building are destructed or damaged entirely or partly to the extent that such damage impedes the use of the Premises in accordance with the Authorized Use, the Lessee shall be entitled to a proportional reduction of the Rent and Payments for Utility and Maintenance Services and of any other payments to be paid by the Lessee hereunder from the date of such destruction or damage till the moment when the Premises and/or the Building are brought into the due condition corresponding to the condition on the execution date of the present Agreement. Reduction of the Lessee’s payments in accordance with this paragraph shall be in proportion to the part of the Premises which the Lessee can not use as result of such destruction or damage. If the events resulting in the Lessee’s deprivation of access to the Premises or to any part thereof continue for more than 7 (seven) consecutive Calendar Days, the Lessee shall be entitled (1) to a proportional reduction of the Rent for the whole period of time during which it can not use the Premises in accordance with the provisions hereof, or (2) to refuse unilaterally the performance of the present Agreement by giving a written notice to the Lessor if such events continue for more than 30 (thirty) Calendar Days.

General Payment Terms under the present Agreement

The Lessor may not demand from the Lessee any other payments in connection with the present Agreement except for those provided for in the present Agreement.

For avoidance of any misunderstanding, the Rent and Payments for Utility and Maintenance Services shall not be increased as result of the Lessor’s performance of the Lessor’s obligation of capital repairs of the Building stipulated in paragraph 8.13 hereof.

5.	Deposit

The deposit made by the Lessee hereunder (hereinafter — the ‘‘Deposit’’) shall mean an amount equal to 58 706 (fifty eight thousand seven hundred six) Conventional Units.

The Deposit shall be a security for performance of the Lessee’s obligation to pay the Rent, Payments for Utility and Maintenance Services and payment of the penalty stipulated by the provisions hereof.

The Deposit shall not be changed if the Lessee exercises its rights provided for in paragraphs 1.10 and 3.12 hereof.

The Parties agree that the Lessee’s obligation to pay the Deposit hereunder shall be set off with the Security Deposit paid in accordance with the terms of the Preliminary Agreement on Contracts Conclusion executed by the Parties on [•][•] 20[•].

The Lessor shall return to the Lessee the Deposit or a lesser amount received from the Lessee within 30 (thirty) Business Days after termination of the Agreement in accordance with the provisions of Article 13 hereof, but not before the execution of the Act of Return by the Parties. The payments shall be effectuated in Rubles at the exchange rate of the Central Bank established on the Payment Date of the Deposit return.

The Parties agree that the Deposit shall be set off with the Lease Payments for the last two months of the Lease Term in cases provided for in the present Agreement.

In case if:

the Lessee does not fulfill in due time and/or in due manner any of its obligations specified in the second part of paragraph 5.1 hereof, the Lessor shall be entitled to demand to cure the default in connection with the failure to fulfill the Lessee’s obligations by giving a notice of such default (‘‘Default Notice’’).

If the Lessee fails to cure the default specified in the Default Notice (the ‘‘Event of Default’’) within 3 (three) Business Days after receipt of the Default Notice, the Lessor shall be entitled to withhold from the amount of the Deposit the amount of money due to the Lessor in connection with the Event of Default in the following manner:

The Lessor shall give the Lessee a notice of set-off requiring to pay the amount of the debt relating to the Event of Default (hereinafter these amounts are referred to as ‘‘Withholding Amount from the Deposit’’).

If the Lessee fails to pay the Withholding Amount from the Deposit to the Lessor within 3 (three) Business Days after receipt of the set-off notice, then the Lessor at its discretion shall withhold a part of the Deposit equal to the Withholding Amount from the Deposit.

If the Lessor decided to withhold the Deposit (a part thereof) in accordance with the provisions of the previous paragraph 5.6 hereof, the Lessor shall give to the Lessee a written notice on the effectuated withholding and shall issue to the Lessee a corresponding invoice to recover the withheld amount of the Deposit within 10 (ten) Business Days after the date of withholding. The Lessor’s notice shall contain calculation of the Withholding Amount from the Deposit, motivation of withholding on the date of withholding. In each case of withholding of any part of the Deposit the Lessee shall recover the amount of the Deposit specified in paragraph 5.1 by transferring to the Lessor the withheld amount within 10 (ten) Business Days after receipt by the Lessee of the Lessor’s corresponding invoice for recovery of the withheld amount of the Deposit.

No interest shall be accrued on the Deposit.

6.	Payments

General Provisions

All amounts hereunder shall be paid in Rubles on the basis of invoices duly issued and delivered to the paying Party. The Lease Payments shall be effectuated in amounts equal to the amounts in Conventional Units at the Exchange Rates of the Central Bank of the Russian Federation on the Payment Date.

All payment hereunder shall be by cashless settlements.

Each Party may change its bank account for receipt of payments hereunder by giving a corresponding notice to the other Party at least 20 (twenty) calendar days before these changes come into force.

The paying Party shall also pay all bank charges due to the bank in connection with the payments hereunder, except for charges of the receiving bank which shall be paid by the Party receiving the payment.

All payments hereunder shall be deemed effectuated by a Party and received by the other Party on the date when the payment amount is written off from the correspondent account of the paying Party’s bank.

In all events of payments hereunder the paying Party shall present at the request of the receiving Party an evidence of the money transfer in form of a copy of the payment order with the bank’s receipt note and such copy shall be certified by the paying Party.

VAT

In addition to the amounts of Lease Payments, Payments for Utility and Maintenance Services and other payments of the Lessee in accordance with the provisions hereof, requirements of the Russian tax laws, the Lessee shall pay VAT if such VAT is applied in accordance with the Russian laws. If in accordance with the effective Russian laws the Lessee is exempted from the obligation to pay VAT, the Lessee shall provide the Lessor copies of the documents confirming the Lessee’s tax status in reasonable time after receipt of the Lessor’s written request.

Penalty in Case of Delay in Performing a Monetary Obligation

The Lessor shall have the right to demand the payment of a penalty (interest) in the amount of 0.15% of the amount of the defaulted payment obligation for each day of delay in payment of any amounts to be paid by the Lessee and not duly paid in accordance with the provisions hereof, provided that the Lessor has given to the Lessee a written notice of the default and a possibility to cure the default within 5 (five) Business Days after receipt of the corresponding notice. The penalty shall be charged from the first day of delay till the date of full payment of these amounts but in any case it can not exceed 10 (ten) per cent of the defaulted amount. The Penalty shall be paid in the basis of an invoice issued by the Lessor and within 10 (ten) days after receipt of the corresponding invoice by the Lessee.

The Lessee shall have the right to demand the payment of a penalty (interest) in the amount of 0.15% of the amount of the defaulted payment obligation for each day of delay in payment of any amounts to be paid by the Lessor and not duly paid in accordance with the provisions hereof, provided that the Lessee has given to the Lessor a written notice of the default and a possibility to cure the default within 5 (five) Business Days after receipt of the corresponding notice. The penalty shall be charged from the first day of delay till the date of full payment of these amounts but in any case it can not exceed 10 (ten) per cent of the defaulted amount. The Penalty shall be paid in the basis of an invoice issued by the Lessee and within 10 (ten) days after receipt of the corresponding invoice by the Lessor.

7.	Provision of Parking Places to the Lessee

7.1.	The Lessor shall provide the Lessee a possibility to use parking places located at the underground parking of the Building (‘‘Parking’’) in quantity determined by the Lessee’s necessities, but not exceeding the Maximum Number of Places as specified below, in accordance with the Parking Agreement to be signed by the Parties together with the present Agreement.

The maximum number of places granted to the Lessee by the Lessor under the Parking Agreement shall be 8 (eight) places (hereinafter — the ‘‘Maximum Number of Places’’). The exact price of the Lessor’s services under the Parking Agreement shall be determined after the Lessee decides on the exact number of parking places consisting of fixed and non-fixed parking places, and:

the Lessee may use not more than 3 (three) places, for use of which 250 (two hundred fifty) Conventional Units per month for each fixed place of the Lessee on the 2nd floor of the Building will be charged;

the Lessee may use not more than 5 (five) places, for use of which 225 (two hundred twenty five) Conventional Units per month for each non-fixed place of the Lessee on the 3rd and 4th floors of the underground parking of the Building will be charged, provided that for each unused place on the 2nd floor of the Building the Lessee shall have the right to use one additional place on the 3rd and 4th floors.

8.	Maintenance and Repairs of the Premises

Throughout the Lease Term the Lessee shall maintain the Premises in good condition subject to normal wear, providing their normal operating in accordance with the Authorized Use and sanitary standards and preventive fire-fighting regulations.

The Lessee’s Obligations

The Lessee shall be obliged:

to maintain the Premises, the Lessor’s Equipment and other property located in the Premises clean, in working and safe condition and in accordance with rules and regulations applied to the

Authorized Use of the Premises including sanitary and hygienic standards, preventive fire-fighting and technical safety measures;

to fulfill all obligations under the laws applied to the Premises and to the activities conducted in the Premises in accordance with the Authorized Use;

to prevent any discharge outside of the Premises of any smells, exhalations, vibrations, noises and temperature variations originating from the Premises;

not to use in accordance with the Authorized Use and for purposes of storing of its property in the Places of Common Use, Territory and evacuation passages being a part of the Premises;

to inform promptly the Lessor of all events or received notices, orders, requirements or indications and all events which may damage the Lessor’s interest relating to the Premises and/or the Building as soon as the Lessee becomes aware of them;

not to bring, to place in the Building and to transfer using the Building’s elevators any objects which may, due to their nature, quantity or weight, damage the Premises or the Building or cause overweight of elevators, electricity networks or other utility infrastructures of the Premises or the Building;

to conclude a contract with the Operating Organization on services for technical control over the Lessee’s Works, if such Lessee’s Works affect:

(i)	any structural components of the Building, and/or

(ii)	any furnishing elements, Equipment and Engineering Networks of the Building, for operation and maintenance of which the Lessor is responsible.

The cost of such services of technical control shall not exceed:

(i)	7 (seven) per cent of the budget of the Lessee’s Works specified in sub-paragraph (1) of this paragraph;

(ii)	3 (three) per cent of the budget of the Lessee’s Works specified in sub-paragraph (2) of this paragraph.

The Lessee shall be obliged duly, by its own means and at its own cost:

to take measures necessary to maintain the Premises in accordance with sanitary standards and preventive fire-fighting regulations to the extent these measures and activities are not included into the list of Maintenance Services. In particular, the Lessee shall clean the Premises, place wastes and garbage into appropriate containers and other places indicated by the Lessor and maintain the Premises clean, in working and safe condition;

to effectuate current repairs of the Premises to the extent reasonably necessary for maintenance of the Premises in normal condition;

within the limits set forth by the Acts on Division of Balance Responsibility, to maintain the Lessee’s Equipment in technically good condition and to provide for its uninterrupted operation and maintenance and repair of defects, consequences of accidents, faults and damages in the Premises, and when necessary to exchange the Lessee’s Equipment. The Lessor shall not be liable in any case for condition of the Lessee’s Equipment, except when the Lessee’s Equipment was damaged as result of any action and/or failure to act of the Lessor or the Lessor’s agents, contractors or other invited persons;

in cases provided for by the effective laws, to organize and provide for periodic trainings of employees on safety rules, preventive fire-fighting regulations, civil defense, prevention and liquidation of emergencies and other rules.

Improvements

The Lessee may not change in any way any structural components of the Premises and/or the Building or effectuate any replanning, repair or other works in the Premises without first obtaining a written Approval of the Lessor and Authorization of the competent State Authorities if it is required by the effective laws, except for urgent repair works in case of Emergency Events and the Lessee’s Works for which the Lessor’s Approval was received.

The Lessee shall have the right to reconstruct, replan, reequip the Premises, change, add or improve the Premises subject to the prior written Approval of the Lessor and provided that the Lessee at its own cost and by its own means shall duly receive all necessary approvals of the replanning project and shall present all necessary information and documents to BTI (Technical Inventory Bureau) for entering the necessary changes in the Building’s technical passport and shall provide the Lessor with all documents necessary to receive a new registration certificate for the Lessor’s ownership right to the Building.

Inseparable Improvements.    Before signing the Act of Return Inseparable Improvements shall be the Lessee’s property, shall be used and accounted for by the Lessee who bears the risk of accidental destruction and/or damage of Inseparable Improvements. Upon termination of the Lease Term the ownership right to Inseparable Improvements shall be transferred to the Lessor, and the Lessee may not demand any compensation of the cost of Inseparable Improvements. If the Lessee exercises its right of prolongation in accordance with paragraph 3.8 hereof, the ownership right to Inseparable Improvements shall be transferred to the Lessor upon expiration of the Extension Period.

Separable Improvements.    All Separable Improvements shall be the Lessee’s property and shall be removed from the Premises by the Lessee and at its cost till the end of the Lease Term.

Contractors

The Lessee shall have the right to hire Contractors to effectuate works in the Premises without any approval of the Lessor.

The Lessor’s Obligations

The Lessor shall provide conditions for unlimited and uninterrupted use of the Premises in accordance with the Authorized Use including rendering of the Maintenance Services specified in Schedule 5, and the Lessor shall enter into corresponding agreements with the Moscow Utility Service for provision of Utility Services in the Building and in the Premises throughout the Lease Term and fulfill them in bona fide including due and full payment for such Utility Services. The Lessor shall not be liable for quality defects and delay in rendering the Utility Services by the Moscow Utility Services, unless default by any of the Moscow Utility Services was caused by the Lessor’s and/or Operating Organization’s fault.

Without prejudice to the Lessee’s right to reduce the amounts of payments due to the Lessor under paragraph 4.21 (Impossibility of Access to the Premises) and/or paragraph 4.22 (Destruction) and/or the Lessee’s right to terminate the present Agreement in accordance with paragraph 13.6, the Lessor shall not be liable to the Lessee in the following cases:

if any damage is caused to the Lessee as result of actions of the Moscow Utility Services;

if damage is caused as result of exceeding by the Lessor of the electricity network load and heating and water supply network loads over the maximums indicated the Lessor’s Working Project;

if damage is caused as result of interruptions in water or electricity supply caused by the actions of the Moscow Utility Services;

in any case, provided that any such event has not occurred as result of the Lessor’s action and/or failure to act.

At the same time the Lessor shall seek to avoid the events or to prevent the events or consequences of the events specified in subparagraphs 8.10.1-8.10.3 hereof. The Lessor shall take all possible measures to resume provision of the above indicated services and shall resume provision thereof immediately after termination (elimination) of such events preventing provision of such services.

The Lessor shall apply in the Building safety measures similar to safety measures applied in similar buildings in Moscow. The Lessor shall not be liable for safety systems installed by the Lessee in the

Premises and for any damage caused to the Premises or to the property in the Premises by the actions of any third parties, unless such damage was caused as result of any actions and/or failure to act of the Lessor or the Lessor’s agents, contractors or invited persons.

The Lessor shall maintain the Building in the condition appropriate for its rent and shall effectuate current repairs of the Building and shall effectuate at its own cost and by its own means capital repairs of bearing structures of the Building, roof, foundation, basement, facades, Places of Common Use, Engineering Networks and Equipment. In doing this the Lessor shall make every effort to reduce inconveniences caused to the Lessee by the works effectuated in the Building and shall take all necessary measure to avoid damaging the Premises and the Lessee’s property.

If there is a necessity to carry out repair works in the Premises or in any part of the Building adjoining the Premises, the Lessor shall coordinate with the Lessee duration and terms of such repair works in order to avoid or minimize interruption of the Lessee’s work in the Premises. In case of any forced interruption in the Lessee’s work caused by such repair works, all payments of the Lessee hereunder shall not be charged and shall not be paid by the Lessee for the period proportional to the number of days of the forced interruption in the Lessee’s work, unless such repair works are carried out due to the damage caused by the Lessee’s fault. The Lessee shall give to the Lessor in due time a notice on such forced interruption in the Lessee’s work for the above indicated reasons.

If any of the Parties does not perform its obligation to repair and maintain in good condition the Premises and the Building, the other Party may by its own means and at its own cost effectuate such repair works and eliminate any damage resulting from accidents, failures and defects. In this case all reasonable expenses of such Party to effectuate such works shall be compensated by the Party responsible for due conduction of corresponding repair works hereunder and incapable to fulfill its obligations. Both the Lessor and the Lessee shall compensate each other all reasonable and document supported expenses on repair works incurred by the corresponding Party within 10 (ten) Business Days after receipt by the paying Party the corresponding invoice and pro-forma from the receiving Party.

If any works must be conducted in respect of the Building or the Premises, the Lessee shall not demand from the Lessor to reduce the Rent and/or Maintenance Costs as indemnification for damages or to pay any compensation, if conduction of such works does not disturb the Lessee’s use of the Premises.

The Lessee understands that during the Lease Term repair work may be and will be conducted in other premises/parts of the Building, and the Lessor shall take all possible measures to ensure that such repair works do not cause any inconvenience to the Lessee and are conducted in accordance with the Rules (Schedule 9 hereto).

Telecommunications. The Lessee shall be entitled to conclude a separate agreement for provision of communication services in the Premises (Building) with any Network Operator.

The Lessor shall render Maintenance Services and manage the Building to ensure that throughout the Lease Term (1) the following characteristics of the Building correspond to the corresponding characteristics of real estate objects which are class A business centers in accordance with parameters and estimates applied by the leading real estate companies in the Moscow real estate market: safety of the lessees and visitors in the Building, appearance of the Building and adjoining territory, design of the Building and Public places, the lessees’ composition (respectable Western and Russian investment, finance, insurance, consulting firms and companies and principal offices of big Western and Russian industrial enterprises and companies, provided that such principal offices are used only for representative purposes), image and good name of the Building in the real estate market, competence of the managing company and other characteristics which the leading real estate companies in Moscow will consider as significant for classification of a real estate object as of class A; and (2) technical characteristics of the Building agreed by the Parties in Schedule 10 hereto are not impaired.

The Lessor shall provide in the Building throughout the Lease Term continuous work of a canteen and a café for the lessees’ employees not later than 2 (two) months after the date of the Certificate of the Lessor’s ownership right to the Building.

The Lessor shall provide in the Building throughout the Lease Term continuous work of a conference-hall, first-aid post, car-wash not later than 1 (one) month after the date of the Certificate of the Lessor’s ownership right to the Building.

The Lessor shall provide in the Building throughout the Lease Term continuous work of a branch bank as soon as possible after the date of the Certificate of the Lessor’s ownership right to the Building.

9.	Other Rights of the Lessor

9.1	Subject to the provisions of the present Agreement on the Rights of Access and Undisturbed Use, the Lessor shall have the right to conduct any repair works, reconstruction, capital repairs and other works in other premises of the Building not being a part of the Premises or Places of Common Use and to authorize any third parties to conduct such works necessary to maintain or modernize the above objects, to eliminate or prevent any damage or destruction or to bring the Building and the adjoining Territory in the condition corresponding to the purpose and nature thereof including modification, renovation or change of Equipment or Engineering Networks and modification of planning, furnishing or design of the Building and the adjoining Territory and to reconstruct the Building at its own discretion, provided that as result of such Lessor’s actions the quality and quantity of the Maintenance and Utility Services in favor of the Lessee shall not be interrupted or reduced. Conduction of such works shall not be coordinated with the Lessee, unless such works affect the Lessee’s use of the Premises in accordance with the Authorized Use. The Lessor shall take all possible measures to ensure that such works do not cause any inconvenience to the Lessee and are conducted in accordance with the Rules (Schedule 9 hereto).

10.	Insurance

10.1	The Lessee shall insure at its own cost its civil liability which may arise as result of the Lessee’s Works in the Premises conducted by the Lessee or any person authorized by the Lessee and as result of holding and using of the Premises and Places of Common Use by the Lessee, and the limit of civil liability for damage caused to life and/or health shall not be less than 1 000 000 (one million) US dollar and the limit of civil liability for damage caused to the third parties property shall not be less than 200 000 (two hundred thousand) US dollars.

The Lessee shall provide the Lessor with a copy of an insurance police certified by the Lessee’s stamp and confirming the Lessee’s compliance with the provisions of the first part of this paragraph not later than 10 (ten) Business Days after the Date of the Lease Beginning. If a notarized copy of the insurance contract (insurance police) confirming the insurance of the Lessee’s civil liability is not presented to the Lessor in the specified period, the Lessor shall be entitled to insure the Lessee’s risks specified in the first part of this paragraph by concluding an insurance agreement with an insurance company at its discretion. The Lessee shall pay the expenses incurred by the Lessor in connection with such insurance within 10 (ten) Business Days after presentation by the Lessor of the corresponding written request and receipt by the Lessee the corresponding invoice from the Lessor.

10.2	The Lessee shall provide property damage insurance relating to the Lessee’s furnishing in the Premises including all Separable and Inseparable Improvements against all damage or destruction risks. The Lessee shall provide the Lessor a notarized copy of the insurance contract (insurance police) concluded with an insurance company and confirming the Lessee’s compliance with its obligation specified in the first part of this paragraph within 10 (ten) Business Days after the Date of the Lease Beginning and receipt of the Lessor’s request. If a notarized copy of the insurance contract (insurance police) confirming insurance of the Lessee’s property liability in accordance with this paragraph is not presented to the Lessor in due time, the Lessor shall be entitled to insure the Lessee’s risks specified in the first part of this paragraph by concluding an insurance agreement with an insurance company at its discretion. The Lessee shall pay the expenses incurred by the Lessor in connection with such insurance within 10 (ten) Business Days after presentation by the Lessor of the corresponding written request and receipt by the Lessee the corresponding invoice from the Lessor.

10.3	Hereby the Parties agree that insurance agreements provided for in paragraphs 10.1 and 10.2 of this Article (hereinafter — the ‘‘Insurance Agreements’’) shall cover ‘‘all risks’’ usually insured with respect to similar objects. The Lessee shall not act or fail to act so that any of the Insurance

Agreements specified in this paragraph (insurance polices) will become invalid or insurance premiums will be increased. The Lessee shall comply in all material aspects with the provisions of the Insurance Agreements and with all reasonable requirements of the insurance companies including to pay any increase of the insurance police, and the Lessee shall inform the Lessor of occurrence of any insurance event covered by the Insurance Agreement and of any other events on which insurance companies shall be notified.

10.4	Insurance compensation paid to the Lessee shall be immediately used by the Lessee to restore the furnishing of the Premises or in corresponding cases to compensate damages caused to the Lessor or to the third parties as result of occurrence of an insurance event.

10.5	The Lessor shall provide at its own cost and maintain throughout the Lease Term insurance for damages to the Building for the full recovery cost of the Building and insurance of the Lessor’s civil liability to the Lessee and third parties with the limit of civil liability for damages caused to life and/or health not less than 1 000 000 (one million) US dollar and with the limit of civil liability for damages caused to the third parties property not less than 200 000 (two hundred thousand) US dollars. The Parties agree that insurance agreements provided for in this paragraph shall cover ‘‘all risks’’ usually insured with respect to similar objects.

10.6	At the Lessee’s first written request, the Lessor shall provide the Lessee a notarized copy of the insurance agreement (insurance police) with the insurance company confirming the Lessor’s compliance with the provisions of paragraph 10.5 not later than 15 (fifteen) Business Days after receipt of the corresponding request. The Lessor shall not act or fail to act so that any of the insurance agreements specified in this paragraph (insurance polices) will become invalid or insurance premiums will be increased. The Lessor shall comply in all material aspects with the provisions of the Insurance Agreements and with all reasonable requirements of the insurance companies.

10.7	If the Building or any part of the Building was damaged or destructed as result of the events against which the Lessor is obliged to conclude insurance agreements in accordance with paragraph 10.5 hereof, the Lessor shall restore those parts of the Building which were damaged or destructed in reasonable time.

10.8	The Parties agree to conclude insurance agreements provided for in this Article 10 with an insurance company chosen by the Lessee or, if the Lessor does not agree to conclude an insurance contract with the insurance company chosen by the Lessee, the Parties agree that insurance agreements provided for in paragraphs 10.1, 10.2 and 10.5 hereof shall be concluded by the Parties with the condition that the insurance companies refuse their rights to take recourse actions against the wrongdoers.

11.	Rules of the Building

The Rules of the Building determine the rules how to use and access to the Places of Common Use. The Lessee shall comply with the Rules of the Building, provided that such Rules may not infringe the Lessee’s right granted by the present Agreement.

The Lessor shall guarantee to the Lessee that irrespective of any changes in the Rules of the Building:

the Lessee’s employees shall have access to the Premises 24 hours a day and 7 days a week on the basis of special permits;

the Lessee’s visitors shall have access to the Premises on the basis of permits during the Lessee’s Working Hours;

the Lessee’s employees shall have the right to bring into the Premises and take out of the Premises materials and office equipment in accordance with the Rules of the Building.

The Lessor reserves the right to prohibit or restrict the access to the Building, Premises or Territory of the Lessee’s employees or visitors in case of any Emergency Event in the Building or in the Premises — for the period of duration of such Emergency Event.

The Lessor reserves the right to prohibit or restrict the access of the Lessee’s visitors violating the effective laws to the Building, Premises or Territory, subject to an immediate notice to the Lessee.

The Lessor reserves the right to charge a fine to the Lessee for violating the Rules of the Building in the amount provided for in these Rules and provided that such fines shall be equally applied to all lessees of the premises in the Building.

The Lessee shall provide the Lessor within 7 (seven) Business Days from the Date of Lease Beginning with the information on the Lessee’s employees necessary to issue permits to the Building.

12.	Registration of the Agreement

The present Agreement and all modifications and additions hereto shall be subject to state registration in accordance with the requirements of the effective laws in the Unified state register of the rights to real estate and transactions therewith by the Head Department of the Federal Registration Service for Moscow, also referred to as ‘‘Rosregistration’’.

The Lessor shall present the present Agreement signed by both Parties together with all necessary Schedules and other documents to Rosregistration for purposes of the Lease Registration within 7 (seven) Business Days after the Execution Date of the present Agreement, provided that the Lessee has fulfilled its obligations on presentation of the necessary documents.

The Lessee shall provide the Lessor within 7 (seven) Business Days after receipt of the Lessor’s written request with the Lessee’s documents and information necessary to apply for state registration of the present Agreement in accordance with the requirements of Rosregistration.

The Lessee shall cooperate with the Lessor in providing additional documents and information which Rosregistration may require for purposes of the Lease Registration.

The Lessee shall compensate the Lessor 50% of the Lessor’s document supported expenses required under the effective laws for registration of (a) the present Agreement, (b) modifications and additions to the present Agreement.

13.	Termination and Annulment of the Agreement

The present Agreement may be terminated before expiration of its Term by agreement of the Parties, on the basis of the decision of the Arbitration Tribunal of Moscow or in accordance with the provisions hereof.

If the present Agreement is terminated by agreement of the Parties, the present Agreement shall be terminated at the date when a termination agreement is signed by both Parties unless other date is provided for by the Parties in such termination agreement.

Termination of the Agreement upon expiration of the Lease Term:

The present Agreement shall be terminated as result of expiration of the Lease Term without any actions of the Parties, unless the term of the present Agreement is not extended in accordance with the provisions hereof.

In case of termination of the present Agreement under paragraph 13.2.1, the present Agreement shall be terminated on the first day after termination of the Lease Term.

Early Termination on other grounds:

The present Agreement may be annulled, cancelled or recognized as invalid by a court decision on the grounds provided for by the effective laws;

In case of termination of the present Agreement under paragraph 13.3.1, the present Agreement shall be terminated on the day indicated in the corresponding judicial decision after it comes into force;

In case of termination of the present Agreement under paragraphs 13.1, 13.2 and 13.3 the Lessor shall return to the Lessee the Deposit, unless it was set-off with the Lease Payments and Unused Advance Payments (if applied) not later than 5 (five) Business Days after termination of the present Agreement.

Early Termination on the Lessor’s request:

The Lessor shall have the right to refuse unilaterally the execution of the present Agreement by giving a written notice to the Lessee before termination of the present Agreement in the following cases:

(i)	the Lessee does not pay the Lease Payments in due time for two consecutive months, provided the following procedure is complied with:

a.	in case of the Lessee’s delay to pay any amount of 5 (five) Business Days the Lessor shall give the Lessee a written notice of such delay;

b.	the Lessor may use its right to refuse the execution hereof under this subparagraph 13.5.1.1 only if (a) the Lessee has not paid its debt in full amount within 5 (five) Business Days after receipt by the Lessee of the Lessor’s notice of delay and (b) the Lessor can not satisfy the requirement to pay the Lease Payments by the Deposit.

(ii)	the Lessee has not fulfilled its obligation to recover the Deposit provided for in paragraph 5.7 hereof.

If the Lessor exercises the right under this paragraph 13.5, the present Agreement shall be deemed terminated from the date specified in the Lessor’s notice, which, unless the Parties agree otherwise, shall not be before 5 (five) Business Days after the date of receipt by the Lessee of the Lessor’s notice of refusal of execution of the present Agreement in accordance with this paragraph 13.5.

Termination of the present Agreement on the above indicated grounds shall exempt the Lessee from payment of the penalty in accordance with the provisions hereof.

Early Termination on the Lessee’s request:

The Lessee shall have the right to refuse unilaterally the execution of the present Agreement by giving a written notice to the Lessor before termination of the present Agreement in the following cases:

(i)	if the Lessee exercises its right specified in paragraph 1.6 hereof; or

(ii)	if the Lessor does not fulfill its obligation specified in paragraph 8.19 hereof; or

(iii)	if the Lessor obstructs the Undisturbed Use of the Premises hereunder; or

(iv)	if the Premises have significant defects impeding the Lessee’s use of the Premises and the Lessor has not warned the Lessee on such defects when entering into the present Agreement, and such defect were not known to the Lessee and could not be found during inspection of the Premises when executing the Act of Access or the Transfer Act; or

(v)	if due to the circumstances beyond the Lessee’s control the Premises become unsuitable for use in accordance with the Authorized Use; or

(vi)	if the access to the Premises or to any part thereof is impossible as provided for in paragraphs 4.21 and 4.22 hereof;

(vii)	if the Lessor and/or the Operating Organization does not fulfill their obligation of provision of the Maintenance Services which renders impossible the normal use of the Premises in accordance with the Authorized Use for more than 30 (thirty) consecutive calendar days during any calendar year of the Lease Term.

The Lessee shall be entitled to refuse unilaterally execution of the present Agreement, if the Lease Agreement of ZAO ‘‘CTC’’ will be terminated on the grounds specified in paragraphs 13.1,.13.3, 13.5, 13.6.1 and 13.6.2 of the Lease Agreement of ZAO ‘‘CTC’’.

If the Lessee exercises the right under this paragraph 13.6, the present Agreement shall be deemed terminated from the date specified in the Lessee’s notice, which, unless the Parties agree otherwise, shall not be before 5 (five) Business Days after the date of receipt by the Lessor of the Lessee’s notice of refusal of execution of the present Agreement in accordance with this paragraph 13.6. In case of termination of the present Agreement under this paragraphs 13.6 the Lessor shall return to the Lessee the Deposit in the amount, left after set-off with the Lease Payments, and Unused Advance Payments (if applied) not later than 5 (five) Business Days after termination of the present Agreement.

In case of a unilateral refusal of one of the Parties to execute the present Agreement under provisions of paragraphs 13.5 and 13.6, the Parties agree that the Parties shall not execute an additional agreement on termination of the present Agreement and that a copy of a duly delivered notice of termination shall be the document which will be presented to the Registering Authority as a document confirming termination of the present Agreement in accordance with paragraphs 13.5 and 13.6 hereof and being legal foundation for the corresponding modification of the legal relationship of the Parties.

14.	Language

All notices, communications and other documents to be provided by any Party in connection with the present Agreement shall be executed in Russian and shall be certified by an authorized representative of the Party signed such notice, communication or any other document.

15.	Force-Majeure

The Parties shall not be liable for any default under the present Agreement if such default is caused by an Event of Force-Majeure significantly affected the Party referring to such event for the period of duration of such event.

The Party referring to an Event of Force-Majeure shall promptly, but in any case not later than 30 (thirty) days from occurrence of such event, give notice to the other Party of occurrence of such event in writing. Such notice shall contain information on the nature of such Event of Force-Majeure and, if possible, give an estimate of probability whether the Party referring to such event will perform its obligations hereunder, and a presumable period of duration of such event.

Upon termination of the Event of Force-Majeure the Party referring to it shall promptly, but in any case not later than 30 (thirty) days from termination of such event, give notice to the other Party of termination of such event in writing. If the referring Party fails to give notice or gives an undue notice on occurrence or termination of such events, such Party shall be liable to the other Party for the damage caused as result of such failure to give notice or undue notice.

The Parties shall fulfill all other obligations under the present Agreement which are not affected by the Events of Force-Majeure.

If an Event of Force-Majeure continues over 6 (six) months, or it is reasonable to suppose that such event will continue over 6 (six) months, or such events occurred as result of any legal act, the Parties shall immediately start negotiations and agree such necessary modification to the present Agreement permitting the Parties to continue the performance of their obligations in the manner at the most corresponding to achievement of such economic result on which the Parties counted when entering in the present Agreement.

Regardless of any other provision of the present Agreement, if an Event of Force-Majeure continues for more than 3 (three) months and obstructs the Lessee’s access to the Premises or use of the Premises, the Lessee shall have the right to refuse unilaterally the performance of the present Agreement by giving a written notice to the Lessor. The present Agreement shall be deemed terminated from the date indicated in such notice.

16.	Restriction of Liability of the Parties under the present Agreement

The Party which is in breach of its obligations hereunder shall be liable to the other Party within the limits of actual (real) damage caused by such default. The Parties agree not to claim any lost profits.

17.	Applicable Law and Dispute Resolution

The present Agreement and the Parties’ rights and obligations hereunder shall be subject to the Russian laws.

All disputes arising from the present Agreement including disputes in connection with its conclusion shall be resolved by the Arbitration Tribunal of Moscow.

18.	Confidential Information

The Parties agree that information provided by them to each other in connection with the present Agreement shall be deemed confidential and shall constitute commercial secret of the Parties within limits provided for by the effective laws. The Parties shall not in any way disclose any information in connection with execution of the present Agreement to any third parties, unless:

such disclosure is required under the effective laws of the Russian Federation and/or any other state, and/or under the regulations on disclosure by the stock market participants of any state, and/or required by any State Authorities;

such information becomes public through other sources, except when such information was illegally disclosed to such source by the Party received such information in connection with the present Agreement;

the Party providing such information hereunder has consented to disclosure of such information; or

such information was disclosed to the Party’s professional consultants.

19.	Term of Agreement

The present Agreement comes into force on the Date of Lease Registration and applies to the Parties’ relationships from the Date of Lease Beginning.

20.	Notices

All notices, information, communications and requests which the Parties may or must deliver hereunder shall be executed in writing and delivered to the Parties’ addresses and/or fax numbers as below:

For the Lessor:

To:                    [•]

Cc:                      [•]

Address:             [•]

Fax:                     [•]

For the Lessee:

To:                    [•]

Cc:                      [•]

Address:             [•]

Fax:                     [•]

Except for regulations on the Right of Access in case of Emergency Events, all notices, information, correspondence, requests and other documents of the Parties hereunder shall be exchanged between the Parties in the manner determined in the present Agreement and shall be deemed delivered:

on the date indicated in the delivery receipt in case of personal deliver or by a courier; and

on the date indicated in the delivery notice as the delivery date in case of delivery by a registered mail.

The Parties shall notify each other in writing on any changes of addresses or other requisites specified in the present Agreement within 3 (three) Business Days from the date of such changes. All risks relating or arising from failure to notify of changes in address or other requisites shall be on the defaulting Party.

21.	Miscellaneous

The present Agreement shall constitute the entire agreement of the Parties with respect to its subject matter and shall replace all prior correspondence, negotiations or understanding of the Parties in regards of its terms and conditions.

All modifications and amendments to the present Agreement shall be effective only if they are made in writing and certified by signature of authorized representatives of the Parties and, if it is required by the effective laws, registered by Rosregistration.

If any provision of the present Agreement is or becomes invalid, it shall not affect the validity of other terms and provisions, unless otherwise provided by the Russian laws. If any term or provision of the present Agreement or its applicability to any Person under any conditions becomes invalid or unenforceable to any extent, it shall not affect other provisions hereof as well as their applicability to other Persons and circumstances, except for those as result of which these terms and provisions are deemed invalid or unenforceable. Each term and provision of the present Agreement is valid and enforceable to the full extent allowed by the laws.

The Parties shall provide each other with all documents which can be necessary for execution of terms and provisions hereof.

The Lessor represents and warrants that:

it has taken all necessary corporate actions and received all necessary Approvals for due execution of the present Agreement and for any other necessary actions (including signing of any other necessary documents) with respect to the present Agreement.

The Lessee represents and warrants that:

it has taken all necessary corporate actions and received all necessary Approvals for due execution of the present Agreement and for any other necessary actions (including signing of any other necessary documents) with respect to the present Agreement.

The present Agreement is executed in 3 (three) counterparts in Russian, one for each Party and one for the Registering Authority.

All Schedules to the present Agreement are an integral part hereof.

22.	Requisites and Signatures of the Parties:

The Lessor:	The Lessor:
Name and Address:	Name and Address:
Bank Details:	Bank Details:
Account No.	Account No.
in	in
Correspondent Account	Correspondent Account
BIK (Bank Identification Code)	BIK (Bank Identification Code)
INN (Individual Tax Number)	INN (Individual Tax Number)
OK ONH	OK ONH
OKPO	OKPO
Signature:	Signature:

Name: Position:	Name: Position:

Schedule 1

List of Schedules

Schedule 2

Terms and Definitions

1.    If not otherwise followed from the context, the provisions of the present Schedule shall mean the following:

‘‘Lessee’’ shall mean CTC Media, Inc.;

‘‘Rent’’ shall mean the payment by the Lessee for the temporary possession and use of the Premises, the amount of which is determined herein;

‘‘Lease Payment’’ shall mean 1/12th part of the annual Rent;

‘‘Lessor’’ shall means the owner of the Building granting the Premises into lease under the terms hereof and which is as of signing hereof LLC ‘‘Promyshlenno-finansovaya kompania’’;

‘‘Affiliated person” or “Affiliated’’ shall mean with regards to any Person, such aPerson who expressly or by implication, through one or more Persons manage, is managed, or is under general management of such Person. For the purposes hereof ‘‘management’ (including in their respective meanings ‘‘managed’’ and ‘‘under general management’’) shall mean with regards to any Person possessing of express or implied power to direct or influence the direction of the activity and politics of such Person, or the opportunity to prohibit strategic decisions of such Person adopted on the basis of the ownership right or rights for voting securities, due to a contract or any other bases;

‘‘Building Base Systems’’ shall mean Engineering Networks set by the Lessor, thereto the Lessee (Lessee’s Contractor) shall connect the engineering systems and end devices of the Premises, when conducting the Lessee’s Works or any other construction works.

‘‘BTI’’ shall mean the corresponding department of Moscow branch of the Federal state unitary enterprise ‘‘The Russian state center for inventory and accounting of the real estate objects’’ (or its successor) at the place of location of the Building.

‘‘State Authority’’ shall mean any supranational, national, federal, state, municipal, local or foreign state organization or institution, or any department, commission, board, bureau, agency, court, or a body, division, or any power, or any other quasi-state organization exercising any regulatory, tax or other state or quasi-state authorities;

‘‘Date of Lease Beginning’’ shall mean [•], when the Parties signed the Lease Agreement and Transfer Act;

‘‘Date of Agreement Execution’’ including any references to the ‘‘date of execution hereof’’ shall mean the date of signing hereof set on the 1st page hereof;

‘‘Date of Agreement Registration’’ shall mean the date of the state registration hereof with Rosregistration;

‘‘Payment Date’’ shall mean the date when any due sum is written-off from the correspondent account of ht payment sender’s bank, that should not be later for Rent than the 5th (fifth) day of the calendar month subject to paying, and for Utility and Maintenance Services — it should be not later than the 5th (fifth) day of the calendar quarter subject to paying.

‘‘Settlement Date’’ shall mean each 5th (fifth) day of each calendar month of each calendar year during the Lease Term or Extension Period referring to Lease Payments and each January 5, April 5, July 5 and October 5 of each calendar year during the Lease Term or Extension Period referring to Utility and Maintenance Services, if applicable, or if the respective day is not a Business Day, — than the first Business Day following such date, and the term ‘‘Settlement Dates’’ shall mean any of the mentioned Settlement Dates;

‘‘Deposit’’ shall mean the payment, the amount of which is set in para. 5.1. hereof and that secures the execution of the Lessee’s obligations under the terms set herein;

‘‘ZAO “CTC” Lease Agreement’’ shall mean the lease agreement concluded by the Lessor with closed joint-stock company ‘‘CTC Network’’ (or a successor thereof) regarding the premises in the Building situated on the floors from 14 to 25 inclusively, excluding a part of Floor 20;

‘‘USD Dollars’’ shall mean dollars of the United States of America, the legal currency of the United States of America;

‘‘Euro’’ shall mean the unified European currency;

‘‘Law on the Registration of the Real Estate’’ shall mean the Law of the Russian Federation ‘‘On the state registration of the rights to real estate and transactions therewith’’ # 122-FZ dated July 21, 1997, effective as of today;

‘‘Building’’ shall mean the finished with construction twenty-six-floor building at the address: [•], Moscow, of the general area [•] ([•]) sq.m.;

‘‘Consumer Price Index’’ shall mean consumer price index as of December of the year preceding the reported calendar year to the December of the year preceding the previous calendar year, upon the data of the Federal service on the state statistics of the Russian Federation;

‘‘Engineering Networks’’ shall mean existing or future engineering communications in the Building for water-, heat- and energy supply, as well as all accompanying equipment and device;

‘‘Utility Services’’ shall mean services, the quantitative and qualitative parameters of which are stipulated in Schedule 5;

‘‘Central Bank Rate’’ shall mean the official USD rate to the Russian ruble or Euro set by the Central Bank of the Russian Federation as of the Payment Date;

‘‘Person’’ shall mean any physical person, officer, legal entity, corporation, company, partnership, jount venture, association, society (company) with limited liability, joint-stock society (joint-stock company), organization and successors;

‘‘Public places’’ shall mean hall at the first floor of the Building, staircase cells, staircase, corridors, lobbies, elevator halls, elevators, public bathrooms and other places in the Building not transferred by the Lessor to the temporary use and assigned by the Lessor for the common use by the lessees and visitors of the Building;

‘‘Moscow Utility Services’’ shall mean jointly and separately Mostopenergo, Mosenergo, Mosvodokanal, MGTS and other utility institutions with a dominant or monopoly status in the field of utility services in the territory of location of the Building, which dominant position in the market does not allow the consumers or potential consumers of utility services to receive these services or materials from other alternative suppliers;

‘‘VAT’’ shall mean value added tax of the Russian Federation;

‘‘Unused Advance Payments’’ shall mean sums of Rent and Utility and Maintenance Services Payment, as well as other payments of the Lessee exercised by the Lessee pursuant hereto referring to the time period after Lease Term expiry;

‘‘Inseparable Improvements’’ shall mean results of the Lessee’s conduction of Works in the Premises that cannot be parted from the Building or the Premises without causing any damage to the Building and/or the Premises;

‘‘Insignificant defects’’ shall mean defects of the Premises listed in the Act of Access, that despite their existence do not prevent the Lessee form executing the Lessee’s Works and/or use the Premises pursuant to any other Authorized Use, if applicable;

‘‘Equipment’’ shall mean all equipment adjusted in the Premises and servicing the Premises not considered Separable Improvements;

‘‘Lessee’s Equipment’’ shall mean shall mean the Equipment installed in the Premises and servicing them belonging to the Lessee on any right;

‘‘Force majeure circumstances’’ shall mean circumstances and events considered as such by the effective legislation;

‘‘Communication Operator’’ shall mean a legal entity or individual entrepreneur rendering communication services on the basis of the corresponding license;

‘‘Separable Improvements’’ shall mean results of the Lessee’s conduction of Works in the Premises that can be parted from the Building or the Premises without causing any damage to the Building and/or the Premises;

‘‘First Lease Payment’’ shall mean the first payment exercised bt the Lessee to the account of the due Rent;

‘‘Transfer Act’’ shall mean act of transfer and acceptance of the Premises hereunder from the Lessor to the Lessee that is to be signed by the Parties together herewith;

‘‘Utility Services Payment’’ shall mean the Lessee’s payments fro the Utility services;

‘‘Maintenance Services Payment’’ shall mean expenses on the maintenance of the Building incurred by the Lessee pursuant to the provisions hereof including expenses on compensating of (i) property tax regarding the building, (ii) payments for the use of the land plot where the Building is situated, (iii) Maintenance Services described in Schedule 5, and (iv) remuneration of the Operating Organization for the Building management and rendering of Maintenance Services;

‘‘The Lessee’s Contractor’’ shall mean any contractors and sub-contractors attracted for conduction of the Lessee’s Works, as well as any repair works of the Lessee in the Premises;

‘‘Premises’’ shall mean a part of the Building described in paragraph 1.1 hereof marked in the plans stipulated in Schedule 3 and provided with the Utility Services;

‘‘Lessee’s Works’’ shall mean construction, engineering, finishing and other works connected to the development or finishing of the Premises executed by the authorized persons of the Lessee pursuant to the Lessor’s Authorization;

‘‘Working Project’’ shall mean the total of documents regarding the Lessee’s Works in the Premises pursuant to the requirements of the effective legislation of the RF and the City of Moscow, construction norms and rules, and technical regulations;

‘‘Authorization’’ shall mean a written approval, sanction or any other similar preliminary consent to the actions of the one Party by the other Party within the frames of the agreement that cannot be rejected or delayed without any reason. Any further approval by one Party of another Party’s actions, if granted, shall also be considered Authorization;

‘‘Lessee’s business hours’’ shall mean daily 24 hours a day, 7 (seven) days a week, 365 (three hundred sixty five) days a year;

‘‘Business day’’ shall mean any Monday, Tuesday, Wednesday, Thursday or Friday except for holidays and days-off, i.e. such days of the week that may be or should be announced by the bank institutions in the City of Moscow, Russian Federation, to be non-working days pursuant to the legislation of the Russian Federation;

‘‘Lease Registration’’ shall mean the state registration of the Lease Agreement pursuant to the requirements of the Law on the Registration of the Real Estate;

‘‘Registration Authority’’ shall mean Federal registration service for the City of Moscow, also known as ‘‘Rosregistration’’, or any other body, institution or services that is authorized to conduct the Unified state register of the rights to real estate and transactions therewith according to the legislation of the Russian Federation;

‘‘Rosregistration’’ see the definition ‘‘Registration Authority’’;

‘‘Rubles’’ shall mean Russian rubles, the legal currency of the Russian Federation;

‘‘Consents’’ shall mean any registration or permission, quota, exemption, decree, approval, recognition, sanctioning or waiver of the right to sanction, acceptance or any other confirmation or any notices of any state authority or any other Person including creditors and mortgages required for concluding hereof or conducting of any actions or transaction stipulated herein;

‘‘Peaceful Use’’ shall mean the Lessee’s right for undisturbed and durable use of the Premises pursuant to the Authorized Use within the Lease Term without any interference in their affairs, demanding on relief and any other demands on behalf of the Lessor;

‘‘Lease Term’’ shall mean 10 (ten) years as of the Date of the Lease Beginning;

‘‘Party’’ shall mean the Lessor or the Lessee;

‘‘Substantial Defects’’ shall mean such defects of the Premises that make it impossible to use it for conduction of the Lessee’s Works and/or according to any other Authorized Use, if applicable;

‘‘Territory’’ shall mean the land plot at the address: [•], Moscow belonging to the Lessor on the right of lease and situated around and under the Building;

‘‘Default Notice’’ shall mean notice directed by the Lessor in accordance with paragraph 5.5 hereof;

‘‘Conventional Units (C.U.)’’ shall mean a unit agreed by the Parties for measuring Rent rate, which is equal to the sum of USD half and EURO half, i.e. 1 C.U. = ½ USD + ½ EURO, abbreviated form — C.U.;

‘‘Constituent documents’’ shall mean any document regarding incorporation, charter and/or paragraph of the charter of the joint-stock company, corporation charter, agreement on establishing a limited liability company, regulations, effective agreements and other organizational documents confirming the legal capacity of the legal entity;

‘‘Extraordinary circumstances’’ shall mean fire, explosion, flooding of the Building, Premises, Engineering Networks and/or the Building Equipment threatening to the other premises in the Building;

‘‘Maintenance Services’’ shall mean services rendered by the Lessor and/or Operating Organization to the Lessee stipulated in Schedule 5 hereof;

‘‘Operating Organization’’ shall mean OOO Sluzhba Expluatazii Zdaniy ‘‘Kontur’’, abbreviated form OOO SEZ ‘‘Kontur’’, as of the moment of execution hereof;

‘‘CPI-U’’ Consumer Price Index for All Urban Consumers — consumer price index in the urban area of the USA in the December of year preceding the reporting calendar year to December of the year preceding the previous calendar year, upon the official data of the US Department of Labor, calculated in per cent;

2.    Herein:

•	reference to a provision of law shall include reference to a provision of law as amended or newly adopted, or both, prior to the Date of Execution, as well as any normative acts adopted in furtherance of the given provision of law prior to the Execution date;

•	reference to the present Agreement shall be considered as the reference to such an agreement that can be corrected, amended, added, renewed or transferred from time to time;

•	reference to an article, paragraph or Schedule, if not followed by any reference to a certain document shall be the reference to the article, paragraph or Schedule hereto;

•	reference to the terms defined herein shall include plural or singular of such terms, as well as masculine, feminine or neuter gender of the term, if applicable;

•	‘using of words ‘‘hereby”, “herein”, “hereof” “within the frames hereof’’ and other similar words (if otherwise not followed from the context) shall refer to the entire present Agreement and not to its Article or paragraph;

•	it is considered that the words ‘‘include’’ and ‘‘including’’ are followed by the phrase ‘‘but not limited to’’, and that does not restrict the generality of the foregoing;

•	headings and the content are inserted for convenience of reference only and shall not influence the interpretation hereof; and

•	all printed terms not defined in the present Schedule 2 shall have the meanings assigned to them in the text hereof or Schedules hereto.

Lessor:	Lessee:

Name: Position: SS	Name: Position: SS

Schedule 3

Plans of Premises

Lessor:	Lessee:

Name: Position: SS	Name: Position: SS

Schedule 4

Rent

Part I. Rent

The Rent within the Lease term shall be calculated in accordance with the below formulas:

1.	Rent for the first year of the Lease Term is equal to: (S* BLR)-(S*170);

2.	Rent for the second year of the Lease Term is equal to: S* BLR;

3.	Rent for the third year of the Lease Term is equal to: S* BLR *K3;

4.	Rent for the fourth year of the Lease Term is equal to: S* BLR *K3*K4;

5.	Rent for the fifth year of the Lease Term is equal to: S* BLR *K3*K4*K5;

6.	Rent for the sixth year of the Lease Term is equal to: S* BLR *K3*K4*K5*K6;

7.	Rent for the seventh year of the Lease Term is equal to: S* BLR *K3*K4*K5*K6*K7;

8.	Rent for the eighth year of the Lease Term is equal to: S* BLR *K3*K4*K5*K6*K7*K8;

9.	Rent for the ninth year of the Lease Term is equal to: S* BLR *K3*K4*K5*K6*K7*K8*K9;

10.	А Rent for the tenth year of the Lease Term is equal to: S* BLR *K3*K4*K5*K6*K7*K8*K9*K10,

In the above formulas the following definitions are used:

S — Leased Area of the Premises, equal to [•] ([•]) sq.m. and not subject to changing during the whole Lease Term;

BLR (=Бар) — Base Lease Rate, equal to 617.76 (six hundred seventeen point seventy six) C.U.;

КЗ — index calculated under the formula (100% + CPI-U): 100%, where CP1-U is the CPI-U of December of the second calendar year of the Lease term to the December of the first calendar year of the Lease term, calculated in per cent — provided that CPI-U constitutes not less than 3%. If CPI-U is less than 3%, the index is equal to 1.03; if CPI-U is more than 6%, the index is equal to 1.06.

К4 — index calculated under the formula (100% + CPI-U): 100%, where CP1-U is the CPI-U of December of the third calendar year of the Lease term to the December of the second calendar year of the Lease term, calculated in per cent — provided that CPI-U constitutes not less than 3%. If CPI-U is less than 3%, the index is equal to 1.03; if CPI-U is more than 6%, the index is equal to 1.06.

К5 — index calculated under the formula (100% + CPI-U): 100%, where CP1-U is the CPI-U of December of the fourth calendar year of the Lease term to the December of the third calendar year of the Lease term, calculated in per cent — provided that CPI-U constitutes not less than 3%. If CPI-U is less than 3%, the index is equal to 1.03; if CPI-U is more than 6%, the index is equal to 1.06.

К6 — index calculated under the formula (100% + CPI-U): 100%, where CP1-U is the CPI-U of December of the fifth calendar year of the Lease term to the December of the fourth calendar year of the Lease term, calculated in per cent — provided that CPI-U constitutes not less than 3%. If CPI-U is less than 3%, the index is equal to 1.03; if CPI-U is more than 6%, the index is equal to 1.06.

К7 — index calculated under the formula (100% + CPI-U): 100%, where CP1-U is the CPI-U of December of the sixth calendar year of the Lease term to the December of the fifth calendar year of the Lease term, calculated in per cent — provided that CPI-U constitutes not less than 3%. If CPI-U is less than 3%, the index is equal to 1.03; if CPI-U is more than 6%, the index is equal to 1.06.

К8 — index calculated under the formula (100% + CPI-U): 100%, where CP1-U is the CPI-U of December of the seventh calendar year of the Lease term to the December of the sixth calendar year of the Lease term, calculated in per cent — provided that CPI-U constitutes not less than 3%. If CPI-U is less than 3%, the index is equal to 1.03; if CPI-U is more than 6%, the index is equal to 1.06.

К9 — index calculated under the formula (100% + CPI-U): 100%, where CP1-U is the CPI-U of December of the eighth calendar year of the Lease term to the December of the seventh calendar year of the Lease term, calculated in per cent — provided that CPI-U constitutes not less than 3%. If CPI-U is less than 3%, the index is equal to 1.03; if CPI-U is more than 6%, the index is equal to 1.06.

К10 — index calculated under the formula (100% + CPI-U): 100%, where CP1-U is the CPI-U of December of the ninth calendar year of the Lease term to the December of the eighth calendar year of the Lease term, calculated in per cent — provided that CPI-U constitutes not less than 3%. If CPI-U is less than 3%, the index is equal to 1.03; if CPI-U is more than 6%, the index is equal to 1.06.

Part II. Utility and Maintenance Services Payment

Utility and Maintenance Services Payment within the Lease Term shall be calculated according to the formulas below;

UMS1    = S* R;

UMS2    = S* R *I2;

UMSЗ    = S* R *I2*I3;

UMS4    = (8* R *I2*IЗ*I4;

UMS5    = S* R *I2*I3*I4*I5;

UMS6    = S* R *I2*I3*I4*I5*I6;

UMS7    = 8* R *I2*IЗ*I4*I5*I6*I7;

UMS8    = 8* R *I2*IЗ*I4*I5*I6*I7*I8;

UMS9    = 8* R *I2*IЗ*I4*I5*I6*I7*I8*I9;

UMS10 = 8* R *I2*IЗ*I4*I5*I6*I7*I8*I9*I10;

In the above formulas the following definitions are used:

UMS1 (=КЭП1) — the sum of Utility and Maintenance Services Payment during the first year of the Lease Term,

UMS2 — the sum of Utility and Maintenance Services Payment during the second year of the Lease Term,

UMS3 — the sum of Utility and Maintenance Services Payment during the third year of the Lease Term,

UMS4 — the sum of Utility and Maintenance Services Payment during the fourth year of the Lease Term,

UMS5 — the sum of Utility and Maintenance Services Payment during the fifth year of the Lease Term,

UMS6 — the sum of Utility and Maintenance Services Payment during the sixth year of the Lease Term,

UMS7 — the sum of Utility and Maintenance Services Payment during the seventh year of the Lease Term,

UMS8 — the sum of Utility and Maintenance Services Payment during the eighth year of the Lease Term,

UMS9 — the sum of Utility and Maintenance Services Payment during the ninth year of the Lease Term,

UMS10 — the sum of Utility and Maintenance Services Payment during the tenth year of the Lease Term,

S — Leased Area of the Premises, equal to [•] ([•]) sq.m. and not subject to changing during the whole Lease Term;

R (=Ст) — the Rate of the Utility and Maintenance Services Payment, equal to 2,754 (two thousand seven hundred and fifty-four) rubles per year for 1 (one) square meter of the Lease Area of the Premises;

I2 — index, equal to the Consumer price index of the December of the first calendar year of the Lease term to the December of the year preceding the first calendar year of the Lease term;

I3 — index, equal to the Consumer price index of the December of the second calendar year of the Lease term to the December of the first calendar year of the Lease term;

I4 — index, equal to the Consumer price index of the December of the third calendar year of the Lease term to the December of the second calendar year of the Lease term;

I5 — index, equal to the Consumer price index of the December of the fourth calendar year of the Lease term to the December of the third calendar year of the Lease term;

I6 — index, equal to the Consumer price index of the December of the fifth calendar year of the Lease term to the December of the fourth calendar year of the Lease term;

I7 — index, equal to the Consumer price index of the December of the sixth calendar year of the Lease term to the December of the fifth calendar year of the Lease term;

I8 — index, equal to the Consumer price index of the December of the seventh calendar year of the Lease term to the December of the sixth calendar year of the Lease term;

I9 — index, equal to the Consumer price index of the December of the eighth calendar year of the Lease term to the December of the seventh calendar year of the Lease term;

I10 — index, equal to the Consumer price index of the December of the second ninth year of the Lease term to the December of the eighth calendar year of the Lease term;

Lessor:	Lessee:

Name: Position: SS	Name: Position: SS

Schedule 5    List of Maintenance Services

1.    List of Utility Services

1.1.	Electric power

1.2.	Heat power

1.3.	Hot water

1.4.	Cold water and sewerage.

1.5.	Water pipe.

Utility Services should comply with the requirements stipulated by paragraphs 9.2, 11 and 16 Schedule 10 hereto.

2.    List of Maintenance Services

2.1.	Operating and servicing of engineering systems within the responsibility of the Lessor:

2.1.1.	Power supply system

2.1.2.	Lighting system, including emergency and evacuation ones

2.1.3.	Hot and cold water supply system

2.1.4.	Sewerage system

2.1.5.	Heating system;

2.1.6.	Ventilation system and air conditioning;

2.1.7.	Structured cable system;

2.1.8.	Elevators servicing;

2.1.9.	Fire-fighting systems of the building (fire alarm, sprinkler system of fire-extinguishing, alarm system, smoke removal system);

2.1.10.	Security alarm and access control system;

2.1.11.	Signaling system and radio-transmitting;

2.1.12.	Video monitoring system;

2.1.13.	TV collective acceptance system;

2.1.14.	Dispatcher systems;

To the operating and servicing of engineering systems the following measures are included:

System and equipment operation according to the requirements of the equipment producer and SNIP requirements;

Conduction of works within service regulations worked out by the operating department on the basis of the plants-manufacturer’s documents for the respective equipment according to the normative requirements;

Control examination of all installed equipment and systems according to the regulations;

Conduction of operating journals on the status of operating parameters;

Control over signals on defects;

Operating reaction to the signals on defects in the equipment under normative terms of the conduction of the works approved by the plants-manufacturers of the equipment, contracts with sub-contractors, as well as maintenance department regulations;

Control over the quality and terms of conduction of the works in case of attracting of contractor organizations/

2.2.	Document management

2.2.1.	Exercising of documents under the equipment and systems parameters;

2.2.2.	Introduction of necessary changes to the executor documents of the object in the process of operating the building;

2.2.3.	working out of the actions plan in the emergency situations, as well as working out of the regulations of technical servicing of the equipment and other documents related to the building operation;

2.2.4.	interaction with the state authorities and city municipal services — solving of current matters arising in the process of operating the building, as well as management of the contracts and interaction with the city technical and utility services regarding the building operation;

2.2.5.	taking measurements of meters regarding each lessee;

2.2.6.	Work with contractor organizations.

2.3.	Cleaning of the premises and adjourning territory

2.3.1.	Inner cleaning:

2.3.1.1.	daily cleaning of public zones of the building, including floors, staircases and elevator cabins — twice a day;

2.3.1.2.	regular cleaning of the lighting devices, ventilation bars, upon getting dirty;

2.3.1.3	regular cleaning of technical premises, from once per week to once a month depending on the purpose of the premise;

2.3.2.	Outside cleaning:

2.3.2.1.	daily cleaning of the territory in summer;

2.3.2.2.	daily cleaning of the territory in winter;

2.3.2.3.	daily cleaning and removal of snow;

2.3.2.4.	daily removal of waste from the territory;

2.3.2.5.	daily cleaning of the parking;

2.3.2.6.	Daily cleaning of the roof;

2.3.2.7.	Removal of icing and icicles from the roof, when they appear

2.3.3.	Washing of outer glass of the whole complex and inner glass in public places twice a year.

2.4.	Arranging of the territory

2.4.1.	Organization of the outside planting (with seasonal change of plants)/

2.5.	Monthly measures on disinfections, desinsection and deratization

2.6.	Round the clock security service:

2.6.1.	physical protection of the building and adjourning territory;

2.6.2.	round the clock dispatcher service;

2.6.3.	servicing of the building security and access control systems; security alarm and video monitoring of the building and adjourning territory

2.7.	Reception service organization

The main duties of the reception service are: accepting visitors, issueing of guest cards

Reception service working hours: from Monday to Friday, excluding weekends and holidays from 8 a.m. till 8 p.m.

2.8.	Other services

2.8.1.	Coordination of car entrance and exit of the Lessees;

2.8.2.	Consideration of the Lessees’ technical projects, check for the compliance of the projects to the requirements of the building and maintenance systems;

Lessor:	Lessee:

Name: Position: SS	Name: Position: SS

Schedule 6

Transfer Act

The present Transfer Act to Lease agreement # [•] dated [•][•] 20[•] concluded in Moscow, Russian Federation (hereinafter referred to as the ‘‘Lease agreement’’) between:

(1)    Limited Liability Company ‘‘Promyshlenno-finansovaya kompania’’ (hereinafter the ‘‘Lessor’’), a legal entity organized and existing under the laws of the Russian Federation, state registration certificate No. [•] issued on [•][•] 20[•] by the Ministry on taxes and levies of the Russian Federation, located at [•][•], Moscow, represented by [•] acting on the basis of [•], on the one hand,

and

(2)    Moscow Representative Office of CTC Media, Inc., (hereinafter the ‘‘Lessee’’), Certificate of registration in the Unified State Register [•] dated [•][•] 20[•], located at [•], Moscow, represented by [•] acting on the basis of [•], on the other hand, hereinafter jointly referred to as the ‘‘Parties’’ and separately referred to as the ‘‘Party’’.

1.    Pursuant to the Lease agreement concluded between the Lessor and the Lessee, by the present Act the Lessor shall transfer and the Lessee shall accept to the temporary possession and use the Premises consisting of the rooms listed in the table below:

Floor	Premise No.	Room No.	Purpose of premises (rooms)	Area, sq.m.
[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]

Of the area [•] ([•]) sq.m. situated on the floors from 14 to 26 inclusively of the Building at the address: [•],[•], Moscow.

2.    The Premises condition description is attached to the present Transfer act.

3.    The Premises are transferred and accepted with all necessary accessories and documents and the Lessee has no claims to the Lessor with their regard excluding the Defects mentioned in the Act of Access signed by the Parties on [•][•] 20[•] pursuant to the Preliminary contract on concluding Agreements entered into by the Parties on [•][•] 20[•];

Lessor:	Lessee:

Name: Position: SS	Name: Position: SS

Schedule 7

Act on Termination of the Lessee’s Works

City of Moscow	[•][•], 20[•]

By signing the present Act [•] (‘‘Lessor’’), on the one hand, and [•] (‘‘Lessee’’), on the other hand, in execution of the Lease agreement # [•] dated [•][•] 20[•] (hereinafter r- ‘‘Lease agreement’’) have made the present Act confirming the following:

1.        The Lessee’s Works presented by the Lessee in the Premises determined in the Lease agreement executed by the Lessee within the period from [•][•] 20[•] to [•][•] 20[•] are fulfilled.

2.        Building constructions and engineering systems are witnessed, tested and are in working condition.

3.        One set of executor documents is transferred to the Lessor. The list of Inseparable Improvements exercised by the Lessee in the Premises will be composed and signed by the Parties not later than in 20 calendar days upon executing of the present Act.

4.        The Lessee shall be entitled to start using the Premises in accordance with the Authorized Use (as determined in the Lease agreement).

Signatures of the Parties

Lessor:	Lessee:

Name: Position: SS	Name: Position: SS

Schedule 8

Act on Return of Premises

Execution date: [•]
Place of act execution and return of the Premises: Russian Federation,
City of Moscow,

By signing the present Act [•] (‘‘Lessor’’), on the one hand, and [•] (‘‘Lessee’’), on the other hand, confirm the transfer by the Lessee to the Lessor and acceptance by the Lessor of the Premises stipulated in paragraph 1.1. and Schedule to Lease agreement of the Premises # [•] dated [•][•] 20[•] (hereinafter r- ‘‘Contract’’).

The transfer of the Premises by the Lessee to the Lessor is in full compliance with the Contract’s terms.

Obligations of the Parties on return of the Premises are executed in full. There are no claims as the Premises condition.

The Act is executed in two counterparts: 1st copy — to the Lessor, 2nd copy — to the Lessee.

Lessor:	Lessee:

Name: Position: SS	Name: Position: SS

Schedule 9

Rules for Conduction of the Lessee’s Works

Should the Lessee take the decision on replanning, the finishing of the leased Premises, putting of engineering networks and communications, equipment assembly, the latter shall be obliged to:

1.    Work out the Working Project and present it for approval to the Lessor (drawings and specifications should be done by a qualified specialist with a license granting the right to make projects in the RF and in the City of Moscow and comply with SNIP, GOST and normative acts of the RF and the City of Moscow) according to the following requirements;

1)	Floor plan is done on a scale M-100;

2)	Architectural scheme of the leased Premises with location of partitions, windows and doors and specifying of the applied finishing materials (all materials should have quality certificates);

3)	Constructive scheme regarding the partitions;

4)	Lessee’s works volumes (estimate);

5)	Technological drawing with allocation of all technological and office equipment;

6)	Engineering systems drawing: ventilation, conditioning, heating, water supply, sewerage, electro-technical part in full.

7)	Details description, including:

–	sections with clear explanation of all assumed construction methods and materials;

–	estimate of the premises finishing specifying the applied finishing materials (all materials should have quality certificates);

–	table of doors.

8)	Design project

–	visual information signs placement, their details and sizes:

–	colours and materials for manufacturing those signs.

9)	Ceiling plan, including:

–	hanging ceiling carcass;

–	lighting devices — location;

–	ventilation bars — location;

–	other details fixed on the ceiling or passing there through;

–	ceiling system and decoration type;

–	location of the access panel to the ventilation installments of the Building;

10)	Sanitary equipment plan executed by the Lessee:

–	Location of water supply pipelines;

–	location of gangways;

–	location of toilet bowls, basins, fat collectors, etc.;

–	location of sprinkler pipelines and heads.

11)	Mechanical part locations, including:

–	location, type and sizes of conditioners using condensate water or ventilators, if such are required;

–	location of ventilation boxes;

–	equipment specifications;

–	heat supply, ventilation and conditioning loading calculation;

12)	Electric wiring plan indicating the following:

–	electric wiring scheme;

–	wire sections and the breaker;

–	location of electric and telephone socket connectors;

–	lighting, including emergency one.

2.    Agree the worked-out Working Project and Plan-Schedule of conduction of works with the following organizations:

–	Project organization;

–	UGPS of the city of Moscow;

–	SES;

–	Lessor;

–	other organizations according to the requirements of the effective legislation.

3.    Prior to beginning of the decoration-construction, repair, assembly and other Works of the Lessee, the latter shall be obliged to fulfill the following requirements:

–	Insurance of all types of construction works conducted by the Lessee’s Contractor and submitting of the insurance policies to the Lessor;

–	Agreeing with the Lessor of the access (the list with surnames of the Contractor’s employees) and the time of construction works conduction.

4.    When conducting the decoration-construction, repair, assembly and other Works of the Lessee, the latter shall be obliged to fulfill the following requirements:

–	conduct Works on re-planning, decoration of the leased Premises, putting of additional engineering networks and communications only on the basis of the drawing agreed upon with the Lessor. The Lessee shall be responsible for notifying the Contractor on changes in Works resulting from the Lessor’s remarks. It is prohibited to break without Authorization the entirety of the roof membrane and assemble antennas and their accessories on the roof and facades.

–	obtain permission of GPS for conduction of welding and any other fire-dangerous works;

–	Obtain permissions from the Lessor to get connected to power and water supply

5.    Upon finishing of the decoration-construction, repair, assembly and other Works to deliver the object to the acceptance commission.

Lessor:	Lessee:

Name: Position: SS	Name: Position: SS

Schedule 10

Requirements to the Building and Premises on the Building Start-up Date

1.	Location

‘‘Profico’’ office business center is located at the following address: in front of vladenie 1-3, ul. Krylatskie Kholmy, at the nearest distance to underground stations ‘‘Molodezhanya’’ and ‘‘Krylatskoe’’.

The construction site has a triangular shape and stretches out from north-east to south-west. In south-est it is limited by s aside slop leading to Krylatskaya uliza. The north border and boundary line adjoins a specially guarded natural territory. From the western side the construction site is limited by uliza Krylatskie Kholmy.

Depending on the traffic density, approach to the two main city street-roads from ‘‘Profico’’ business center takes: to Rublevskoe shosse — 2-5 minutes, to Krasnopresnensky prospect (under construction) 10-20 minutes, to Moscow ring-road (МКАД) 15 minutes.

2.	Architecture solutions

The outside of the Building combines the elements of modern architecture and modern design solutions in the shape of a rectangular. The Building is located on the land plot of 0.67 hectare.

The number of the Building floors corresponds to the number of floors as it is determined in the Building construction project, and according thereto the permission to construction was given and is valid as of the date of execution hereof.

In the Building socle floors (-2,-3,-4,-5) a 4-level underground parking for 400 vehicles is situated. Beside the Building a ground level guest parking for 35 vehicles is stipulated.

On floor — 1 there will be a dining-room, a café, a car washer and technical rooms. On the first floor a conference hall and a bank branch will be placed.

3.	Design and structure of the Building

The Building was erected as a monolith reinforced concrete frame with an attached module facade. On the roof of the Building there is a platform for baskets reserved for people’s evacuation.

3.1.    Main structural parameters of the Building

Construction material	monolith reinforced concrete
Column net spacing	8100x8100 m, except axes E-D*4050*8100
Floor height	2-24 floors — 3.9 m, 24-25 floors — 7.8 m, floor 26 — 6.3 m
Building total area	About 50,000 square meters
Office space total area	About 30,000 square meters (29,723.80)
Hall	General height 7.8 m, two lights
Floor length	From window to core from 8.1 m to 12.3 m, the core of the Building has a rectangular shape of the size 25 m*11 m
Maximum permissible load	450 kg per 1 square meter
Intermediate floors

4.	Outside finishing and dressing of the Building

In the outside finishing and dressing of the Building mostly panorama glazing is used, which provided an optimal use of the sun light. The module façade technology is developed by SCHUCO (Germany).

4.3.    Elements of the façade dressing

4.4

Transparent glazing elements	One chamber tinted glass package and StopRay Safir energy saving glass of ‘‘Giaverbel’’ (Belgium).
Non-transparent glazing elements	Glass package, outside hardened glass, inside glass-stemalit
Non-transparent façade modules	Composite plates
Socle floor façade	Natural stone — granite

5.    General areas

5.1.    Inside finishing of the rooms

The Building is offered for rent with general areas of quality finishing, office premises are offered for rent without any inside finishing.

Hall of the first floor	High quality design, natural stone flooring. Walls are finished with natural stone or other modern materials
Flooring of elevator halls	Natural stone — granite
Flooring of staircases	Granite ceramics tiles
Walls of elevator halls	Walls of elevator halls are lined exclusively with natural stone — granite or marble
Walls of staircases and technical premises	Plaster and high quality dispersion paints
Hall	General height 7.8 m, two lights
Ceilings	In all premises and area of public use hanging ceilings are mounted according to the Armstrong type standards. Behind them the main engineering communications are placed.

6.	Roof

The roof is operational, inversable with hydro-isolation cover, above which the warming layer is laid out, extrusion polystyrene, geotextile, crushed stone, plates.

7.	Elevators

13 elevators are to be installed in the Building to provide a convenient and comfortable transportation to all Building floors. Finishing of all elevator cabins was executed in ‘‘lux option’’.

l. Schindler ID(PLl-PL8)	8 ps for 26 stops, loading lifting capacity 1,350 kg
2. Schindler ID (PL9)	1 ps for 28 stops, loading lifting capacity 1,000 kg
3. Schindler ID (L1O, L11)	2 ps for 6 stops (for fire brigade transportation), loading lifting capacity 1,000 kg
4. Thyssen (L I2)	1 ps for 3 stops, loading lifting capacity 630 kg
5. Monitor (L13)	1 ps for 2 stops, loading lifting capacity 100 kg

8.    Main engineering systems of the Building

Ventilation	Forced and exhaust ventilation, smoke removal system. The Building ventilation system provides inflow of 60 m3 air per a person per hour (calculated 10 m2 per person).
Conditioning	DAIKIN (Japan) central conditioning with independent regulation of climate in each room.
Heating	Central heating from the main city nets.
Main power supply	Input with double reservation from the Mosenergo city nets with independent transformer substation.
Reserve power supply	Two FG Wilson diesel generators for constant keeping in the operating conditions of the main maintenance and safety systems in the Building.
Water supply	From Mosvodokanal city nets.
Safety of the Building	Integrated systems of fire alarming, warning and evacuation, security systems and video control.
Access control	Modern systems of access control and regulation based on non-contact plastic cards.

9.    HVC (Heating, ventilation and air conditioning)

9.1.	Ventilation, air conditioning, cold supply

Ambient air temperature in the rooms with air conditioning is 20-22ºC. Acustic noise level in these rooms does not exceed 36 dB.

Autonomous conditioning systems with 50% reserve capacity are installed to keep constant temperature round the year in server and commutation rooms.

Cold consumption for inflow installations

Q x inflow = 840 kilowatt

Heat amount to be assimilated by inflow air

Q = 236000 x 0.288 x 6 x 1.16 = 473000Bt = 473kilowatt

Cold consumption for cooling machines

ΣQ = 2280 + 30 + 13 + 27 + 840 - 470 = 2720 x 1.1 = 3000 kilowatt

To provide rated meteorological conditions and air purity in the rooms according to GOST (State standard) 12.1.005-88 standards, inflow-exhaust ventilation with mechanical impulse is stipulated in all rooms of the complex.

Air exchange and its regulation for different groups of rooms are as follows:

Parking — due to the terms of dissolving of noxious substances to the permissible concentration in the air of operating zones. Inflow air is pumped into the upper room zone along the driving way and exhaust air is pumped out in equal parts from the upper and lower zones.

Ramps — due to the terms of dissolving of noxious substances to the permissible concentration;

Offices — due to the term of supplying of the minimum consumption of outside air, 60 m/hour per person.

The amount of inflow and exhaust systems is determined by the functional purpose of the rooms to be services and by the space design solutions.

Ventilation and conditioning systems equipment producers

Equipment	Potential producer
Cooling machines	DAIKIN
Main inflow-exhaust installations	AIRSETTROGES
Additional inflow-exhaust installations	SYSTEMAIR
Exhaust ventilators	SYSTEMAIR, TROGES
Diffusers	IMP KLIMAT
Air regulating valves	IMP KLIMAT
Pumps	WILD, GRUNDFOSS
Regulating-closing valves	DANFOSS
Thermo-isolation	THERMAFLEX, WIRED MAT

9.2.    Heating and heating supply systems

For the higher sections of the Building two independent heating systems were designed. System # 1 services office premises in floors 1-13, system # 2 services office premises in floors 14-26. Systems # 1 and # 2 are double piped with horizontal blind lines on every floor. The vertical standpipes are laid in the communication shaft. The floor horizontal pipelines are laid in the flooring construction.

For dining rooms, the restaurant, shopping zones, the bank and car washer independent horizontal double-piped heating systems were designed. Heating system # 3 services dining-rooms and their premises (-1 floor), heating system # 4 services the restaurant (1 floor), heating system # 5 services shopping zones (1 floor), heating system # 6 services the bank, heating system # 7 services car washer chambers.

The main horizontal pipelines of the systems ## 3-6 are laid in the flooring construction of the premises to be serviced. In the car washer chambers the main pipelines are laid at the flooring. All heating systems have separate independent heat control records.

During business hours air heating is designed in the parkings. The air heating is combined with inflow ventilation. Air heating units operate in the car washer chambers under decrease of the inside air temperature during idle hours.

Accepted temperature of the inside heated air:

For parking — 5ºC
For car washer — 18ºC
For office premises — 20ºC
For technical premises — 12ºC
For café premises — depending on their purposes.

The heating system keeps the air temperature at about 10-12ºC during idle hours in the office premises, the air temperature goes up to 20ºC to the beginning of the business day. The heating system keeps air temperature at 20ºC round the clock 7 days a week, 365 days a year in the rented or leased premises. Vertical standpipes of the heating system and pipelines of the heat supply system in the inflow units are made of steel water-gas-pipes according to GOST 3262-75, pipe diameter up to 57 mm, and of steel electro-welded pipes according to GOST 10704-91, pipe diameter above 57 mm.

The main horizontal pipelines on the floors to be laid in the flooring construction are maid of metal-layer pipes.

Kermi radiators with lower connection are accepted as heating units. Smooth pipe registers are installed in the car washer.

To provide heat comfort in the premises and to endure heat saving, the heating units are equipped with separate independent thermo-regulators of the leading European companies and isolated with pipe isolation material.

Main pipelines, vertical standpipes of the heating system and heat supply pipelines are isolated with pipe isolation material.

The air from the heating system is removed through air valves installed in the upper plug of the heating unit and through automatic air outlet ports.

The air removal from the heat supply system is carried out through air collectors and automatic air outlet ports.

Some branch pipelines of the heating system and the heat supply system are provided with closing-regulating (balancing) valves with connections for measuring device.

Drainage lines were designed for draining the heating system, that go to into the IHP (IТП) drainage pit. Installation of drainage valves with hose composition is stipulated in the heat supply system. Closing-regulating valves of the leading producers are used for both systems.

Installation of water-air heat screens is planned at the entrances into garage-parking and the Building.

The complete net of the pipelines with connections to the heating units, necessary closing-regulating valves and heating units will be presented at the disposal of a lessee.

Central heating system is a horizontal two-pipe system with pumped circulation and passing movement of the heat carrier. The heating system is connected to the outside heating nets through plate heat exchangers according to the independent connection scheme. Heat carrier parameters in the heating system — 95-70.

Preparation of the heat carrier is executed in the individual heat point (IHP) located in the technical zone on floor — 1. The heat control unit is installed in the heat point.

Separate branch pipelines are stipulated for perimeter heating of each group of premises divided according to their functional purposes.

Each branch pipeline will have closing-regulating valves and a discharge outlet valve.

Heating system equipment

Equipment	Potential producers
Convectors	Kermi
Under-flooring convectors	Kermi
Closing-regulating valves and accessories	Danfoss, Oventrop

10.	Fire-fighting system

fire preventing treatment of the ventilation and heating systems is stipulated according to SNIP (СНIП—set of norms and rules (translator’s note)) 2.04.05-91*, SNIP 21-02-99, MGSN (МГСН) 5.01.54, MGSN4.04-94.

The principle solutions and calculations were made by the specialists of FGU VNIIPO of the Ministry for extraordinary situations of Russia (ФГУ ВНIIПО МЧС РоссII).

Antismoke ventilation was designed for people’s evacuation from the Building premises at the first stage of fire.

The smoke removal is stipulated from:

–    parking
–    isolated ramps space
–    main entrance hall
–    corridors of floors — 1 and 1 without natural lighting
–    dining hall, without natural lighting
–    corridors of the office sections of the Building (floors 2-26)

A separate smoke removal system is stipulated for each fire section.

Gases and smoke removal after fire from the premises protected by gas fire fighting units is also stipulated. Fire setback valves with refractoriness limit of not less than 0.5 hours are installed in the crossing points of air ducts and premises railing.

Inflow antismoke ventilation is stipulated. Outside air supply is designed:

–    to air locks separating parking from technical premises not belonging to the parking;
–    to elevator shafts;
–    to air locks in front of elevators in the basement floors;
–    to smoke-proof staircases;
–    to ari screens above fire gates of the 1st type at the entrance to the parking (according to .2.26 of        MGSN 5.01-01.

Ventilators of the leading producers are installed in the smoke removal systems. Their working capacity under temperature of 600ºC is not less than 1 hour and under the temperature of 400ºC is not less than 2 hours. Smoke exhaust into the atmosphere is stipulated for 2 m from the roof or from the ground.

Air ducts of the smoke removal system in the parking and ramps are made of sheet steel, thickness 1.2 mm, by welding, with fire protection coating that ensures refractoriness limit of EI 60 (1 hour) within the parking space and EI 150 (2.5 hours) in the Building constructions beyond the service floor. The smoke removal shafts servicing the corridors are made of building constructions that ensure refractoriness limit of EI 45 (0.75 hour) within the fire section and EП 50 (2.5 hours) beyond the fire section. Air ducts of the smoke removal system in the dining hall have refractoriness limit of EI 60 (1 hour). Air ducts of the systems removing gas after the fire have refractoriness limit of EI 15 (0.25 hour). Air ducts of the inflow antismoke ventilation are made of zinc coated steel, grade ‘‘П’’, with fire protection coating that ensures refractoriness limit of EI 30 (0.5 hour).

KDM-2 smoke valves installed in the smoke protection systems have refractoriness limit of EI 60 (1 hour).

Smoke ventilation system starting occurs automatically, by remote control and by pushing buttons manually on the evacuation path.

Automatic switch off of inflow and exhaust systems is also stipulated, if the fire comes up.

All ventilation equipment is grounded.

Electrically driven fire setback valves with rated refractoriness limit are installed in the crossing points of air ducts and fire protection blocks.

Each fire section has independent inflow and exhaust ventilation systems.

Space for ventilation equipment is located according to para. 4.102 of SNIP 2.04.05-91.

The gaps where air ducts and pipelines go through floors and partitions are closed by fire-proof materials.

11.    Power supply system

Power supply to fire0fighting systems, security systems and elevators is provided in category I. The Building maintenance systems belong to a special electroreceiver group of category I.

The system of steady power supply (3rd independent power supply source) on the basis of 2 diesel generators is anticipated in the Building.

The load of the first category consumers is 799kWA.

To the Building maintenance systems belong:

Electrical motors of the pumps for fire fighting;

Water pipelines in the Building;

Equipment for the systems of automatic fire extinguishing in the Building;

Elevators equipment;

Electro-equipment for smoke ventilation;

Equipment for fire alarm warning;

Equipment for the Building safety systems;

Equipment for dispatching systems;

Emergency lighting of the Building;

Fire setback valves;

Bank equipment;

Smoke removal valves.

Video access control sources of continuous feeding are installed for steady reliable power supply to such equipment as automatic fire alarm warning and signaling.

Power supply to the complex of other electro-receivers in the Building will be provided on category II.

11.1.    Main distributing switchboards of the Building

four main distributing switchboards are stipulated in the Building. Automatic devices for reserve switch on are stipulated too ensure reliable power supply of the first category.

11.2.    Energy metering

Metering boxes are stipulated in the premises of MDS (main distributing switchboards), where energy meters are installed. Electronic counters of active and reactive energy with digital outputs are installed on the inputs of MDS.

Separate energy metering is stipulated for all water distributing units.

11.3.    Protective grounding and zero-wire

TN-C-S grounding system is designed in the Building.

The main grounding bars (MGB) must be installed for each MDS. MGBVs must be installed separately in the switchboard areas and connected to each other by the conductors of the potential equalizing system. The conductor cross-section must be equal to the smaller bar cross-section from the two paired bars (Technical instructions # 6/2004 of ‘‘ROSELECTROMONTAZH’’ («РОСЭЛЕКТРОМОНТАЖ»).

11.4.    Information grounding

Functional grounding for the equipment of information technologies is planned.

11.5.    Lighting

There are the following kinds of lighting in the Building: ordinary working lighting and extraordinary lighting consisting of emergency lighting and evacuation lighting. Maintenance lighting through transformer feeder sockets of 220/36 V is stipulated in switchboards, ventilation chambers and pump houses.

For emergency lighting lams with built-in batteries (autonomous time — 1 hour) are used.

The control of lighting in the public zones is centralized and being executed from the dispatcher post. The lighting control for technical and office premises is local through switches. The feeding of emergency lighting is independent of ordinary working lighting and carried out from different sections of the main distributing switchboard.

The calculation of the required capacity for lighting switchboards is exercised taking into account ensuring of the following illumination levels in the premises:

The following minimal levels of illumination intensity are stipulated:

Offices and conference halls 500 lux on the working surface (0.8 m from the floor)

Information and computation units 500 lux on the working surface

Corridors in the office section 200 lux on the floor

Technical premises with mechanical equipment 200 lux on the floor

Switchboards 300 lux on the floor

Service corridors 150 lux on the floor

Tilets 150-250 lux on the floor

Cloak-rooms 150 lux on the floor

In the office (administrative) premises it is supposed to use luminescent lamps (600x600) with a mirror screening grid of category 2, fixed into the hanging ceiling.

In the floor corridors the lighting is provided with fixed luminescent compact lamps 2x18 Watt.

Lamps for technical and storage premises, service corridors and other services sections are supposed to be of ceiling type with prismatic or opalescent diffuser. Linear luminescent lamps and glow lamps can be used.

Illumination in the remaining premises corresponds to standards СП 31-110-2003 and MGSN 2.06-99.

Power for outside lighting of the Building is stipulated in the Project.

11.6.    Equipment producers

Equipment	Potential producers
Distribution switchboards	Schneider Electric
Switching equipment	Schneider Electric
Lighting device	Sonlux (Germany)
UPS	Schneider Electric
Cable conduits	VVGng LS (ВВГнг LS)

Redesign of this section is possible to transfer some of the energy consumers (floors) into category I with installation of the 5th main distributing switchboard in case of receiving of the Technical task (T3) from the Lessee and financing of certain project, construction-erection works.

12.    Security technical system

Complex technical system of security is used in the Building. It consists of guard signaling system (COC = GSS) and video access control system (СКУД = VACS) combined in the joint-program-instrument complex.

GSS is designed to detect a break through into the premises of the object or an attempt thereof and transfer of the warring signal to the round the clock guard post with further translation to the centralized control panel.

Video system is designed to control the situation on the object and along the perimeter thereof and to keep the coming information on the digital record unit.

VACS allows controlling the moving of employees and visitors through the guarded territory and to restrict the access to the premises of higher security.

The following is installed at the guard room: guard panel, VACS computer, equipment for video control and record, telephone.

At the reception desk the following is installed: GSS emergency button, warming system microphone panel, telephone.

12.1.    Main principles of protection of the Building from the unauthorized access:

•	during daytime the unauthorized access into the Building is permitted till tourniquets on the first floor;

•	for a single access to lessees’ premises a visitor can get a guest card upon request of the inviting party;

•	access into office and service premises is impossible;

•	during the night the unauthorized access into the Building is impossible;

•	all access paths into the Building are controlled with video cameras.

12.2.    Guard signaling system

•	Guard signaling system consists of the following elements:

•	Detections means;

•	Warning buttons;

•	Guard signaling panel with control unit.

The following is equipped with the guard signaling system:

•	Entrances into the Building;

•	The Building first floor perimeter;

•	Exits to the roof;

•	Technical premises;

•	Entrance doors of the office premises from the elevator halls are equipped with the video access control system.

Doors to the fire non-operated staircases and from the staircases outside are provided with ‘‘anti-panic’’ locks ensuring free exit of the staff outside in any emergency situation.

Alarm warning buttons are installed into reception desk and in the guard desks.

Server room is a space of higher security and protected by a magnetocontact indicator.

Guard indicators are combines to the guard panel integrated with other engineering systems through the interface line.

The main guard signaling panel is located in the guard room and connected to the system of the guard video control in such a way that the picture from the nearest video camera goes to a monitor in the guard room simultaneously through indicator impulse.

12.3.    Video access control system

The following is equipped with the video access control system:

•	Elevator hall and the first floor (either control system or access managing system is installed);

•	Server room;

•	Dispatcher room;

•	Guard room;

•	Main premises with technological units and equipment for the Building maintenance (main distributing switchboards, transformer substation, UPS room, diesel generator, pump houses ventilation chambers, central heating desk, etc.).

One-level VACS is designed in the Building, identification is exercised upon one feature — electronic key-card.

Car entrances into the Building are equipped with lifting gates or barriers and contactless card readers.

Both entrance and exit is controlled in the elevators.

12.4.    Guard television system

The following is equipped with the guard television system:

•	Perimeter of the Building;

•	Entrances into the Building;

•	Car entrances into the Building;

•	Elevator halls;

Guard television system ensures round the clock control over key desks and recording of video information to magnetic carriers from all video cameras. If necessary, any camera can be shown to the guard monitor without recording breaking. Control monitors and recording units are located in the guard room. The cameras of main entrances into the Building are shown in the guard monitors for permanent control.

13.    Communication system

The Building is provided with the modern telecommunication facilities. The main feeder consists of two independent opto-fiber cables. Telecommunication services in the Building are provided by three operators.

13.1.    Structured cable system

Laying out of the structured cable system (СКС = SCS) is planned for providing the whole complex with the general telecommunication system including telephone communication, data transfer system (local computer net, connection to Internet). User net is executed as SCS.

Central communication room is set for installation of active and passive equipment.

13.3.    Access to Internet

Structural cable system of the Building is used for distribution of access to Internet. Active equipment of the commutation center is installed in the central commutation room.

13.4.    Telephone communication system

Telephone communication system includes the following elements:

•	Local telephones;

•	City telephones;

•	Short-distance and long-distance telephone communication.

14.    Air TV receiving system

MW and DMW (МВ I ДМВ) antennas are installed to provide receiving of air TV programs.

15.    Automatization and dispatcher system of the Building

Automatization and dispatcher system of the Building is based on the programmed logic controllers. Operation of the Building engineering systems and regulation of the technological processes is managed by means of controllers.

The system ensures control, regulation, management, blocking and protection from emergency regimes of the following technical equipment in the Building:

•	Heat supply system;

•	Cold supply system;

•	Inflow-exhaust ventilation and air conditioning;

•	Power supply and lighting;

•	Water supply.

Automatic systems operate independently, in case one of them breaks down.

16.    Water supply and sewerage lines

16.5.    Industrial and drinking water supply

Water supply source is the city water pipeline. There is a separate system of industrial and drinking water pipeline and that of fire-fighting water pipeline. Branch pipelines to automatic fire fighting are stipulated from the water pipeline inlet to the water gage unit.

16.6.    Waste sewerage line

Standpipes and main pipelines for waste water drainage from the planned sanitary zones for lessees are installed in the Building. Sanitary blocks and allocation of sanitary equipment therein ensures connection of sewerage line over the floor.

The net is a self-flowing system with outlets for the connection to the outside nets.

16.7.    Rain sewerage line

To the system of rain sewerage line belong:

•	Rain and thawed waters from the roof through heated drain cone-shaped pipe heads;

•	Drainage waters from ventilation chambers and pump-houses with installation of drainage pumps in the pit-wells.

16.8.    Drainage sewerage line in the parking

The system is designed for collection and drainage of water from the floor of the 4-level underground parking by switching on of the automatic fire fighting system.

Lessor:	Lessee:

[Signed] Name: Rasskazov Nikolay Nikolayevitch Position: General Director SS [Stamp]	[Signed] Name: Gikalo Stanislav Aleksandrovitch Position: Head of Representative Office SS [Stamp]

Schedule No. 8

COMPOSITION OF THE WORKING PROJECT

... in accordance with the requirements of the Resolution of the major # 378-PM dated April 11, 2000, Regulations on the unified procedure of pre-project and project preparation of the construction in the city of Moscow, SNIP 11-01-95, MPP-3.2.06.03-99 approved by the Decree of the major of the city of Moscow # 294-PM dated 05.04.00 (in the 3rd edition), including:

1.	Task for making project of initial materials for the project.

2.	General explanatory note.

3.	Architecture and construction solutions.

Explanatory note.

Main drawings (in variants):

–	floor plans of non-repeated floors M 1:100 (M 1:50, M 1:200);

–	facades and sections M 1:100;

–	constructive schemes (units-for non-traditional constructive solutions);

–	main drawings of frameworks (as a part of the approved working documents).

4.    Working documents on engineering equipments and systems.

4.1.	Cold water supply and air conditioning;

4.2.	Ventilation;

4.3.	Anti-smoke inflow ventilation;

4.4.	Smoke removal;

4.5.	Heat supply;

4.6.	Heating;

4.7.	Water-pipeline and sewerage;

4.8.	Automatic sprinkler installations of water fire-extinguishing;

4.9.	Fire-fighting water pipeline;

4.10.	Electric power equipment;

4.11.	Electric lighting;

4.12.	Dispatching and engineering systems management (to the extent of Technical task);

4.13.	Automatic installing of foam extinguishing (Automatic system of gas fire extinguishing in accordance with a separate technical task);

4.14.	Signaling system and system of notifying of people upon fire;

4.15.	Automatic installing of fire alarm and automatics of fire-fighting measures;

4.16.	TV monitoring system;

4.17.	Telephone communication net and local computer net;

4.18.	City radio-transmission communication net;

4.19.	Broadcasting TV;

4.20.	Lower-voltage sewerage;

5.    Technological solutions.

5.1.	Explanatory note.

5.2.	Floor plans with locations and specifications of technological equipment.

6.    Organization of the construction (Works Conduction Project).

7.    Joint estimated calculation of the construction cost.

Paragraphs 2-7 shall be worked out and delivered to the Lessor to the extent as it is stipulated in Appendix 13 to # 378-PM dated April 11, 2000.

Lessor:	Lessee:

[Signed]	[Signed]
Name: Rasskazov Nikolay Nikolayevitch Position: General Director SS [Stamp]	Name: Gikalo Stanislav Aleksandrovitch Position: Head of Representative Office SS [Stamp]

[Signed] [Stamp]
[Signed] [Stamp]

[Signed] 10.11.06

[Signed]

[Signed]

[Signed]